As filed with the U.S. Securities and Exchange Commission on August 26, 2011
Registration No. 333-_______________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	3663	20-485758
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

49 Discovery, Suite 260
Irvine, California 92618
888-600-1044
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David M. Morse, Chief Executive Officer
49 Discovery, Suite 260
Irvine, California 92618
888-600-1044
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neal H. Brockmeyer Christopher J. Husa Locke Lord Bissell & Liddell llp 300 South Grand Avenue, 26th Floor Los Angeles, California 90071 Tel: 213-687-6774 Fax: 213-341-6774	Jonathan R. Zimmerman Matthew R. Kuhn Faegre & Benson LLP 2200 Wells Fargo Center Minneapolis, Minnesota 55402 Tel: 612-766-7000 Fax: 612-766-1600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  5 _______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  5 _______________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  5 _______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer  5                                                                                    Accelerated filer  5

Non-accelerated filer  5                                                                                      Smaller reporting company  ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock $.001 par value	59,054,079 shares(2)	$0.90	$53,148,672	$6,170.56

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on $0.90, the average of the bid and asked prices reported on the OTC Bulletin Board on August 22, 2011.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 26, 2011

PROSPECTUS

59,054,079 Shares

LOCATION BASED TECHNOLOGIES, INC.

This prospectus covers the sale by the selling stockholders named beginning on page 37 of up to 59,054,079 shares of our common stock, $0.001 par value, which include:

50,000,000 shares of common stock; and

9,054,079 shares of common stock underlying warrants.

These shares will be offered for sale by the selling stockholders identified in this prospectus in accordance with the methods and terms described in “Plan of Distribution.”  We will not receive any of the proceeds from the sale of these shares.  However, we may receive up to $3,566,576 upon the exercise of the warrants if the holders exercise them for cash.  If some or all of the warrants are exercised, the money we receive will be used for general corporate purposes, including working capital requirements.  We will pay all the expenses incurred in connection with the offering described in this prospectus, with the exception of brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders.  Our common stock is more fully described in “Description of Securities.”

The prices at which the selling stockholders may sell the shares of common stock that are part of this offering may be market prices prevailing at the time of sale, at negotiated prices, at fixed prices or at varying prices determined at the time of sale.   See “Plan of Distribution.”

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “LBAS.”  On August 25, 2011, the last reported price was $0.79 per share.

These are speculative securities and involve a high degree of risk.  You should not invest in our common stock unless you can afford to lose your entire investment.  Please see “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense

The date of this prospectus is _______________, 2011

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY	3

RISK FACTORS	6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	15

MARKET FOR COMMON EQUITY	16

SELECTED FINANCIAL DATA	17

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	18

BUSINESS	23

MANAGEMENT	29

RELATED PARTY TRANSACTIONS	34

PRINCIPAL STOCKHOLDERS	36

SELLING STOCKHOLDERS	37

DESCRIPTION OF SECURITIES	42

PLAN OF DISTRIBUTION	44

LEGAL MATTERS	46

EXPERTS	46

WHERE YOU CAN FIND MORE INFORMATION	46

INDEX TO FINANCIAL STATEMENTS	F-1

Please read this prospectus carefully.  You should rely only on the information contained in this prospectus.  We have not, and the selling stockholders have not, authorized any other person to provide you with different information.  The information in this prospectus is accurate only as of the date on the front cover, but the information may have changed since that date.

 This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.  It does not contain all of the information that you should consider before investing in our common stock.  You should read the entire prospectus carefully, including “Risk Factors” and our consolidated financial statements and the related notes.

All references to “we,” “us,” “our,” and the “company” mean Location Based Technologies, Inc., including its  subsidiary and predecessors.

Our Company

We design, develop and sell leading-edge personal locator GPS devices and services that incorporate patented, proprietary technologies designed to enhance and enrich the way businesses and families interact globally.  We developed the PocketFinder family of products, which include small location devices that enable users to locate a person, pet, vehicle or other valuable asset.  The personal locator devices are completely wireless and users can monitor the safety and location of family members, pets, vehicles and other valuable assets using Global Positioning System (“GPS”) and General Packet Radio Service (“GPRS”).  The initial pilot run of approximately 350 PocketFinder devices was completed in March 2011 and market-ready demonstration devices were immediately made available to strategically identified sales channels and distributors.  We are also developing other types of devices and exploring applications in multiple markets.

Location Based Technologies®, PocketFinder® and PocketFinder Pets® are registered trademarks, and PocketFinder Network™, PocketFinder People™, PocketFinder Vehicle™, PocketFinder Luggage™, PocketFinder Mobile™ and VehicleFleetFinder™ are trademarks, of the company.  With respect to this prospectus, we reserve all rights to the foregoing trademarks regardless of whether they carry the “®” or “™” designation.

Recent Developments

On July 21, 2011, we entered into a purchase agreement with certain investors, the “July 2011 private placement,” for the sale of up to 50,000,000 shares of our common stock at a purchase price of $0.20 per share.  Closings for the sale of such shares took place on July 22, July 25 and July 27, 2011, at which a total of 50,000,000 shares were issued.  The estimated net proceeds from the sale of these shares, after deducting the placement agent fees and estimated expenses, were approximately $8,900,000.  The holders of the shares purchased in the July 2011 private placement are entitled to weighted-average antidilution protection, with certain exceptions, until the 12-month anniversary of the initial closing in the event of sales and issuances of securities by us at less than the purchase price under the purchase agreement.

Craig-Hallum Capital Group LLC and ThinkEquity LLC served as placement agents for the July 2011 private placement and received as compensation for their services an aggregate of $800,000 in cash and five-year warrants to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.20 per share.

Following the July 2011 private placement, $2,157,178 of our outstanding debt, including accrued interest, was converted into 10,785,891 shares of our common stock at a conversion rate of $0.20 per share.

The Offering

In connection with the July 2011 private placement as described above under “Recent Developments,” we agreed to register on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock that were issued to the investors.  We also agreed to register under the Securities Act the shares of common stock issuable on exercise of the warrants issued to the placement agents.

In addition to the shares issued to the investors and issuable to the placement agents on exercise of their warrants, we are registering other shares issuable on exercise of warrants issued by us from August 15, 2007 to January 5, 2011 pursuant to registration rights that the holders obtained in connection with the issuance of the warrants.

We are registering shares of our common stock for sale by the selling stockholders identified in “Selling Stockholders.”  The shares included in the table identifying the selling stockholders consist of:

50,000,000 shares of common stock issued to the investors in the July 2011 private placement; and

1,000,000 shares of common stock underlying warrants issued to the placement agents in the July 2011 private placement; and

8,054,079 shares of common stock underlying warrants issued to others.

On August 23, 2011, there were 189,647,890 issued and outstanding shares of our common stock.  This number does not include:

9,382,394 shares of common stock reserved for issuance upon the exercise of outstanding stock purchase warrants;

1,215,384 shares of common stock reserved for issuance upon the conversion of outstanding convertible securities; and

6,000,000 shares of common stock reserved for issuance upon the exercise of outstanding stock options granted to management, subject to meeting certain performance goals.

If all of our outstanding options and warrants are exercised, and all of our convertible securities are converted, we would have a total of 206,245,668 shares of common stock issued and outstanding.

The shares of common stock offered under this prospectus may be sold by the selling stockholders in the manner described in “Plan of Distribution.”  Information regarding the selling stockholders, the shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is set forth in “Selling Stockholders” and “Plan of Distribution.”  We will not receive any of the proceeds from those sales.  However, we may receive up to $3,566,576 upon the exercise of the warrants if the holders exercise them for cash.  The registration of common stock pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling stockholders.

Corporate Information

We were incorporated under the laws of the State of Nevada in April 2006 as Springbank Resources, Inc. (“SRI”).  SRI was formed to engage in the exploration and development of oil and gas, and by 2007 had disposed of all of its assets and satisfied its liabilities.  In October 2007, SRI acquired all of the outstanding stock of Location Based Technologies, Corp. (“Old LBT”), following which SRI merged Old LBT into itself and, in the process, SRI’s name was changed to Location Based Technologies, Inc.  Old LBT had been incorporated in September 2005 by David Morse, Joseph Scalisi and Desiree Mejia, who became our officers and directors, in order to develop the PocketFinder personal locators.

Our principal executive offices are located at 49 Discovery, Suite 260, Irvine, California 92618, and our telephone number is 888-600-1044.

Our corporate website, www.locationbasedtech.com, provides a description of our corporate business along with our contact information including address, telephone number and e-mail address.  Our corporate website also provides access to corporate investor relations information, and includes a link to our customer website, www.pocketfinder.com, which provides prospective customers with relevant information about our products, pricing and payment options, pre-ordering capability, and answers to frequently asked questions.  Information contained on our websites is not a part of this prospectus and should not be relied upon with respect to this offering.

Summary Financial Data

The summary consolidated financial data below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes included elsewhere in this prospectus.

	Year Ended August 31		Nine Months Ended May 31
	2009	2010	2010	2011
			(Unaudited)	(Unaudited)
Statement of Operations Data:
Net revenue	$957,862	$67,090	$61,738	$9,442
Gross profit (loss)	595,497	(90,620)	(84,317)	(11,635)
Operating expenses	5,560,632	4,179,708	3,253,494	2,190,302
Net operating loss	(4,965,135)	(4,270,328)	(3,337,811)	(2,201,937)
Other income (expense)	(4,776,206)	(4,791,811)	(2,114,187)	(3,063,929)
Net loss	(9,742,141)	(9,062,939)	(5,452,798)	(5,266,666)

As of May 31, 2011 (Unaudited)
Balance Sheet Data:
Cash and cash equivalents	$354,526
Working capital (deficiency)	(7,297,685)
Total assets	1,772,995
Total liabilities	7,703,496
Total stockholders’ equity (deficit)	(5,930,501)

The historical financial data in these tables does not take into account the sale of 50,000,000 shares of our common stock in the July 2011 private placement, the estimated net proceeds from which were approximately $8,900,000, after deducting the placement agent fees and estimated offering expenses.  In addition, $2,157,178 of our outstanding debt, including accrued interest, was converted into 10,785,891 shares of our common stock at a conversion rate of $0.20 per share.  See “Recent Developments” above.

RISK FACTORS

Investing in our common stock is highly speculative and involves a high degree of risk.  Any potential investor should carefully consider the risks and uncertainties described below before purchasing any shares of our common stock.  The risks described below are those we currently believe may materially affect us.  If any of them occur, our business, financial condition, operating results or cash flows could be materially harmed.  As a result, the trading price for our stock could decline, and you might lose all or part of your investment.

Risks Related to Our Business

We have had operating losses since formation and expect to incur net losses for the near term.

We reported a net loss of $9,062,939 for the fiscal year ended August 31, 2010, a net loss of $9,742,141 for the fiscal year ended August 31, 2009 and a net loss of $5,266,666 for the nine months ended May 31, 2011.  We anticipate that we will lose money in the near term and we may not be able to achieve profitable operations.  In order to achieve profitable operations we need to secure sales of product, and to begin sales in the United States we need to obtain required federal and carrier certification.  We cannot be certain that our business will be successful or that we will generate significant revenues and become profitable.

We may not be successful in developing our new products and services.

We are a technology and telecommunications company whose purpose is to develop, market and provide new wireless communications products and systems which combine the features of pocket pagers with cellular telephones.  The market for telecommunications products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards.  These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to introduce continually new and innovative products and services.  Our success will depend partially on our ability to introduce new products, services and technologies continually and on a timely basis and to continue to improve the performance, features and reliability of our products and services in response to both evolving demands of prospective customers and competitive products.

There can be no assurance that any of our new or proposed products or services will maintain the market acceptance already established.  Our failure to design, develop, test, market and introduce new and enhanced products, technologies and services successfully so as to achieve market acceptance could have a material adverse effect upon our business, operating results and financial condition.

There can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction or marketing of new or enhanced products and services, or that our new products and services will adequately satisfy the requirements of prospective customers and achieve significant acceptance by those customers.  Because of certain market characteristics, including technological change, changing customer needs, frequent new product and service introductions and evolving industry standards, the continued introduction of new products and services is critical.  Delays in the introduction of new products and services may result in customer dissatisfaction and may delay or cause a loss of revenue.  There can be no assurance that we will be successful in developing new products or services or improving existing products and services that respond to technological changes or evolving industry standards.

In addition, new or enhanced products and services introduced by us may contain undetected errors that require significant design modifications.  This could result in a loss of customer confidence which could adversely affect the use of our products, which in turn could have a material adverse effect upon our business, results of operations or financial condition.  If we are unable to develop and introduce new or improved products or services in a timely manner in response to changing market conditions or customer requirements, our business, operating results and financial condition will be materially and adversely affected.

We have no experience or history of operations or earnings.

We are wholly dependent on our ability to market and sell our products and services for future earnings.  The continued development of our products and services involves significant risks, which a combination of experience, knowledge and careful evaluation may not be able to overcome.  There can be no assurance that unanticipated problems will not occur which would result in material delays in our continued product development or that our efforts will result in successful product commercialization.  An investment in our common stock is highly speculative and no assurance can be given that the stockholders will realize any return on their investment or that they will not lose their entire investment.

Our future financial results are uncertain and we can expect fluctuations in revenue.

We have not been able to launch our marketing plan and have achieved light sales of our vehicle units.  We rely heavily on retail organizations, affinity groups and telecommunications carriers to sell our products.  If any of these relationships change or are disrupted, we could lose a significant portion of our anticipated revenues.

Our results of operations may vary from period to period because of a variety of factors, including our R&D costs, our introduction of new products and services, cost increases from third-party service providers or product manufacturers, production interruptions, the availability of industry service providers, changes in marketing and sales expenditures, acceptance of our websites, competitive pricing pressures, the interest in PocketFinder and general economic and industry conditions that affect customer demand and preferences.

As with any relatively new business enterprise operating in a specialized and intensely competitive market, we are subject to many business risks which include, but are not limited to, unforeseen marketing, promotional and development expenses, unforeseen negative publicity, competition, product liability and lack of operating experience.  Many of the risks may be unforeseeable or beyond our control.  There can be no assurance that we will successfully implement our business plan in a timely or effective manner, or generate sufficient interest in the PocketFinder products or services, or that we will be able to market and sell enough products and services to generate sufficient revenues to continue as a going concern.

There are risks of international sales and operations.

We anticipate that revenue from the sale of our products and services may be derived from customers located outside the United States.  As such, a portion of our sales and operations could be subject to tariffs and other import-export barriers, currency exchange risks and exchange controls, foreign product standards, potentially adverse tax consequences and the possibility of difficulty in accounts receivable collection.  There can be no assurance that any of these factors will not have a material effect on our business, financial condition and results of operations.

Although we will monitor our exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have an adverse effect on our results of operations or financial condition.  In the future, we could be required to sell our products and services in other currencies, which would make the management of currency fluctuations more difficult and expose our business to greater risks in this regard.

Our products may be subject to numerous foreign government standards and regulations that are continually being amended.  Although we will endeavor to satisfy foreign technical and regulatory standards, there can be no assurance that we will be able to comply with foreign government standards and regulations, or changes thereto, or that it will be cost effective for us to redesign our products to comply with such standards or regulations.  Our inability to design or redesign products to comply with foreign standards could have a material adverse effect on our business, financial condition and results of operations.

In addition to the uncertainty as to our ability to generate revenues from foreign operations, there are certain risks inherent in doing business internationally, such as unexpected changes in regulatory requirements, export restrictions, trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, software piracy or difficulty in enforcing intellectual property rights, seasonal reductions in business activity in certain other parts of the world and potentially adverse tax consequences, which could adversely impact the success of our international operations.  There can be no assurance that one or more of such factors will not have a material adverse effect on our potential future international operations and, consequently, on our business, operating results and financial condition.

Because of the global nature of the telecommunications business, it is possible that, although transmissions by us originate primarily in the State of California, the governments of other states and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws.  There can be no assurance that violations of local laws will not be alleged or changed by state or foreign governments, that we might not unintentionally violate such laws, or that such laws will not be modified, or new laws enacted, in the future.  Any of the foregoing developments could have a material adverse effect on our business, results of operations and financial condition.

We may have substantial future cash requirements but no assured financing source to meet such requirements.

In the audit report on our financial statements for our fiscal years ended August 31, 2010 and 2009, our auditors stated that our recurring losses and working capital deficit raise substantial doubt about our ability to continue as a going concern.  We will continue our research and development activities which require working capital.  To date, we have received minimal revenues from sales of our products or services.  Our continuing research and development activities will require a commitment of substantial additional funds.  Our future capital requirements will depend on many factors, including continued progress in its research and development programs, the magnitude of these programs, the time and costs involved in obtaining any required regulatory approvals, the costs involved in preparing, filing, prosecuting, maintaining and enforcing patents, successful completion of technological, manufacturing and market requirements, changes in existing research relationships, establishing collaborative arrangements, and the cost of finalizing licensing agreements to produce licensing revenues.

We do not know whether additional financing will be available when needed, or on terms favorable to us or our stockholders – particularly in light of current economic conditions and the availability of credit and other sources of capital.  We may raise any necessary funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements.  To the extent we raise additional capital by issuing equity securities, our stockholders will experience dilution.  If we raise funds through debt financings, we may become subject to restrictive covenants.  To the extent that we raise additional funds through collaboration and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us.

If adequate funds are not available, we may be required to delay, scale-back or eliminate our research and development programs or obtain funds through collaborative partners or others that may require us to relinquish rights to certain of our potential products that we would not otherwise relinquish. There can be no assurance that additional financing will be available on acceptable terms or at all, if and when required.

We are dependent on third-party providers and consultants for development, marketing and other services.

We are dependent upon various consultants for one or more significant services required for PocketFinder products, which services will be provided to our business pursuant to agreements with such providers.  Inasmuch as the capacity for certain services by certain consultants may be limited, our inability, for economic or other reasons, to continue to receive services from existing providers in a timely manner or to obtain similar products or services from additional providers in a timely manner could have a material adverse effect on our business.

We do not have manufacturing capability.  To meet our product cost goals, we will rely on Jabil Circuits to produce our product.  Any problems experienced by such supplier could negatively affect our operations.

We have entered a contractual agreement with Jabil Circuits, a leading manufacturer of mobile electronic devices, for manufacturing support.  If product volume requires, we expect to be able to use additional Jabil facilities for the production of the PocketFinder devices.  Any significant problem in this company or its suppliers could result in a delay or interruption in the supply of materials to us until that supplier cures the problem or until we locate an alternative source of supply.  Any delay or interruption would likely lead to a delay or interruption in production and could negatively affect our operations.  Changes in purchasing patterns may affect revenue timing, production schedules, inventory costs, inventory practices and new product development and introduction.

If product liability lawsuits are successfully brought against us, we may incur substantial damages and demand for the potential products may be eliminated or reduced.

Faulty operation of our PocketFinder device could result in product liability claims.  Regardless of their merit or eventual outcome, product liability claims may result in:

•	decreased demand for the PocketFinder devices or withdrawal from the market;
•	injury to our reputation and significant media attention;
•	costs of litigation; and
•	substantial monetary awards to plaintiffs.

We have arranged to procure product liability insurance in the amount of $10,000,000 at launch.  Although this meets retailer requirements for product liability coverage, this coverage may not be sufficient to fully protect us against product liability claims.  We intend to expand our product liability insurance coverage as sales of our products expand.  Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against product liability claims could prevent or limit the commercialization of our products and expose us to liability in excess of our coverage.

If we fail to adequately protect our intellectual property rights, our competitors may be able to take advantage of our research and development efforts to develop competing devices.

Our intellectual property rights cover certain products and methods of manufacturing and using these products.  Our commercial success will depend in part on our success in obtaining patent protection for our key products or processes.  Our patent position, like that of other technology companies, is highly uncertain.  One uncertainty is that the United States Patent and Trademark Office (“USPTO”) may deny or require significant narrowing of claims made under our patent applications.

The USPTO, as well as patent offices in other jurisdictions, has often required that patent claims reciting technology-related inventions be limited or narrowed substantially to cover only the specific innovations exemplified in the patent application, thereby limiting their scope of protection. Further, technology that is disclosed in patent applications is ordinarily published before it is patented. As a result, if we are not able to get patent protection, we will not be able to protect that technology through trade secret protection. Thus, if we fail to obtain patents having sufficient claim scope or fail to adequately protect our trade secrets, we may not be able to exclude competitors from using our key products or processes.

Even if the USPTO grants patents with commercially valuable claim scope, our ability to exclude competitors will subsequently depend on our successful assertion of these patents against third party infringers and our successful defense of these patents against possible validity challenges.  Our competitors, many of which have substantial resources and have made significant investments in competing technologies, may make, use or sell our proprietary products or processes despite our intellectual property.  Litigation may be necessary to enforce our issued patents or protect our trade secrets.  The prosecution of intellectual property lawsuits is costly and time-consuming, and the outcome of such lawsuits is uncertain.  An adverse determination in litigation could result in narrowing of our scope of protection or the loss of our intellectual property, thereby allowing competitors to design around or make use of our intellectual property and sell our products in some or all markets.  Thus, if any of our patents are invalidated or narrowed in litigation, we may not be able to exclude our competitors from using our key technologies.

Another risk regarding our ability to exclude competitors is that our issued patents or pending applications could be lost or narrowed if competitors with overlapping technologies provoke an interference proceeding (determination of first to invent) at the USPTO.  The defense and prosecution of interference proceedings are costly and time-consuming to pursue, and their outcome is uncertain.  Similarly, a third party may challenge the validity of one or more of our issued patents by presenting evidence of prior publications to the USPTO and requesting reexamination of such patents.  Thus, even if we are able to obtain patents that cover commercially significant innovations, one or more of our patents may be lost or substantially narrowed by the USPTO through an interference or reexamination proceeding.  Consequently, we may not be able to exclude our competitors from using our technologies.

Third party patents, or extensions of third party patents beyond their normal expiration dates, could prevent us from making, using or selling our preferred products and processes, or require us to take licenses or to defend against claims of patent infringement.

We may have a limited opportunity to operate freely.  Our commercial success will depend in part on our freedom to make, use and sell our products.  If third party patents have claims that cover any of these products, then we will not be free to operate as described in our business plan, without invalidating or obtaining licenses to such patents.  We may not be successful in identifying and invalidating prior claims of invention.  Similarly, a license may be unavailable or prohibitively expensive. In either case, we may have to redesign our products.  Such redesign efforts may take significant time and money and may fail to yield commercially feasible options.  If we are unable to develop products or processes that lie outside the scope of the third party’s patent claims, and we continue to operate, then we may be faced with claims of patent infringement, wherein the third party may seek to enjoin us from continuing to operate within our claim scope and seek monetary compensation for commercial damages resulting from our infringing activity.

The technology industry has been characterized by extensive patent litigation and companies have employed intellectual property litigation to gain a competitive advantage.

The defense of patent infringement suits is costly and time-consuming and their outcome is uncertain.  An adverse determination in litigation could subject us to significant liabilities, require us to obtain licenses from third parties, or restrict or prevent us from selling our products in certain markets.  Although patent and intellectual property disputes are often settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and could include ongoing royalties.  Furthermore, the necessary licenses may not be available to us on satisfactory terms, if at all.  Thus, as discussed above, if third party patents cover any aspect of our products, then we may lack freedom to operate in accordance with our business plan.  Among such patents are various patents owned by third parties that cover the manufacture, sale and use of various forms of wireless technology.  If necessary, we believe we can avoid possible infringement of these patents by designing around them, obtaining licenses or delaying entry into certain markets, until expiration of the relevant patents. Nevertheless, there remains some risk arising from these patents.

If any of our key senior executives discontinue their employment with us, our efforts to develop our business may be delayed.

We are highly dependent on the principal members of our management team and the loss of our Co-President and Chief Executive Officer, David Morse, or our Co-President and Chief Development Officer, Joseph Scalisi, or our Chief Operating Officer and Secretary, Desiree Mejia, could significantly impede the achievement of our development efforts and objectives.

We may not be able to obtain the licenses and consents from governmental agencies or other holders of intellectual property that are necessary for our business plan to be accomplished.

The utilization or other exploitation of the products and services developed by us may require us to obtain licenses or consents from government regulatory agencies or from other producers or other holders of patents, copyrights or other similar rights relating to our products and services.  In the event we are unable, if so required, to obtain any necessary license or consent on terms and conditions which we consider to be reasonable, we may be required to stop developing, utilizing, or exploiting products and services affected by government regulation or by patents, copyrights or similar rights.  In the event we are challenged by a government regulatory agency, or by the holders of patents, copyrights or other similar rights, there can be no assurance that we will have the financial or other resources to defend any resulting legal action, which could be significant.

We may rely on certain proprietary technologies, trade secrets and know-how that are not patentable.  Although we may take steps to protect our unpatented trade secrets, technology and proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, there can be no assurance that (i) these agreements will not be breached, (ii) we would have adequate remedies for any breach; or (iii) our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.  There is also no assurance that our actions will be sufficient to prevent imitation or duplication of either of our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements which characterize the telecommunications industry would adversely affect our financial condition if we are not able to respond with upgrades or changes that are acceptable to the market.

Our future success will depend upon our ability to enhance the technologies and to develop and introduce new products and technologies that keep pace with technological developments, respond to evolving customer requirements and achieve market acceptance.  We may determine that, in order to remain competitive, it is in our best interests to introduce new products and technologies and to cease exploitation of the technologies.  It is doubtful that we would be able to maintain operations should changes render the technologies obsolete or should we determine that the technologies are unexploitable.

Our financial success will depend on continued growth in use of wireless telecommunications products, as well as the ability of the wireless networks we plan to use to withstand natural and other disasters.

Our future success is at least partially dependent upon continued growth in the use of wireless telecommunications products.  The PocketFinder may not prove to be viable commercial products for a number of reasons, including lack of acceptable functionality, potentially inadequate development of the necessary infrastructure or timely development and commercialization of performance improvements.  To the extent that PocketFinder experiences significant growth in the number of users and use, there can be no assurance that our infrastructure will continue to be able to support the demands placed upon it by such potential growth or that the performance or reliability of our systems will not be adversely affected by this continued growth.  If use of the PocketFinder does not increase, or if our infrastructure does not effectively support growth that may occur, our business, operating results and financial condition may be materially and adversely affected.

Our systems may fail due to natural disasters, telecommunications failures and other events, any of which would limit the use of our products.  Fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events could damage our communications hardware and computer hardware operations for our products and services and cause interruptions in our services.  If any of these circumstances were to occur, our business could be harmed.  Our insurance policies may not adequately compensate us for any losses that may occur due to any failures of or interruptions in our systems.

An investor might lose its entire investment if we are unable to pay our obligations or are liquidated and dissolved.

As set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” we remain obligated under a significant amount of notes payable, and Silicon Valley Bank and Greggory S. Haugen have been granted security interests in our assets.  If we are unable to pay these or other obligations, the creditors could take action to enforce their rights, including foreclosing on their security interests, and we could be forced into liquidation and dissolution.

In the event of our liquidation, the proceeds realized from the sale of our assets, if any, will be distributed to our stockholders only after satisfaction of claims of our creditors.  The ability of our stockholders to recover all or any portion of their purchase price for the shares in that event will depend on the amount of funds realized and the claims to be satisfied therefrom.

We will require additional cash to fully implement our business strategies, including cash for (i) payment of increased operating expense and (ii) additional implementation of those business strategies.  No assurance can be given, however, that we will have access to additional funds in the future, or that additional funds will be available on acceptable terms and conditions to satisfy our cash requirements to implement our business strategies.  Our inability to obtain acceptable financing could have a material adverse effect on our results of operations and financial condition.

Our production and operating costs may be greater than anticipated.

We have used reasonable efforts to assess and predict costs and expenses.  However, there can be no assurance that implementing our business plan may not require more employees, capital equipment, supplies or other expenditure items than management has predicted.  Similarly, the cost of compensating additional management, employees and consultants or other operating costs may be more than our estimates, which could result in sustained losses.

Risks Related to Owning Our Common Stock

Our common stock is quoted on the OTC Bulletin Board for trading, and we expect that the price of our common stock will fluctuate substantially.

Our stock will be available for trading on the OTC Bulletin Board for the foreseeable future.  An active public trading market may not develop or, if developed, may not be sustained.  The market prices for securities of technology companies historically have been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  The market price of our common stock will be affected by a number of factors, including:

•	product liability claims or other litigation;
•	the announcement of new products or product enhancements by us or our competitors;
•	quarterly variations in our or our competitors’ results of operations;
•	changes in earnings estimates or comments by securities analysts;
•	developments in our industry;
•	developments in patent or other proprietary rights;
•	general market conditions; and
•	future sales of common stock by existing stockholders.

If any of the above-listed risks occur, it could cause our stock price to fall dramatically and may expose us to class action securities lawsuits which, even if unsuccessful, would be costly to defend and a distraction to management.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock.  We are no longer obligated to file periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but have done so on a voluntary basis.  We make publicly available the “current public information” required of nonreporting issuers and therefore our stockholders may sell their common stock in compliance with Rule 144 of the Securities and Exchange Commission (the “SEC”).  Inasmuch as  we are considered a voluntary filer under the Exchange Act for purposes of Rule 144, a one-year holding period currently applies to shareholders interested in selling restricted shares of our stock pursuant to Rule 144.  Once the registration statement of which this prospectus is a part is declared effective by the SEC, we will become obligated to file periodic reports under the Exchange Act.  Beginning 90 days following the registration statement being declared effective by the SEC, the applicable holding period under Rule 144 will be shortened to six months for shareholders interested in selling restricted shares of our stock pursuant to Rule 144.

In addition to the shares being registered in this offering, we estimate that there are at least 48,154,732 shares of our common stock that are restricted and have been held over one year, including 46,558,696 shares held by our officers and directors that may be resold subject to applicable volume limitations.  As additional shares of our common stock become available for resale in the public market under Rule 144 or otherwise, the supply of our common stock will increase, which could decrease the per share price of our common stock.

Our principal stockholders have significant voting power and may take actions that may not be in the best interests of our other stockholders.

Our officers, directors and principal stockholders together control approximately 28.5% of our outstanding common stock.  These stockholders intend to act together, although they have not signed an agreement to do so.  If they act together, they may be able to exercise control over our management and affairs in all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock.  This concentration of ownership may not be in the best interest of our other stockholders.

In selling our convertible notes, we may have violated the registration requirements of the Securities Act which, if it occurred, would give noteholders a right to rescind their purchases.

In 2007, we sold convertible notes each bearing interest at a rate of 8%.  The proceeds raised from the sale of these notes have been used for research and development, as well as operating costs.  The notes were sold to accredited investors.  We made these sales in reliance on an exemption from registration provided by Section 4(2) of the Securities Act and similar state exemptions.  Our counsel has advised us that the availability of those exemptions cannot be determined with legal certainty due to the fact that we may not have complied with all of the provisions of exemption safe-harbors for such sales offered by rules promulgated under the Securities Act by the SEC.  Thus, it is possible that the sale of the convertible notes may have violated the registration requirements of the Securities Act. As to those sales, a right of rescission may exist on which the statute of limitations has not run.  For those noteholders that elect to convert to common stock, we may have a contingent liability arising from the original purchase of the convertible notes that such noteholders converted.  Assuming all noteholders convert their notes to common stock, if these sales had to be rescinded, our total potential liability could be $5,242,000 plus interest that may be accrued.  That liability would extend for up to three years (five years in California) after the date of the sale of the applicable convertible note that was converted to common stock.

We have identified material weaknesses with our internal controls over financial reporting, which could result in material misstatements in and restatements of our financial statements and adversely affect our stock price.

In connection with preparing our financial statements for our most recently completed fiscal year, our management evaluated the effectiveness of our internal control over financial reporting and concluded that there were material weaknesses.  These material weaknesses arise from a lack of segregation of duties to provide effective controls and our limited corporate governance structure, including the lack of an audit committee.  We restated our revenue for the quarter ended February 28, 2010, relating to a consulting project.  This also affected accounts receivable, the allowance for doubtful accounts, costs and estimated earnings in excess of billings on uncompleted contracts and bad debt expense for the period and as of the end of the period.  Our failure to implement required new or improved controls could cause us to fail to meet our periodic reporting obligations, result in material misstatements in our financial statements and cause investors to lose confidence in us, any of which could adversely affect the price of our common stock.

We incur substantial costs as a result of being a public company.

As a public company, we incur significant legal, accounting and other expenses.  In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, have required changes in corporate governance practices of public companies.  We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.  For example, as a result of being a public company, we intend to add independent directors, create board committees and adopt additional policies regarding internal controls and disclosure controls and procedures.  In addition, we will incur additional costs associated with our public company reporting requirements.  We also expect these rules and regulations to make it difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.  We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

The application of  the SEC’s “penny stock” rules to our common stock could limit trading activity  in the market, and our stockholders may find it more difficult to sell their stock.

Our common stock is currently trading at less than $5.00 per share and is therefore subject to the SEC’s penny stock rules.  Before a broker-dealer can sell a penny stock, these rules require that it first approve the customer for the transaction and receive from the customer a written agreement to the transaction.  It must furnish the customer a document describing the risks of investing in penny stocks.  The broker-dealer must also tell the customer the current market quotation, if any, for the penny stock and the compensation the firm and its broker will receive for the trade.  Finally, it must send monthly account statements showing the market value of each penny stock held in the customer’s account.  These disclosure requirements tend to make it more difficult for a broker-dealer to make a market in penny stocks, and could, therefore, reduce the level of trading activity in a stock that is subject to the penny stock rules.  Consequently, our stockholders may find it more difficult to sell their stock as compared to other securities.

We do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future.

We currently intend to retain any future earnings for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future.  Any payment of cash dividends on our common stock will be at the discretion of our board of directors and will depend upon our financial condition, results of operations, capital requirements and such other factors as our board of directors may deem relevant at that time.  Therefore, you should not expect to receive cash dividends on our common stock.

If securities or industry analysts do not publish research or reports about us, or publish negative reports about our business, our share price could decline.

Securities analysts currently do not cover our common stock and may not do so in the future.  Our lack of analyst coverage might depress the price of our common stock and result in limited trading volume.  If we do receive analyst coverage in the future, any negative reports published by such analysts could have similar effects.

Certain provisions of Nevada law may discourage parties interested in taking control of the company.

We are subject to certain provisions of Nevada law by virtue of being incorporated in that State.  This includes a control share law that focuses on the acquisition of a “controlling interest” in a corporation that has a specified presence in Nevada, which is currently not applicable to us, and a business combination law that restricts business combinations with an “interested stockholder” for a period of three years unless the transaction by which the person first became an “interested stockholder” was approved by the corporation’s board of directors.  These laws are more fully described in “Description of Securities—Nevada Control Share and Business Combination Laws.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this prospectus are “forward-looking” statements, as well as historical information.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the expectations reflected in these forward-looking statements will prove to be correct.  Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in “Risk Factors.”  Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should” and similar expressions, including when used in the negative.  Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Actual results may be materially different than those described herein.  Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the section titled “Risk Factors” and elsewhere in this prospectus.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors.  We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise, except to the extent required by federal securities laws.

MARKET FOR COMMON EQUITY

Our common stock has been quoted on the OTC Bulletin Board under the symbol “LBAS” since October 2008.  The last reported price of our common stock on August 25, 2011 was $0.79 per share.

The following table sets forth the range of high and low trading prices for each quarter for each of the last two fiscal years and the current fiscal year.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.  The quotations have been adjusted to reflect a three-for-one stock split effected in the form of a 200% stock dividend, the record date for which was October 20, 2008.

Fiscal Quarter Ended	High ($)	Low ($)
November 30, 2008	3.08	0.66
February 28, 2009	1.37	0.65
May 31, 2009	1.85	0.42
August 31, 2009	1.37	0.61
November 30, 2009	1.13	0.60
February 28, 2010	0.68	0.24
May 31, 2010	0.43	0.14
August 31, 2010	0.34	0.10
November 30, 2010	0.31	0.07
February 28, 2011	0.26	0.12
May 31, 2011	0.19	0.13
August 31, 2011 (through August 23, 2011)	1.34	0.16

Holders

We had approximately 382 record holders of our common stock as of August 23, 2011.  The number of record holders does not include any estimate by us of the number of beneficial owners of common shares held in street name.

Reports to Stockholders

We are not obligated to file periodic reports under the Exchange Act, but have volunteered to do so.  We have therefore been filing annual, quarterly and current reports with the SEC.  We will provide annual reports to our stockholders, which will include audited financial statements.

Dividends

We have never declared or paid any cash dividends on our common stock and we do not anticipate that we will pay any cash dividends on our common stock in the foreseeable future.  Any future determination regarding the payment of cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as our board of directors may deem relevant at that time.

SELECTED FINANCIAL DATA

The following selected consolidated statement of operations data for the years ended August 31, 2009 and August 31, 2010, and the selected balance sheet data at those dates, are derived from our financial statements and notes thereto audited by Comiskey & Company, our independent registered public accounting firm.  The statement of operations data for the nine months ended May 31, 2010 and May 31, 2011 are unaudited.  The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included elsewhere in this prospectus.

Statement of Operations

	Year Ended August 31		Nine Months Ended May 31
	2009	2010	2010	2011
			(Unaudited)	(Unaudited)
Net revenue
Devices	$12,597	$10,090	$6,386	$5,889
Services	2,542	10,126	8,478	3,553
Consulting	942,723	46,874	46,874	-0-
Total net revenue	957,862	67,090	61,738	9,442
Cost of revenue	362,365	157,710	146,055	21,077
Gross profit (loss)	595,497	(90,620)	(84,317)	(11,635)
Operating expenses
General and administrative	864,879	907,185	815,157	529,332
Officer compensation	1,682,250	540,000	405,000	405,000
Professional fees	1,339,788	909,756	647,570	1,004,005
Rent	138,312	174,970	132,166	127,302
Research and development	1,535,403	1,647,797	1,253,601	124,663
Total operating expenses	5,560,632	4,179,708	3,253,494	2,190,302
Net operating loss	(4,965,135)	(4,270,328)	(3,337,811)	(2,201,937)
Other income (expense)	(4,776,206)	(4,791,811)	(2,114,187)	(3,063,929)
Net loss	$(9,742,141)	$(9,062,939)	$(5,452,798)	$(5,266,666)

Balance Sheet Data

As of May 31, 2011 (Unaudited)
Cash and cash equivalents	$354,526
Working capital (deficiency)	(7,297,685)
Total assets	1,772,995
Total liabilities	7,703,496
Total stockholders’ equity (deficit)	(5,930,501)

The historical financial data in these tables does not take into account the sale of 50,000,000 shares of our common stock in the July 2011 private placement, the estimated net proceeds from which were approximately $8,900,000, after deducting the placement agent fees and estimated offering expenses.  In addition, $2,157,178 of our outstanding debt, including accrued interest, was converted into 10,785,891 shares of our common stock at a conversion rate of $0.20 per share. See “Prospectus Summary—Recent Developments.”

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in this prospectus.

Overview

In July 2011, we sold 50,000,000 shares of our common stock at a purchase price of $0.20 per share.  The estimated net proceeds from the sale of these shares, after deducting the placement agent fees and estimated expenses, were approximately $8,900,000.  Following the July 2011 private placement, approximately $2,157,178 of our outstanding debt,  including accrued interest, was converted into 10,785,891 shares of our common stock at a conversion rate of $0.20 per share.

Since 2008, our growth was primarily hindered by a lack of access to capital.  The July 2011 private placement has permitted us to proceed with the execution of our business plan.  The funds raised are being utilized to build the first 10,000 PocketFinder People devices, which we expect to be completed at the Jabil facility in San Jose, California, and shipped to our launch partner in the fourth calendar quarter of 2011.  We will also be able to add employees to fill some key positions, as we build our corporate infrastructure in anticipation of growth.

Our financial condition was further strengthened by the conversion of $2,157,178 of debt to equity.  By substantially reducing our outstanding debt and building our balance sheet, we have enhanced our position as a going concern and the sustainability of our operations for the foreseeable future.  This has helped to solidify our relationship with business partners, both current and prospective.

Results of Operations

For the fiscal year ended August 31, 2010 as compared to the fiscal year ended August 31, 2009

Revenue.  For the years ended August 31, 2010 and 2009, we generated $67,090 and $957,862 of net revenue primarily from the Professional Services Agreement with LoadRack, LLC.  The LoadRack consulting revenues were earned pursuant to a development agreement totaling $1,200,000 for the design, construction and implementation of a location tracking system for transportation fleets.  We are recognizing this revenue according to our estimate of our current progress to completion toward identifiable project milestones.  For the years ended August 31, 2010 and 2009, we recognized LoadRack consulting revenues approximating $47,000 and $943,000, respectively.

We commenced PocketFinder Vehicle sales at the end of August 2009.  For the year ended August 31, 2010, we generated $20,000 of device sales and service revenue from the sale of PocketFinder Vehicle devices.

Cost of Revenue.  For the years ended August 31, 2010 and 2009, cost of revenue totaled $157,710 and $362,365, respectively.  As contract revenues are recognized using management’s estimate of total costs to complete a project, it is at least reasonably possible that the profit margin estimate could change in the near term, although management is not aware of any factors which would have a material bearing on its present revenue recognition.

Operating Expenses.  For the year ended August 31, 2010, our total operating expenses were $4,179,708 as compared to total operating expenses of $5,560,632 for the year ended August 31, 2009.  Operating costs decreased by approximately $1,381,000 or 2.5% in fiscal 2010 from 2009.  The fluctuation in operating expenses is primarily attributed to the following:

•
A $1,142,250 decrease in officer compensation to $540,000 for the year ended August 31, 2010, as compared to $1,682,250 for the year ended August 31, 2009, due to the recognition of $1,296,000 in stock compensation during the year ended August 31, 2009, in accordance with executive employments agreements for receiving Federal Communications Commission approval of the devices;

•
A $430,032 decrease in professional fees to $909,756 for the year ended August 31, 2010, as compared to $1,339,788 for the year ended August 31, 2009.  The decrease in professional fees is primarily attributed to an overall decrease in legal fees and a decrease in stock based compensation for sales, marketing and technology consultants;

•
A $112,394 increase in research and development costs to $1,647,797 for the year ended August 31, 2010, as compared to $1,535,403 for the year ended August 31, 2009, due to the costs involved in obtaining various certifications; and

•	A $36,658 increase in rent to $174,970 for the year ended August 31, 2010, as compared to $138,312 for the year ended August 31, 2009, due to moving our offices to Irvine, California.

Other Expenses.  For the year ended August 31, 2010, we reported other expenses consisting of net interest expense, financing costs, debt issuance costs, amortization expense, foreign currency gains and losses, gains on asset disposal and loss on asset impairment totaling $4,791,811 as compared to $4,776,206 for the year ended August 31, 2009.

Net Loss.  For the year ended August 31, 2010, we reported a net loss of $9,062,939 as compared to a net loss of $9,742,141 for the year ended August 31, 2009, primarily due to decreases in operating and other expenses as previously discussed.

For the nine months ended May 31, 2011 as compared to the nine months ended May 31, 2010

Revenue.  For the nine months ended May 31, 2011, we generated $9,442 of net revenue from the sale of devices and services for PocketFinder Vehicle and VehicleFleetFinder as compared to $61,738 of net revenue for the nine months ended May 31, 2010, that primarily consisted of consulting revenue from the Professional Services Agreement with LoadRack, LLC.  The LoadRack, LLC consulting revenues were earned pursuant to a development agreement for the design, construction and implementation of a location tracking system for transportation fleets.

Cost of Revenue.  For the nine months ended May 31, 2011, cost of revenue totaled $21,077 as compared to $146,055 for the nine months ended May 31, 2010.

Operating Expenses.  For the nine months ended May 31, 2011, our total operating expenses were $2,190,302 as compared to total operating expenses of $3,253,494 for the nine months ended May 31, 2010.  Operating costs decreased by approximately $1,063,000 or 33% in fiscal 2011 from 2010.  The fluctuation in operating expenses is primarily attributed to the following:

•
A $356,435 increase in professional fees to $1,004,005 for the nine months ended May 31, 2011, as compared to $647,570 for the nine months ended May 31, 2010.  The increase in professional fees is due to an increase in capital raising advisory services necessary to raise additional funds and an increase in sales and marketing advisory services to assist in securing purchase orders;

•
A $1,128,938 decrease in research and development costs to $124,663 for the nine months ended May 31, 2011, as compared to $1,253,601 for the nine months ended May 31, 2010, as research and development activities significantly decreased due to the lack of funding and due to our nearing completion on the development of our devices; and

•	A $285,825 decrease in general and administrative costs to $529,332 for the nine months ended May 31, 2011, as compared to $815,157 for the nine months ended May 31, 2010, due to the lack of funding.

Other Expenses.  For the nine months ended May 31, 2011, we reported other expenses consisting of net interest expense, financing costs, amortization of beneficial conversion feature on convertible notes payable, amortization of deferred financing costs and foreign currency losses totaling $3,063,929 as compared to $2,114,187 for the nine months ended May 31, 2010.  The increase in other expenses is primarily the result of a significant increase in financing costs to obtain additional funding and to extend the repayment terms for existing funding.

Net Loss.  For the nine months ended May 31, 2011, we reported a net loss of $5,266,666 as compared to a net loss of $5,452,798 for the nine months ended May 31, 2010, primarily due to an increase in other expenses that was offset by a decrease in operating expenses as previously discussed.

Liquidity and Capital Resources

We had cash and cash equivalents of $354,526 as of May 31, 2011, as compared to $267 as of August 31, 2010.  Prepaid expenses and other assets totaled $39,118 as of May 31, 2011, as compared to $0 as of August 31, 2010, and consisted primarily of packaging supplies, prepaid insurance and prepaid rent.  Deferred financing costs totaled $12,167 as of May 31, 2011, as compared to $10,002 as of August 31, 2010, and consisted of unamortized financing costs related to the issuance of common stock in connection with debt issuances or extensions.

As of May 31, 2011, the total of our property and equipment, less accumulated depreciation, was a net value of $13,522, compared to a net value of $33,413 for our property and equipment, less accumulated depreciation, as of August 31, 2010.  There was an impairment adjustment to the net value of the website and database during the year ended August 31, 2010, as the recoverability of this asset was in doubt due to uncertainties related to the poor economy and availability of financing.  The website and database continue to be fully operational and functional.

Other assets consisted of patents and trademarks, net of amortization, and deposits.  Deposits consisted of security deposits on the Irvine offices and amounted to $64,000 as of May 31, 2011 as compared to $16,159 as of August 31, 2010.  Patents and trademarks, net of amortization, amounted to $1,289,662 as of May 31, 2011, as compared to $1,303,675 as of August 31, 2010.  We periodically assess our patents and intellectual property for impairment and none has been recorded to date.

Our total assets as of May 31, 2011, were $1,772,995, as compared to $1,363,516 as of August 31, 2010.  The increase in our total assets as between the two periods was due primarily to an overall increase in cash, prepaid expenses, deferred financing costs and deposits.

As of May 31, 2011, our accounts payable and accrued expenses, including accrued officer compensation, were $2,971,735 as compared to $3,318,895 as of August 31, 2010.  The decrease in accounts payable and accrued expenses, including accrued officer compensation, is primarily a result of paying down accounts payable from the line of credit proceeds.

There were $909,939 outstanding advances from officers, including accrued interest, as of May 31, 2011, as compared to $993,832 as of August 31, 2010, reflecting an increase in accrued interest on officer advances of $52,331, offset by net repayments of $136,224.

Notes payable and related accrued interest totaled $236,704 as of May 31, 2011 as compared to $265,487 as of August 31, 2010.  The $185,298 in promissory notes are short term, to be repaid out of potential future permanent financing.

Convertible notes payable and related accrued interest totaled $2,579,521 as of May 31, 2011, as compared to $1,396,539 as of August 31, 2010.  The $2,385,000 in convertible promissory notes are short term, to be repaid out of potential future permanent financing.

On January 5, 2011, we entered into a Loan and Security Agreement with Silicon Valley Bank for a $1,000,000 line of credit expiring January 5, 2012.  The Loan and Security Agreement was amended by a First Amendment to Loan and Security Agreement dated August 24, 2011.  The outstanding balance and accrued interest due on the line of credit totaled $1,005,597 as of May 31, 2011.  Silicon Valley Bank was granted a security interest in all of our personal property.  Prior to its amendment, the Loan and Security Agreement contained certain financial covenants including minimum levels of accounts receivable and a specific amount of outside financing to be attained by certain dates.  We did not meet the financial covenants as they came due, but under the First Amendment to Loan and Security Agreement the defaults were waived and the financial covenants were adjusted.

On December 1, 2010, in anticipation of entering into the Loan and Security Agreement with Silicon Valley Bank and in connection with loans that he had made to us, we entered into a Financing Agreement with Greggory S. Haugen under which, among other things, Mr. Haugen agreed to personally guaranty our obligations under the Loan and Security Agreement with Silicon Valley Bank.  We are obligated to reimburse Mr. Haugen for any amounts, including interest, he pays under the guaranty.  To compensate Mr. Haugen for his guaranty, we issued a warrant to him to purchase 3,600,000 shares of our common stock at an exercise price of $0.20 per share and we agreed to pay him $5,000 per month for so long as he has any obligation under the guaranty or he has not been reimbursed by us for any amounts paid by him under the guaranty.  Currently the $5,000 monthly fee is payable in cash or shares of our common stock at Mr. Haugen’s option.  Under the Financing Agreement, we granted Mr. Haugen board observation rights, certain registration rights, and the right to approve our use of funds drawn under the Loan and Security Agreement.  We also agreed to grant Mr. Haugen a security interest in all of our assets, junior only to the security interest of Silicon Valley Bank.  In the event of an “Actionable Violation,” which is defined to include, among other things, our failure to maintain certain minimum net income levels, our failure to maintain a specified minimum account balance, or our failure to make any payment required under the Financing Agreement or any other agreement between Mr. Haugen and us, Mr. Haugen may, among other things, market our assets (including our intellectual property) and require us to sell such assets (subject to the approval of Silicon Valley Bank) with the proceeds to be applied to all amounts then due to Silicon Valley Bank and thereafter to any amounts due by us to Mr. Haugen under the Financing Agreement or any other agreement or instrument.  In January 2011, we entered into the following agreements with Mr. Haugen: (i) a Security Agreement granting him a security interest in all of our assets to secure the reimbursement obligation under the Financing Agreement and every other debt, liability or obligation that we currently or at any time in the future owe to him and (ii) a related Intellectual Property Security Agreement granting him a security interest in all of our intellectual property.  Mr. Haugen has converted his promissory notes and accrued interest into shares of our common stock and we are no longer indebted to him.

In 2007, we sold $5,242,000 in convertible notes that were subsequently converted into 15,726,000 shares of common stock.  The notes were sold to accredited investors.  We made these sales in reliance on an exemption from registration provided by Section 4(2) of the Securities Act and similar state exemptions.  Our counsel has advised us that the availability of those exemptions cannot be determined with legal certainty due to the fact that we may not have complied with all of the form filings or other notice filing provisions of safe-harbor exemptions for such sales offered by rules promulgated under the Securities Act by the SEC and applicable state laws.  Thus, it is possible that the sale of the convertible notes may have violated the registration requirements of the Securities Act and applicable state laws.  As to those sales, a right of rescission may exist on which the statute of limitations has not run.  We performed an analysis under ASC 450-20, Loss Contingencies, and concluded that the likelihood of a right of rescission being successfully enforced on the convertible note sales is remote.

In July 2011, we consummated the sale of 50,000,000 shares of our common stock in the July 2011 private placement at a purchase price of $0.20 per share.  The estimated net proceeds from the sale of these shares, after deducting the placement agent fees and estimated expenses, were approximately $8,900,000.  Following the July 2011 private placement, approximately $2,157,178 of our outstanding debt, including accrued interest, was converted into 10,785,891 shares of our common stock at a conversion rate of $0.20 per share.

Cash Requirements

We are an early stage wireless technology company focused on the marketing and sales of the PocketFinder family of products for retail distribution.  Since our inception, we have generated significant losses.  As of May 31, 2011, we had an accumulated deficit of $34,095,591 and we expect to incur continual losses until sometime in calendar year 2012.

We have a limited history of operations.  To date, we have funded our operations primarily through personal loans by the founders and the private placement of our common stock and convertible notes.

As of May 31, 2011, we had $354,526 in cash and cash-equivalents.  During the nine months ended May 31, 2011, we received loans totaling $3,438,298 to fund operations.  This includes a $1,000,000 line of credit expiring January 5, 2012 with Silicon Valley Bank.

In July 2011, we consummated the sale of 50,000,000 shares of our common stock in the July 2011 private placement at a purchase price of $0.20 per share.  The estimated net proceeds from the sale of these shares, after deducting the placement agent fees and estimated expenses, were approximately $8,900,000.

We expect that additional capital will be required in the coming months to fulfill purchase orders, to maintain inventory and for related purposes such as packaging, shipping, and direct sales and marketing.  We are not able to estimate the amount of funds necessary as it will be determined by the volume represented by purchase orders from targeted retailers who desire to sell our product.  We anticipate that the additional funds will largely be provided through a working capital line of credit from a financial institution, although we may also need to sell additional equity in the company.

Our additional funding requirements will depend on numerous factors, including:

•
Costs involved in production and manufacturing to fill purchase orders, software and interface customization for OEM partners, and the network necessary to commence the commercialization of the PocketFinder People and PocketFinder Pets devices;

•	The costs of outsourced manufacturing;

•	The costs of commercialization activities, including product marketing, sales and distribution and customer service and support; and

•	Our revenues, if any, from successful commercialization of the PocketFinder People and PocketFinder® Pets devices and the PocketFinder Network platform services.

The sale of additional equity securities may result in additional dilution to our stockholders.  Sale of debt securities could involve substantial operational and financial covenants that might inhibit our ability to follow our business plan.  Additional financing may not be available in amounts or on terms acceptable to us or at all.  If we are unable to obtain additional financing, we may be required to reduce the scope of, delay or eliminate some or all of our planned commercialization activities, which could adversely affect our financial condition and operating results.

Product Research and Development

Production ready units are now available.  We plan to continue to develop new product enhancements while we deliver the initial market launch of the PocketFinder People and PocketFinder Pets devices in 2011.    We anticipate that we will be prepared to begin delivery of product to retailers in 2011 although there can be no assurance that we will meet that targeted time period.

Plant and Equipment, Employees

We do not plan to purchase or sell any significant equipment, plant or properties during the foreseeable future.  Our business operations have been historically based on a strategic outsourcing model, thereby negating the need for additional plant and equipment, or significant numbers of employees.  Due to the cash infusion from the sale of our common stock to investors in the July 2011 private placement, it is anticipated that we may hire up to 10 to 15 employees over the next 12 months.

BUSINESS

We design, develop, and sell personal, pet and vehicle locator devices and services.  We developed the PocketFinder family of products and the PocketFinder Network.  The PocketFinder family of products currently includes PocketFinder People, PocketFinder Vehicle, PocketFinder Pets, PocketFinder Luggage, PocketFinder Mobile and VehicleFleetFinder.  The PocketFinder is a small location device that enables a user to locate a vehicle, person, pet or other valuable asset at any time from almost anywhere.  PocketFinder personal locator devices are completely wireless.  Using our recently upgraded website at www.pocketfinder.com, users can monitor the safety and location of family members, pets, automobiles and other valuable assets using Global Positioning System (“GPS”) and General Packet Radio Service (“GPRS”) technologies.

The initial pilot run of approximately 350 PocketFinder devices was completed in March 2011 and market-ready demonstration devices were immediately made available to strategically identified sales channels and distributors. We are currently in negotiations to establish distribution or re-sale agreements with a number of strategic channel members and distributors – including retail outlets.  Funds received from Silicon Valley Bank and other key investors enabled us to complete this essential pilot run and place product.  These initial pilot run devices allowed us to identify our big-box launch partner.  All support activities are underway.

In the process of delivering and meeting with strategic partners, we also identified the need for a small location device that delivered as much as 30 days of battery life for asset tracking and, more specifically, the shipping of high value parts and/or products.  We delivered the first prototype to a potential high volume customer of this extended battery life device in mid-June for testing purposes. A small number of production units are now being built for review and testing for other asset tracking solutions.

Through our Professional Services Agreement with Loadrack, LLC, we developed a new User Interface designed for the trucking and freight monitoring industry.  We assisted LoadRack, LLC in building a dynamic, real time, internet-based system that will increase the efficiency of moving produce and refrigerated items, ensure the safety of temperature controlled foods during transport, and increase on-time deliveries of food and perishable products.  LoadRackTracker (“LRT”) is positioning to be the premier provider of truck and load matching with this industry first real-time asset tracking application.  Their advanced application allows shippers, carriers and truck brokers to optimize resources and coordination by procuring available trucks and loads while ensuring load integrity across the supply chain.  Accessed via the Internet, the system allows users to determine load location and status, view zones, monitor load temperatures, facilitate route changes and effectively manage equipment problems and delays.  This opportunity permits us to leverage a vast vertical market by applying our cutting edge PocketFinder Network™ with its smartphone and hardware applications to enhance the way commerce is moved, contain costs and facilitate the delivery of goods to stores cheaper, better and faster throughout the United States.

We have now begun to fulfill the first order for the LRT hardware components and are working with our vendors to prepare for future orders.  We plan to work closely with LRT to grow our potential mutual customer base, which will also allow both companies to achieve significant cash flow benefits by filling pent up demand.  Such a “win-win” relationship will also provide the ability for LRT to begin payments toward outstanding bills for custom work delivered.

Our associated VehicleFleetFinder devices use similar advanced technology to help businesses optimize their mobile resources (vehicles, equipment, sales forces, etc.) by providing location, direction, speed and other information that enables enhanced coordination and leveraging of assets.  Strategic sales partnerships for this market segment are being established at this time.

We are currently selling mobile applications that allow the Android phone (Google, T-Mobile), Apple’s iPhone, Blackberry’s Bold and Curve, and GPS enabled smartphones using the Windows Mobile Professional 6.0 Operating System to act as a PocketFinder with all of the features and functionality of our devices and to monitor all devices on a user’s account.  We have not been actively marketing the mobile applications since GPS performance varies by each cellular device manufacturer.  These mobile applications work world-wide as long as the phone has access to a compatible network.  Furthermore, with the launch of the PocketFinder Vehicle first time driver campaign and as PocketFinder People and Pets devices enter the U.S. market, the mobile applications will be able to seamlessly add our devices.  These GPS mobile applications interact with our easy to use web-based interface from any telecom network (Global System for Mobile communication (“GSM”) or Code Division Multiple Access (“CDMA”)).  Our billing system is now operational and all downloads, with the exception of the iPhone, are now available directly from our website for $0.99 per month.  Our Android Mobile PocketFinder Mobile application won both the Handango 2009 Award for “Best GPS/Map Application” and its 2009 “Groundbreaker Award.”  The Handango awards recognize best in class applications for a number of mobile platforms and functionalities.

Prior to the sale of our common stock to investors in the July 2011 private placement, we had been successful in securing sufficient funds from revenues and short-term loans that allowed us to support operations from quarter to quarter.   We will continue to enhance the functional capability of our products on an ongoing basis as new vertical market opportunities are regularly being discovered.  OEM opportunities are also an element of our strategic direction.

In some measure, due to the dramatic downturn in the economy and the financial markets, we see evidence of market demand for location-based services that will allow family members to keep in touch with one another in an increasingly busy and highly mobile world and for products that allow companies to more efficiently utilize their vehicles and their mobile workforce.  In July 2010, Frost & Sullivan projected growth of location based services (“LBS”) for wireless carriers to be $1.58 billion in 2015.  In the study they stated, “In tandem with smartphone advances, carriers are making their networks and locating capability more accessible to LBS application developers.”  We are at the forefront of this movement and working closely to utilize carrier based location information to enhance the in-door performance of the PocketFinder family of products.

Strategy Analytic’s Nitesh Patel released the “The $10 B Rule: Location, Location, Location” study in May 2011.  Mr. Patel believes that the evolution of location based services has momentum of its own sufficient to further evolve and develop the market to a point where it is projected to be valued at $10 billion by 2016.  He further states that “Consumers are increasingly demanding services such as search, maps, or navigation, for which location information is either fundamental to or provides greater context, utility and therefore appeal.”

We are aggressively moving the PocketFinder family of products web-based features and functionality onto more robust mobile applications to better meet the needs of our highly mobile society.  We are seeing similar demands and requirements in families and in businesses.  By taking advantage of the latest in GPS, GSM and Internet technology, small and medium sized businesses will be able to more effectively and efficiently manage their mobile assets and key human resources.  Recently, a UK based company utilized our PocketFinder device for added security while a manager was on site working with a client in Zambia, Africa.  The device provided real-time location information to the firm and to the manager’s family.

The PocketFinder family of products enhances the ability for families with young children, or families with elder care, to stay connected and to meet the demands of a fast-paced life.  Knowing the whereabouts of family members is a crucial step to coordination and planning.  Several of the pilot units went to families with autistic children with great success and consistent comments of “peace of mind knowing where my child is at any time” being received.

In addition, vertical applications may include: outdoor and extreme sports enthusiasts, parents, adult children of the elderly, elder care providers of patients with Alzheimer’s and dementia, special needs providers for those with disabilities, pet owners, and for the tracking and recovery of valuable property and luggage while traveling.  Our device is fifty millimeters in diameter or about two inches.  It fits easily into a child’s pocket, a backpack, or onto a belt.  The PocketFinder People and PocketFinder Pets devices will come with a form fitting silicone pouch that can easily slide onto a belt or a pet’s collar.

We operate with an “outsourced” model of highly selected individuals and organizations that have quick growth capacity to keep pace with our anticipated rate of growth.  Having concluded the engineering intensive phase of the PocketFinder for People and Pets, we have significantly reduced our use of full and part time contract workers in that area of our business.  We continue to tightly control our overhead and ensure that we have the right resources in place at the right time.   We have a very talented senior management team that brings the right knowledge, skills and abilities to deliver world-class products and services.  Due to the cash infusion from the sale of our common stock to investors in the July 2011 private placement, it is anticipated that we may hire up to 10 to 15 employees over the next 12 months, including several key employees, to supplement our existing team of contractors and employees.

Distribution opportunities are being negotiated as we carefully analyze each market opportunity against the cost of entry, potential growth, economic value and support capability metrics.  We are developing a business model for international market opportunities and are in discussions with wireless carriers and/or distributors in at least eleven countries at this time.

Our Personal Locator Services

We commenced the initial pilot run of approximately 350 demonstration PocketFinder devices during the second quarter of 2011.  We began delivery of these market ready devices in early April with the express purpose of generating purchase orders from distributors we have been working with for some time.  We will provide end-user customer service and support in the United States through existing, award winning call centers.  We anticipate exploring multiple vertical markets, including the following:

•	Parents of young children (primarily 5 to 12 years of age) who seek the peace of mind of knowing that their children are where they are supposed to be;

•	Families with members who are Autistic or have Down Syndrome, Alzheimer’s, etc.;

•	Elder care support and applications;

•	Pet care and location capability;

•	Asset tracking and location capability: cars, trucks, fleet management, luggage, boats, RVs, and other high-valued assets; and

•	Military applications.

Our Intellectual Property Investment

We have invested significantly, and continue to invest, in intellectual property, which consists of apparatus patents and applications and system and method patents and applications.  We have filed claims that cover all aspects of the PocketFinder, its operating system and user interface.  We have expanded and filed additional claims this fiscal year that cover new aspects of the PocketFinder People device, its operating system and user interface.  Our intellectual property portfolio includes 26 issued U.S. patents, 16 pending U.S. patents, six pending foreign patents, six PCT filings, 16 registered trademarks, one pending trademark and four Madrid protocol trademark cases.

We own the Internet domain name www.pocketfinder.com, as well as numerous other related domain names that could have use in future business and vertical marketing initiatives and for Internet marketing purposes.  Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org,” or with a country designation.  The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Our Target Markets and Marketing Strategy

We provide wireless location based solutions for global positioning products and our proprietary “friendly user interface” software system.  Our PocketFinder family of products delivers rugged, compact products with real-time location-based information over our proprietary server architecture.  Our products simplify the ability for families to stay connected with one another, for pet owners to know where their pets are on demand, and solutions for asset tracking – such as shipping of high value assets or LRT’s trucking solution.  We have the ability to provide platform support for the integration of other location-based GPS services within its applications in order to simplify the customers need to locate all location-based devices in one easy tool.

We launched PocketFinder Vehicle, VehicleFleetFinder and the LoadRackTracker tracking device and system.  We have identified a retail launch partner for the PocketFinder People and PocketFinder Pets devices in the United States and Canada.  We anticipate delivering the first 10,000 devices to the launch partner during the fourth calendar quarter of 2011.  We are also working on several “white label” marketing opportunities.  In addition, licensing opportunities are being explored on the international front.

For our PocketFinder family of products, we believe that the primary target market will consist of parents with school-aged children from ages 5 to 12.  Secondary markets may include medical and elder care providers, campers, hikers, backpackers, adventure seekers, extreme sports enthusiasts, freight and cargo carriers, delivery services, pet owners, vehicle finance companies, auto dealerships, law enforcement agencies, military organizations and individuals wishing to track valuable personal items.

Based on census information, there are over 37,000,000 children in the 5 to 12 year old market segment in the United States with an additional 4,000,000 in the prime focus areas in Canada.  The European Community has an additional 42,500,000 children in this primary age group.  Adding in the elder care market this represents a target market of more than 109,200,000 potential customers in our focus age group.

Closely related to personal locators is the desire for pet locators as it is estimated there are 70,000,000 pets in the U.S.  A locator device will give a pet owner the ability to locate a pet if it were to become lost or missing as well as to ensure that services paid for are received, i.e., that a walking service or pet care facility actually provide the outdoor activity contractually agreed to.  In addition, we are finding significant interest in the PocketFinder Pets product in European countries.

Our marketing initiatives may include:

•	Licensing opportunities for the products in international areas or regions;

•	Self branded or “white label” opportunities for niche market or vertical market sales;

•	Affinity group marketing and outreach opportunities;

•	Utilization of direct response sales due to public relations outreach in special interest magazines and newsletters; and

•	Retail distribution initiatives.

Our Revenue Sources

We expect our revenues to be based on the following sales and revenue sources:

•	Potential licensing fees;

•	Organizations that will self-brand the PocketFinder devices for specialized niche markets (“white label”);

•	Personal locator device sales to retailers;

•	Personal locator device sales through affinity groups and through our web site;

•	Personal locator device accessory sales;

•	Monthly recurring service fees; and

•	GPS smartphone mobile application sales (one-time or monthly fees as applicable).

Our Growth Strategy

Our objective is to become a premier provider of personal and asset location services in the location based services market.  Our strategy is to provide high quality devices that meet the market’s requirements whether it is for their children, their pets or tracking assets (luggage, vehicles, boats, etc.).  Key elements of our strategy include:

•	A mass market retail price of under $150.00 for Personal Locator devices (customized trucking solutions with additional features and capabilities will be sold at a higher price);

•	A basic monthly service fee for Personal Locator devices of under $15.00 with multiple convenient access points (mobile phone, land line, or via the Internet);

•	Ease of use at the location interface point as well as with the device; and

•	Rugged design that meets the rigors of an active child or pet.

Our Competition

Personal location and property tracking devices are beginning to significantly penetrate the marketplace.  We believe this condition represents a tremendous opportunity as customers will be attracted in large numbers once the intrinsic value of such devices is recognized and mass market adoption begins.

Our competitors include Geospatial Platform Providers, Application Developers, Zoombak, GTU-100, Little Buddy, Lo-Jack, Blackline GPS and Spotlight.  These competitors may be better financed, or have greater marketing and scientific resources than we do.

In related markets, GPS devices have become widely used for automotive and marine applications where line-of-sight to GPS satellites is not a significant issue.  Manufacturers such as Garmin, Navman, Magellan, TomTom, Pharos, NovAtel and DeLorne are finding a market interested in using these products for both business and leisure purposes.  As a result, use of GPS technology in devices such as chart plotters, fitness and training devices, fish finders, laptop computers, and personal digital assistant (“PDA”) location devices are gaining significant market acceptance and commercialization.  Prices range from $199.00 to several thousand dollars.  We expect that increasing consumer demand in these markets will drive additional applications and lower price points.

Government Regulation

We are subject to federal, state and local laws and regulations applied to businesses generally as well as Federal Communications Commission, Internationale Canada (“IC”) and CE (European Economic Area) wireless device regulations and controls.  We believe that we are in conformity with all applicable laws in all relevant jurisdictions.  We do not believe that we will be adversely affected by the application of any environmental laws and regulations of the United States and the states in which we operate.

Our Research and Development

As funds become available we will invest in ongoing research and development to enhance the size and performance of our existing products as well as to customize products to better fit specific vertical market needs and requirements.  We will continue to work with our manufacturer and several other entities that are conducting research on key aspects of the device itself (including expanded antennae capability, battery capacity, Iridium Satellite connectivity and enhanced location reliability and accuracy) in an ongoing effort to provide the best quality product at the very best size and value in the market.  We anticipate ongoing involvement with some level of developmental activities throughout the foreseeable future.

Employees and Outsourced Assistance

We have significantly limited our use of contracted professionals who have been engaged in hardware and software development, early marketing and sales preparation, and preparation for customer service support.  Mr. Scalisi, our Co-President and Chief Development Officer, Mr. Morse, our Co-President and Chief Executive Officer, and Mrs. Mejia, our Chief Operating Officer, currently devote 100% of their business time to our operations.  Due to the cash infusion from the sale of our common stock to investors in the July 2011 private placement, it is anticipated that we may hire up to 10 to 15 employees over the next 12 months.  Remaining true to our “outsourced” model for growth and expansion, any large personnel increase will be supplemented through contracts with sales and customer support outsourced organizations.  We will remain focused on our core competency of providing location devices and services.

Property

On May 11, 2011, we entered into a lease agreement with The Irvine Company LLC to lease approximately 4,700 square feet of general office space located at 49 Discovery, Suite 260, Irvine, California, for base rent ranging from $6,199 to $7,193 per month over a 48-month lease term commencing July 1, 2011 and ending June 30, 2015.

Legal Proceedings

On April 5, 2011, Gemini Master Fund, Ltd., filed a complaint for breach of contract against the company for non-payment of outstanding loans. The complaint specifies damages totaling $858,292, plus pre-judgment interest, costs of suit and other relief. The entire amount of the loans plus accrued interest, which together approximate the specified damages, are included in the accompanying financial statements. On June 8, 2011, we filed a cross-complaint against Gemini Master Fund, Ltd. for monetary damages related to the creditor’s disposition of shares of our common stock which had been pledged as collateral for the loans.

MANAGEMENT

Executive Officers and Directors

Our directors are elected by the stockholders for a term of one year and serve until successors are elected and qualified.  Officers hold their positions at the pleasure of the board of directors, subject to any employment contracts.  Each of our three executive officers serves pursuant to employment contracts which terminate in October 2012, subject to the automatic and successive one-year extensions if not cancelled by either party.  See “Executive Compensation – Employment Contracts.”

The following table sets forth information regarding our executive officers and directors:

Name	Age	Position
David M. Morse	58	Co-President, Chief Executive Officer and Director
Joseph F. Scalisi	48	Co-President, Chief Development Officer and Director
Desiree Mejia	40	Chief Operating Officer, Secretary and Director

Dr. Morse has served as Co-President, Chief Executive Officer and Chairman of the Board of Directors since October 8, 2007.  From late 2001 to 2005, Dr. Morse was involved in several start-up ventures providing consulting services (People Basics from August 2001 to April 2002 and ESP Networks from April 2002 to July 2004).  In September 2005, he joined with Joseph Scalisi and Desiree Mejia to incorporate Location Based Technologies, Corp. (“Old LBT”) (formerly known as PocketFinder, Inc.), which we acquired in October 2007.  Old LBT had been formed to develop the PocketFinder personal locators.  Dr. Morse brings 20 years of executive-level experience to us.  The majority of his career focused on the consumer market, leading him to serve as Vice President of Consumer Billing Services for Pacific Bell from 2000 to 2001.  His passion for customer service led to his appointment as Chief Customer Officer for Pacific Bell from 1997 to 2000 where he worked directly with the Chairman and the Executive Committee to establish the alignment of corporate strategy and process management objectives.  Prior to Pacific Bell, he served as Vice President of Sales and Service for SBC, now AT&T, the second largest telecommunications company in the United States, from 1991 to 1997.  While at SBC, he led an organization of more than 4,000 employees in 23 locations, serving 7,000,000 households.  Subsequent to leading the consumer organization, he served as Vice President of Product Marketing responsible for SBC’s core billing product.

Dr. Morse received a PhD in Organizational Behavior from Columbia Pacific University, a Master of Arts degree in Psychology from the University of Northern Colorado and a Bachelor of Science degree from Brigham Young University.

Dr. Morse has given keynote addresses on education and business management to several organizations and lectured at University of California at Berkeley, University of California at Davis, University of California at Los Angeles and Massachusetts Institute of Technology.  He has also served as Chair for the University of California’s Board focused on Mathematics, Engineering, and Science Achievement (MESA).

Mr. Scalisi has served as Co-President, Chief Development Officer and a director since October 11, 2007.  Prior to becoming our Co-President and Chief Development Officer, Mr. Scalisi was an officer of our predecessor company, PocketFinder, Inc. from 2004 to 2007.  As a co-founder, Mr. Scalisi designed the first generation PocketFinder device.  With vast of knowledge of the communications industry, including expertise in patents and trademarks, Mr. Scalisi is responsible for filing intellectual property applications, architecting the PocketFinder design team (interactive voice recognition (“IVR”), mapping interface, man-machine user interface and hardware design) and participates in the negotiation of contracts.  Mr. Scalisi is married to Mrs. Mejia.

Prior to becoming involved with the PocketFinder® device, Mr. Scalisi was employed by ESP Networks from February 2000 to November 2004 doing wireless development for a restricted use cellular phone with an automated pager system.

Mr. Scalisi has received 26 domestic issued patents along with four international patents.  He is currently working on 16 additional patent applications filed over the past several years.  He attended Fullerton College.

Mrs. Mejia  has served as Chief Operating Officer, Secretary and a director since October 11, 2007.  As a co-founder, Mrs. Mejia is responsible for running the day-to-day operations and oversees the Accounting and Marketing departments.  Mrs. Mejia is married to Mr. Scalisi.

Mrs. Mejia developed the PocketFinder concept after realizing that a true need exists to “see” your children even when you can’t be with them.  With co-founder Joseph Scalisi, Mrs. Mejia took the concept of using a GSM/GPRS tracking platform, combining it with a mapping service and creating a revolutionary tracking system.  Thus the PocketFinder system was born.

Prior to becoming our Chief Operating Officer in 2007, Mrs. Mejia was the Chief Operating Officer for our predecessor company, PocketFinder, Inc. from 2004 to 2007.  Previously, she worked for ESP Networks from December 2000 through November 2004.  Prior to December 2000, Mrs. Mejia worked with venture capital firms to help raise funds for the technology sector.  She also consulted with a wireless manufacturing company to assist with the launch of a new wireless device.  Prior to this, Mrs. Mejia worked with Deloitte and Touche, LLP where she specialized in the technology and telecommunications field.  Previously, Mrs. Mejia acted as the head researcher and assistant to the Chairman at MESA Research, whose clients included AT&T, Motorola, Nortel, 3Com and Phillips.  She has a Bachelor of Arts degree in Sociology from California State University, Dominguez Hills.

Other Persons Expected to Make Significant Contributions

David Butler, through our agreement with Aero Technology UK Ltd., provides us with wireless product development consulting services.  For more than six years, he has been the Managing Director of Aero Technology UK Ltd., a British company, providing international wireless communications expertise to its clients.

Roger Anderson provides us with encryption, data compression and IVR consulting services.  For more than six years, he has been the President or Manager of Call Knowing, LLC, providing encryption, data compression and IVR expertise to its clients.

Tina Florance, CPA, provides us with accounting and financial advisory services.  She oversees our accounting group and is responsible for all of our SEC filing and reporting requirements.

Any compensation received by our officers, directors and management personnel will be determined from time to time by our board of directors.  Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Corporate Governance

None of our directors is considered to be “independent” under generally recognized stock exchange requirements or the federal securities laws.  Our board of directors does not have an audit committee, a compensation committee or a nominating committee.  These functions are undertaken by the entire board.  Our Chief Executive Officer also serves as the Chairman of the Board, which we believe is an appropriate leadership structure given the present size and composition of our board of directors.  We intend to add independent directors, create board committees, adopt additional policies regarding internal controls and disclosure controls and procedures and implement other structural changes.

During the fiscal year ended August 31, 2010, our board of directors held four meetings in person and acted by written consent on 43 occasions.  Each of our directors attended at least 75% of the total number of meetings of the board.

Since the board of directors at present consists of the executive officers, we have not adopted any formal process for security holders to send communications to the board of directors or procedures by which our stockholders can recommend nominees for election to our board of directors.  Similarly, we have no policy regarding our directors attending annual meetings of stockholders.

Limitations of Liability and Indemnification

Our articles of incorporation eliminate the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors.  However, the liability of directors to us or our stockholders for monetary damages is not limited for (i) any breach of a director’s duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) any transaction from which a director derives an improper personal benefit and (iv) other acts specified by Nevada law.  This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission.  Our bylaws require us to indemnify our directors and officers to the fullest extent permitted by Nevada law.

Under our bylaws we are required to advance, prior to the final disposition of any proceeding, all expenses incurred by any director or officer in connection with that proceeding on receipt of an undertaking by that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

Nevada law permits us to indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

•	conducted himself or herself in good faith,

•
reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests,

•	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful, and

•	in the case of directors and officers, did not commit a breach of his or her fiduciary duties involving intentional misconduct, fraud or a knowing violation of law.

These persons may be indemnified against expenses, including attorneys' fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding.  If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought (or another court of competent jurisdiction) determines that the person is fairly and reasonably entitled to indemnity in an amount that the court deems proper.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Executive Compensation

Summary Compensation Table.  The table set forth below summarizes the compensation payable to our executive officers during the years ended August 31, 2010 and 2009 for services in all capacities.  Those listed in the table received no cash bonuses, option awards, nonequity incentive plan compensation or nonqualified deferred compensation earnings during those two fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year Ended 8/31	Salary ($)		Stock Awards ($)	Total ($)
David M. Morse (1)	2010	180,000	(4)		180,000	(4)
	2009	128,750	(4)	432,000	560,750	(4)
Joseph F. Scalisi(2)	2010	180,000	(5)		180,000	(5)
	2009	128,750	(5)	432,000	560,750	(5)
Desiree Mejia(3)	2010	180,000	(6)		180,000	(6)
	2009	128,750	(6)	432,000	560,750	(6)
__________________
(1)	Co-President, Chief Executive Officer and Chairman of the Board
(2)	Co-President, Chief Development Officer and Director
(3)	Chief Operating Officer, Secretary and Director
(4)	In fiscal 2010, $22,500 was paid and $157,500 was accrued for future payment. In fiscal 2009, $61,250 was paid and $67,500 was accrued for future payment.
(5)	In fiscal 2010, $7,500 was paid and $172,500 was accrued for future payment. In fiscal 2009, $41,250 was paid and $87,500 was accrued for future payment.
(6)	In fiscal 2010, $7,500 was paid and $172,500 was accrued for future payment. In fiscal 2009, $41,250 was paid and $87,500 was accrued for future payment.

Outstanding Equity Awards.  The table below summarizes the outstanding equity awards to our executive officers as of August 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
David Morse	-0-	2,000,000	(1)	$1.00 / share	(1)
Joseph Scalisi	-0-	2,000,000	(1)	$1.00 / share	(1)
Desiree Mejia	-0-	2,000,000	(1)	$1.00 / share	(1)
_______________
(1)
Each officer holds an option to purchase up to 2,000,000 shares of common stock at $1.00 per share.  Options to purchase 1,000,000 shares each are exercisable when we achieve a total of 100,000 customers, and the remaining options to purchase 1,000,000 shares each are exercisable when we achieve a total of 250,000 customers.  None of such options is presently exercisable.  The options expire ten years from the date a performance goal is achieved and vest on a change in control.

Compensatory Plans.  On September 10, 2007, the directors and shareholders of Old LBT adopted a 2007 Stock Incentive Plan.  The plan was assumed by us when we acquired Old LBT, and it was subsequently ratified by Messrs. Morse and Scalisi and Mrs. Mejia, as our controlling stockholders.  The plan reserves 2,250,000 shares for issuance pursuant to options, grants of restricted stock or other stock-based awards.  The plan is administered by the board of directors which has the power, pursuant to the plan, to delegate the administration of the plan to a committee of the board.  A total of 1,461,734 shares have been issued under the plan, leaving 788,266 shares available for issuance in the future.  There are no other arrangements or plans in which we provide pension, retirement or similar benefits for our officers or directors.

Compensation of Directors.  All of our directors are also employees and receive no extra compensation for their service on our board of directors.

Employment Contracts.  Our officers, David Morse, Joseph Scalisi and Desiree Mejia, are each employed pursuant to written employment agreements with identical terms.  The agreements each expire on October 11, 2012, provided that they are automatically extended for additional one-year periods unless either party provides written notice to the contrary at least 60 days prior to the end of the term then in effect.  Each officer is entitled to a base salary of $10,000 per month and to adjustments to his or her base salary based on certain performance standards.  The base salary was increased in two increments of $2,500 to $15,000 per month upon the Federal Communications Commission approval of the PocketFinder device and receiving revenues from the initial sales of our products.  Additional increases in increments of $5,000 or $10,000 per month are based on attaining certain numbers of subscribers and for successfully achieving cash flow in each country outside the U.S.  He or she may participate in any general bonus plan established by the board of directors and is entitled to participate in our stock incentive plan on such terms as the board deems appropriate from time to time.  He or she will also be entitled to participate in any and all benefits and perquisites as are generally provided for the benefit of executive employees.  The agreements terminate on death, incapacity (after 180 days), resignation and cause as defined.  If terminated without cause, he or she is entitled to base salary at least equal to the salary, including bonuses and commissions, of our highest paid employee, and medical benefits, through the end of the employment term or, if such termination occurs in the last year of the employment term, for a period of two years after the date of termination.  If during that period any events occur that would have resulted in increasing his or her base salary.

RELATED PARTY TRANSACTIONS

The following are the related party transactions in which we have engaged since September 1, 2008.

On August 15, 2008, we entered into a consulting agreement with Richard Mejia, Jr. for business and financial advisory services related to fund raising, corporate governance and SEC filings.  The agreement expired February 15, 2009.  Mr. Mejia was entitled to receive an hourly amount for his services that could be paid in a combination of cash and/or equity with the cash portion not to exceed 50%.  Mr. Mejia, is a retired partner of Ernst & Young LLP and is the father of Desiree Mejia, our Chief Operating Officer, Secretary and a Director.

On September 3, 2008, we entered into an unsecured promissory note agreement with Joseph Scalisi, our Co-President and a stockholder, for $950,000.  Under the terms of the promissory note agreement, the principal and any unpaid interest were to be repaid by March 3, 2009, six months from the date of issuance.  The note provided for interest at 8% per annum and could be repaid at any time before the repayment date, in part or in full, without penalty.

On January 26, 2009, we entered into an unsecured promissory note agreement with Joseph Scalisi, our Co-President and a stockholder, for $350,000.  Under the terms of the promissory note agreement, the principal and any unpaid interest were to be repaid by April 26, 2009, three months from the date of issuance.  The note provided for interest at 8% per annum and could be repaid at any time before the repayment date, in part or in full, without penalty.

In addition to the loans we received from Joseph Scalisi as discussed above, David Morse, Joseph Scalisi and Desiree Mejia have from time to time advanced funds to cover our operating expenses.  Beginning in December 1, 2008, cash advances from officers accrued interest at the rate of 8% per annum. These advances from officers have no formal repayment terms.  For the years ended August 31, 2009, and 2010, cash advances from officers totaling $582,000 and $947,297, respectively, were provided to us to cover operating expenses.  During the nine months ended May 31, 2011, new advances from officers totaled $1,000, repayments totaled $137,224 and the increase in accrued interest totaled $52,331, resulting in advances from officers and related accrued interest amounting to $811,073 and $98,866, respectively, at May 31, 2011.

On May 1, 2009, our board of directors approved the issuance of 4,279,021 shares of common stock to Joseph Scalisi in exchange for the outstanding notes payable and advances from Mr. Scalisi and related accrued interest totaling $2,838,417.  Notes payable and accrued interest totaling $639,328 were converted into 963,812 shares of common stock and advances from officers and accrued interest totaling $2,199,089 were converted into 3,315,209 shares of common stock.  The common stock was priced at approximately $0.66 per share, which represents an average of the closing stock price for the ten business days prior to the grant date.  The shares were issued on May 15, 2009.

On May 14, 2009, our board of directors approved the issuance of 1,671,814 shares of common stock to David Morse, our Chief Executive Officer, Co-President and a stockholder, in exchange for outstanding advances from Mr. Morse totaling $1,377,574.  The common stock was priced at approximately $0.82 per share, which represents an average of the closing stock price for the ten business days prior to the grant date.  The shares were issued on May 19, 2009.

On May 14, 2009, our board of directors approved the issuance of 300,000 shares of common stock to each of our officers, David Morse, Joseph Scalisi and Desiree Mejia.  The shares were issued in accordance with the officers’ executive employment agreements whereby upon receiving Federal Communications Commission approval of the Personal Locator device, each officer was entitled to receive a bonus of 300,000 shares.  The shares were issued on May 15, 2009 and valued at $1,296,000, which represents the fair market value of the services provided on the date of issuance.

From inception to August 31, 2010, each of David Morse, Joseph Scalisi and Desiree Mejia were paid salaries or other compensation totaling $1,145,750 (of which $455,000 was accrued for future payment), $1,145,750 (of which $280,000 was accrued for future payment) and $1,145,750 (of which $278,403 was accrued for future payment), respectively.

On July 6, 2011,  we issued 4,318,750 shares of common stock to Joseph Scalisi in exchange for the conversion of $500,000 of advances and $363,750 of accrued compensation.

A relative of the Chief Operating Officer provides bookkeeping and accounting services to us for $2,500 per month.  During the nine months ended May 31, 2011, bookkeeping and accounting fees for this party amounted to $22,500.

On March 30, 2011, we entered into a letter of intent with the son of David Morse, our Chief Executive Officer and Co-President, ultimately to act as Vice President of Customer Service.  Under the terms of the letter of intent, he is entitled to receive compensation of $10,000 per month and 250,000 shares of our common stock as a signing bonus.  The common stock was valued at $42,500 on the award date.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the number of shares of our common stock beneficially owned on August 23, 2011 by:

•	Each person, or group of affiliated persons, who is known to us to be the beneficial owner of more than 5% of our outstanding common stock;
•	Each of our executive officers and directors; and
•	All of our directors and executive officers as a group.

For this table, beneficial ownership of our common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership through the exercise of an option, warrant or right or the conversion of a security at any time within 60 days of August 23, 2011.  Subject to any applicable community property laws, the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.  Unless otherwise indicated, the address of the beneficial owners is 49 Discovery, Suite 260, Irvine, California 92618.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent
David M. Morse Co-President, Chief Executive Officer and Chairman of the Board	18,766,103	9.9%
Joseph F. Scalisi(2) Co-President, Chief Development Officer and Director	21,919,767	11.6%
Desiree Mejia(2) Chief Operating Officer, Principal Financial Officer, Secretary and Director	13,291,666	7.0%
All executive officers and directors as a group	53,977,536	28.5%
__________________
(1)
Applicable percentage ownership is based on 189,647,890 shares of common stock outstanding as of August 23, 2011, provided that any shares of common stock not outstanding which are subject to options, warrants, rights or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by such person, but are not deemed to be outstanding for the purpose of computing  the percentage owned by any other person.

(2)	Mr. Scalisi and Mrs. Mejia are married and, by virtue of community property laws or otherwise, each may have an interest in the shares reported by the other

SELLING STOCKHOLDERS

We are registering shares of common stock owned by the selling stockholders and shares of common stock that may be acquired by them upon exercise of warrants they own.  Except as noted below, no selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of our securities.  In addition, and except as noted below, none of the selling stockholders are or were affiliated with registered broker-dealers.  With respect to those selling stockholders noted below who are or were affiliated with registered broker-dealers, each has represented to us that the shares being registered for resale were purchased in the ordinary course of business and, at the time of purchase, such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

The following table provides certain information with respect to the selling stockholders’ beneficial ownership of our common stock as of August 23, 2011, the total number of shares they may sell under this prospectus from time to time, and the number of shares they will own thereafter assuming no other acquisitions or dispositions of our common stock.  For the table below, beneficial ownership of our common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a selling stockholder exercises sole or shared voting or investment power, or of which a selling stockholder has a right to acquire ownership at any time within 60 days of August 23, 2011.  The selling stockholders can offer all, some or none of their shares, thus we have no way of determining the number they will hold after this offering.  We have therefore prepared the table below on the assumption that the selling stockholders will sell all shares covered by this prospectus.

Selling Stockholder (1)	Shares Held Before the Offering		Shares Being Offered	Shares Held After the Offering	Percentage Owned After the Offering (2)
Jeffrey D. Leu	8,500,000	(3)	4,500,000	4,000,000	2.12%
Greggory S. Haugen (4)	7,525,000		500,000	7,025,000	3.70%
Haugen Children 2006 Trust	3,600,000	(5)	3,600,000	0	0
Northstar Investments, Inc.	3,259,283	(6)	2,250,000	1,009,283	*
Whitebox Multi-Strategy Partners, LP (7)	3,250,000		3,250,000	0	0
Terrence L. McGovern	3,250,000		250,000	3,000,000	1.58%
Killer Whale Holdings, LLC (8)	2,525,000		2,250,000	275,000	*
Emial Douglas †	2,325,000		2,325,000	0	0
Double E Services, Inc.	2,250,000	(9)	750,000	1,500,000	*
Thomas S. Gerbig	2,000,000		2,000,000	0	0
Amir L. Ecker (10)	1,750,000		1,750,000	0	0
Netgain Financial Inc.	1,500,000	(11)	750,000	750,000	*
Lacuna Hedge Fund LLLP (12)	1,250,000		1,250,000	0	0
Walter W. Cruttenden	1,250,000		1,250,000	0	0
ACT Capital Partners, L.P. (13)	1,250,000		1,250,000	0	0
Polestar Select LP (14)	1,200,000		1,200,000	0	0
Richard J. Chenitz	1,066,000	(15)	500,000	566,000	*
Sandor Capital Master Fund, LP (16)	1,000,000		1,000,000	0	0
George Karutz	1,000,000		1,000,000	0	0
Richard Mackey	800,000		800,000	0	0
David Caspers	769,932	(17)	100,000	669,932	*
Jeffery A. Lindeman	750,000		750,000	0	0
Craig Schnupp †	750,000		750,000	0	0
Sean & Lisa Matus	727,500		727,500	0	0
Kazum Partners, Ltd. (18)	690,000		500,000	190,000	*
Raymond Douglas	625,000		625,000	0	0
Robert G. Allison (19)	575,000		575,000	0	0
David & Jill Brattain †	575,000		575,000	0	0
Robert J. Evans	514,200		514,200	0	0
Craig-Hallum Capital Group LLC	500,000	(20)	500,000	0	0
Robert Scott	500,000		500,000	0	0

Stockholder (1)	Shares Held Before the Offering		Shares Being Offered	Shares Held After the Offering	Percentage Owned After the Offering (2)
Aiello Family Trust (21)	500,000		500,000	0	0
Bruce Evans & Kathryn Evans	500,000		500,000	0	0
London Family Trust (22)	500,000		500,000	0	0
MAZ Partners LP (23)	500,000		500,000	0	0
Verbier Investments, L.P. (24)	500,000		500,000	0	0
James J. Tiampo	500,000		500,000	0	0
David Kuennen	500,000		500,000	0	0
Whitebox L/S Equity Partners, LP (25)	500,000		500,000	0	0
Larry Zilverberg	500,000		500,000	0	0
William Ford	500,000		500,000	0	0
Michael Glazer	412,477	(26)	20,408	392,069	*
Nob Hill Capital Partners, LP (21)	400,000		400,000	0	0
AGA III Investments, Inc. (27)	375,000		375,000	0	0
Wayne & Tammie Boyd	350,000		350,000	0	0
H. Grady Terrill †	325,000		325,000	0	0
SVB Financial Group	300,000	(28)	300,000	0	0
ThinkEquity LLC	300,000	(29)	300,000	0	0
Donald A. Daeke †	300,000		300,000	0	0
Robin Babcock	256,279	(30)	68,671	187,608	*
William F. Hartfiel III (31)	250,000		250,000	0	0
Brian Garner Swift (32)	250,000		250,000	0	0
Crusader Investments LLC (33)	250,000		250,000	0	0
James H. Zavoral Jr. (34)	250,000		250,000	0	0
Michael D. Ferrell †	250,000		250,000	0	0
Anne Barrett †	250,000		250,000	0	0
Chris B. Stephan	250,000		250,000	0	0
Shirley J. Jones †	250,000		250,000	0	0
Poseidon Capital, LLC (35)	250,000		250,000	0	0
Patrick Doolittle	250,000		250,000	0	0
Donald Andruik	250,000		250,000	0	0
Kenneth S. & Lori A. Curren	250,000		250,000	0	0
Carol Jean Sibilly	250,000		250,000	0	0
James S. Kenney †	250,000		250,000	0	0
William & Janet Stanton †	225,000		225,000	0	0
Jonathan Levy	200,000	(36)	200,000	0	0
J. Michael & B. Sherry Edge †	200,000		200,000	0	0
Timothy Klein and Stephanie Klein (37)	200,000		200,000	0	0
Sylvia Martinez †	200,000		200,000	0	0
Greg Maselli	185,000	(38)	100,000	85,000	*
Ted and Alana Ownby †	180,000		180,000	0	0
Gary A. Bergren (19)	175,000		175,000	0	0
Laura O. Jacobs †	175,000		175,000	0	0
Donald & Nancy Boecker †	150,000		150,000	0	0
Amanda and Edward Alexander Fly †	150,000		150,000	0	0
Paul Bhangoo	149,850		149,850	0	0
Joel D. White †	125,000		125,000	0	0
Doug Mzyk †	125,000		125,000	0	0
Sally S. Hoedebecke †	125,000		125,000	0	0
Michael Ray Compton †	125,000		125,000	0	0
Jay Barnes	125,000		125,000	0	0
EB Resources Limited (39)	125,000		125,000	0	0
Shirley J. Jones & Amanda Jones Fly	125,000		125,000	0	0
Nob Hill Capital Partners, LP III (21)	100,000		100,000	0	0
John Alenius †	100,000		100,000	0	0

Stockholder (1)	Shares Held Before the Offering		Shares Being Offered	Shares Held After the Offering	Percentage Owned After the Offering (2)
Thad Zak †	100,000		100,000	0	0
Karen M. Allen	100,000		100,000	0	0
Mary S. Bryant	100,000		100,000	0	0
David Doty	100,000		100,000	0	0
Andrzej & Elzbieta Krawczyk †	100,000		100,000	0	0
Edith Alice Jereb †	100,000		100,000	0	0
Paul Bradley Tuggle †	100,000		100,000	0	0
George & Estefana Shively Jr. †	100,000		100,000	0	0
Robert Kasody	100,000	(40)	100,000	0	0
Robert L. Cooper †	90,000		90,000	0	0
Allison Barrett †	90,000		90,000	0	0
Roland Cavazos	90,000		90,000	0	0
Marion Loving	90,000		90,000	0	0
Bruce Flieller †	77,500		77,500	0	0
Eric Zeitler †	75,000		75,000	0	0
Tommy L. Twomey †	75,000		75,000	0	0
Jaret Dale Walker †	75,000		75,000	0	0
Scott Breen †	75,000		75,000	0	0
Robert H. Cooper †	75,000		75,000	0	0
James E. Smith †	75,000		75,000	0	0
Gay Lamey †	75,000		75,000	0	0
Matthew Bell	75,000		75,000	0	0
Paul J. Dee	75,000		75,000	0	0
Darrell J. Compton †	75,000		75,000	0	0
Kelly and Araseli Compton	75,000		75,000	0	0
Sherrie L. Helms	75,000		75,000	0	0
Richard and Kathleen J. Moench	75,000		75,000	0	0
Juan Lazos †	75,000		75,000	0	0
Patricia A. Zeitler †	75,000		75,000	0	0
John M. Robertson †	75,000		75,000	0	0
Carrie S. Tidwell †	75,000		75,000	0	0
Judy Trevino †	75,000		75,000	0	0
James C. Melton †	75,000		75,000	0	0
Steve C. Steckbeck †	70,000		70,000	0	0
Randle & Evelyn Allen †	70,000		70,000	0	0
Brett Hardy Balthrope	69,000		50,000	19,000	*
Darrell G. Compton †	67,500		67,500	0	0
Kyle Nohavitza †	57,500		57,500	0	0
Patricia Martinez	50,000		50,000	0	0
Beverette H. Fly †	50,000		50,000	0	0
Trent & Patricia McDaniel	50,000		50,000	0	0
Frank Perekovich †	50,000		50,000	0	0
Donald Perekovich †	50,000		50,000	0	0
Kevin Albrecht †	50,000		50,000	0	0
Ian Burnett †	50,000		50,000	0	0
Andrew Ross Williams †	50,000		50,000	0	0
Todd Zimmerman †	50,000		50,000	0	0
Mathew Zimmerman †	50,000		50,000	0	0
Joe F. Handley †	50,000		50,000	0	0
Robert Patrick Hernandez †	50,000		50,000	0	0
Kenneth Malone †	50,000		50,000	0	0
Jeffrey Boyd Wilkinson †	50,000		50,000	0	0
Irvin E. Zeitler †	50,000		50,000	0	0
Hillary A. Boyd	50,000		50,000	0	0

Stockholder (1)	Shares Held Before the Offering		Shares Being Offered	Shares Held After the Offering	Percentage Owned After the Offering (2)
Davis G. Gomez	50,000		50,000	0	0
Heriberto Martinez	50,000		50,000	0	0
Vicente Quintero	50,000		50,000	0	0
William H. Sutcliffe	50,000		50,000	0	0
Michael Tavitas, Jr.	50,000		50,000	0	0
Ifeanyi & Cheryl Udensi	50,000		50,000	0	0
Beth Balzar	50,000		50,000	0	0
Denise A. Berger	50,000		50,000	0	0
Kathleen Marie Born	50,000		50,000	0	0
Toby C. & Melinda K. Gerhart	50,000		50,000	0	0
W. L. Golightly	50,000		50,000	0	0
David W. Nettel †	50,000		50,000	0	0
Roland Lamar Pettit †	50,000		50,000	0	0
Kyle Matthew Pippin †	50,000		50,000	0	0
Danny Cheng	11,500	(41)	10,000	1,500	*
Sergio Pinon	5,000	(42)	5,000	0	0
Other Holders as a Group	1,800,950	(43)	1,800,950	0	0
________________________________
*	Indicates less than 1%.
†	Indicates account managed by Alamo Investment Advisors, LLC d/b/a Alamo Asset Advisors.
(1)	Inclusion is not an admission of beneficial ownership.
(2)	Based on 189,647,890 shares outstanding on August 23, 2011.
(3)	Includes 4,000,000 shares issuable on conversion of debt.
(4)
Greggory S. Haugen has personally guaranteed our obligations under the Loan and Security Agreement with Silicon Valley Bank and has made a number of personal loans to us.  In connection with these arrangements, we entered into several agreements with Mr. Haugen under which, among other things, we granted him board observation rights, certain registration rights, the right to approve our use of funds drawn under the Loan and Security Agreement, and a security interest in all of our assets, junior only to the security interest of Silicon Valley Bank.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

(5)	Covers shares issuable on exercise of warrants. David Alampi, as trustee, has voting and investment power over the securities held by the Haugen Children 2006 Trust.
(6)	Includes 2,250,000 shares issuable on exercise of warrants.
(7)
Andrew J. Redleaf, as managing member of Whitebox Advisors, LLC, the general partner of Whitebox Multi-Strategy Partners, LP, has voting and investment power over the securities held by Whitebox Multi-Strategy Partners, LP.  Andrew J. Redleaf and Whitebox Advisors, LLC expressly disclaim their beneficial ownership of securities held by Whitebox Multi-Strategy Partners, LP, except to the extent of their pecuniary interest therein.  Whitebox Multi-Strategy Partners, LP is affiliated with Whitebox L/S Equity Partners, LP, which holds 500,000 shares.

(8)
Mark Anderson is the president of Killer Whale Holdings, LLC and has voting and investment power over the securities held by Killer Whale Holdings, LLC.  Mr. Anderson also holds 275,000 shares individually.

(9)	Includes 750,000 shares issuable on exercise of warrants.
(10)	Mr. Ecker is employed by Philadelphia Brokerage, a registered broker-dealer.
(11)	Includes 750,000 shares issuable on exercise of warrants. Brian C. Quinn, as chief executive officer, has voting and investment power over the securities held by Netgain Financial Inc.
(12)	Rawleigh Ralls and Rich O’Leary share voting and investment control over the securities held by Lacuna Hedge Fund LLLP.
(13)
Amir L. Ecker and Carol G. Frankenfeld, the general partners of ACT Capital Partners, L.P., share voting and investment control over the securities held by ACT Capital Partners, L.P.  Amir L. Ecker and Carol G. Frankenfeld are employed by Philadelphia Brokerage, a registered broker-dealer.  In addition, Mr. Ecker personally holds 1,750,000 shares.

(14)	Rajiv Sharma has voting and investment power over the securities held by Polestar Select LP. Mr. Sharma is the manager of Polestar Capital LLC, the general partner of Polestar Select LP.

(15)	Includes 500,000 shares issuable on conversion of debt.
(16)
John S. Lemak is the managing member of Sandor Capital Master Fund, LP and has voting and investment power over the securities held by Sandor Capital Master Fund, LP.  Mr. Lemak is affiliated with WFG Investments, Inc., a registered broker-dealer.

(17)	Includes 100,000 shares issuable on exercise of warrants.
(18)	William D. Balthrope has voting and investment power over the securities held by Kazum Partners, Ltd.
(19)	Account managed by Perkins Capital Management, Inc.
(20)
Craig-Hallum Capital Group LLC is a registered broker-dealer and served as one of the placement agents for the July 2011 private placement.  Covers shares issuable on exercise of warrants issued to Craig-Hallum Capital Group LLC as partial compensation for services as placement agent.  Craig-Hallum Capital Group LLC is wholly owned by Craig-Hallum Holdings LLC, the managing members of which are John Flood, Bradley Baker, Kevin Harris, Richard Rinkoff and Patricia Bartholomew.

(21)	Stephen R. Mittel, as trustee, has voting and investment power over the securities held by the Aiello Family Trust. Mr. Mittel, as general partner, also has voting and investment power over the securities held by Nob Hill Capital Partners, L.P. and Nob Hill Capital Partners, LP III.
(22)	Robert S. London is trustee of the London Family Trust.
(23)	Walter Schenker has voting and investment power over the securities held by MAZ Partners LP. Mr. Schenker is principal of MAZ Capital Advisor, the general partner of MAZ Partners LP.
(24)
James J. Tiampo is managing partner of Verbier Investments, L.P. and has voting and investment power over the securities held by Verbier Investments, L.P.  In addition, Mr. Tiampo personally holds 500,000 shares.

(25)
Andrew J. Redleaf, as managing member of Whitebox Advisors, LLC, has voting and investment power over the securities held by Whitebox L/S Equity Partners, L.P.  Whitebox Advisors, LLC is the managing member of Whitebox L/S Equity Advisors, LLC, which is the general partner of Whitebox L/S Equity Partners, L.P.  Andrew J. Redleaf and Whitebox Advisors, LLC expressly disclaim their beneficial ownership of securities held by Whitebox L/S Equity Partners, L.P., except to the extent of their pecuniary interest therein.  Whitebox L/S Equity Partners, LP is affiliated with Whitebox Multi-Strategy Partners, LP, which holds 3,250,000 shares.

(26)	Includes 20,408 shares issuable on exercise of warrants.
(27)	Alfred G. Allen, as president, and has voting and investment power over the securities held by AGA III Investments, Inc.
(28)
Covers shares issuable on exercise of warrants.  SVB Financial Group is an affiliate of Silicon Valley Bank, which has extended a line of credit to the Company.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

(29)
ThinkEquity LLC is a registered broker-dealer and served as one of the placement agents for the July 2011 private placement.  Covers shares issuable on exercise of warrants issued to ThinkEquity LLC as partial compensation for services as placement agent.

(30)	Includes 68,671 shares issuable on exercise of warrants.
(31)	Mr. Hartfiel is director of investment banking at Craig-Hallum Capital Group LLC, a registered broker-dealer that served as one of the placement agents for the July 2011 private placement.
(32)	Mr. Swift is the chief executive officer of Security Research Associates, a registered broker-dealer.
(33)	John J. Connors is manager of Crusader Investments LLC and has voting and investment power over the securities held by Crusader Investments LLC.
(34)	Mr. Zavoral is an equity salesperson at Craig-Hallum Capital Group LLC, a registered broker-dealer that served as one of the placement agents for the July 2011 private placement.
(35)	Joel Altman, as managing member, has voting and investment power over the securities held by Poseidon Capital, LLC.
(36)
Jonathan Levy is a managing director of ThinkEquity LLC, a registered broker-dealer that served as one of the placement agents for the July 2011 private placement.  Covers shares issuable on exercise of warrants issued to Jonathan Levy as partial compensation for services as placement agent

(37)	Mr. Klein is a managing director of Craig-Hallum Capital Group LLC, a registered broker-dealer that served as one of the placement agents for the July 2011 private placement.
(38)	Includes 100,000 shares issuable on exercise of warrants.
(39)	Eugene L. Berger, as president, has voting and investment power over the securities held by EB Resources Limited.
(40)	Covers shares issuable on exercise of warrants.
(41)	Includes 10,000 shares issuable on exercise of warrants.
(42)	Covers shares issuable on exercise of warrants.
(43)	Aggregate holdings of this group are less than 1% of the outstanding shares of our common stock prior to this offering.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 300,000,000 shares of common stock ($.001 par value), of which 189,647,890 were issued and outstanding as of August 23, 2011.  Each holder of our common stock is entitled to a pro rata share of cash distributions made to stockholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by stockholders.  There is no cumulative voting with respect to the election of our directors or any other matter.  Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors.  The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors from funds legally available therefore.  Cash dividends are at the sole discretion of our board of directors.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.  Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are also authorized to issue 10,000,000 shares of preferred stock ($.001 par value), none of which have been issued.  Shares of preferred stock may be issued from time to time in one or more series as may be determined by our board of directors.  The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the board of directors.  Our directors may issue preferred stock with multiple votes per share and dividend and liquidation rights which would have priority over any dividends or distributions in liquidation with respect to the holders of our common stock.  The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to stockholders generally, and could have the effect of limiting stockholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management.

Nevada Control Share and Business Combination Laws

Though not now, we may become subject to Nevada’s control share law.  A corporation is subject to Nevada’s control share law if it has more than 200 stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and it does business in Nevada directly or through an affiliated corporation.  The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more.  The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.  The control share law contemplates that voting rights will be considered only once by the other stockholders.  Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares.  The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the company.

In addition to the control share law, Nevada has a business combination law which prohibits combinations under certain circumstances between Nevada corporations that have 200 or more stockholders of record and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the combination or the transaction by which the person first became an “interested stockholder” is approved by the corporation’s board of directors before the person first became an “interested stockholder.”  Combinations with “interested stockholders” occurring more than three years after the person first became an “interested stockholder” must meet certain specified conditions.  For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation.  The term “combination” is broadly defined and includes, among other things, mergers, consolidations, sales of assets, liquidations, dissolutions, recapitalizations and reclassifications of securities.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the company from doing so if they cannot obtain the approval of our board of directors.

Transfer Agent

The transfer agent and registrar for our common stock is Transhare Corporation, 4626 South Broadway, Englewood, CO 80113, toll free phone (888) 662-1113, e-mail info@transhare.com.

PLAN OF DISTRIBUTION

We are registering for resale by the selling stockholders and certain transferees 59,054,079 shares of common stock, of which 50,000,000 shares are issued and outstanding and up to 9,054,079 shares are issuable upon exercise of warrants.  We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, although we may receive up to $3,566,576 upon the exercise of all of the warrants by the selling stockholders for cash.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.  If the shares of common stock are sold through broker-dealers or agents, the selling stockholder will be responsible for any compensation to such broker-dealers or agents.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to tie pursuant to this prospectus.

The selling stockholders also may transfer and donate the shares of common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders will sell their shares of common stock subject to the following:

•
all of a portion of the shares of common stock beneficially owned by the selling stockholders or their perspective pledgees, donees, transferees or successors in interest, may be sold on the OTC Bulletin Board market, any national securities exchange or quotation service on which the shares of our common stock may be listed or quoted at the time of sale, in the over-the counter market, in privately negotiated transactions, through the writing of options, whether such options are listed on an options exchange or otherwise, short sales or in a combination of such transactions;

•	each sale may be made at market prices prevailing at the time of such sale, at negotiated prices, at fixed prices or at varying prices determined at the time of sale;

•
some or all of the shares of common stock may be sold through one or more broker-dealers or agents and may involve crosses, block transactions or hedging transactions.  The selling stockholders may enter into hedging transactions with broker-dealers or agents, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock to close out short positions or loan or pledge shares of common stock to broker-dealers or agents that in turn may sell such shares; and

•
in connection with such sales through one or more broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and may receive commissions from the purchasers of the shares of common stock for whom they act as broker-dealer or agent or to whom they sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transaction involved).  Any broker-dealer or agent participating in any such sale may be deemed to be an “underwriter” within the meaning of the Securities Act and will be required to deliver a copy of this prospectus to any person who purchases any shares of common stock from or through such broker-dealer or agent.  We have been advised that, as of the date hereof, none of the selling stockholders have made any arrangements with any broker-dealer or agent for the sale of their shares of common stock.

The selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the selling stockholders and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.  A selling stockholder may also transfer, devise or gift the shares of common stock by other means not covered in this prospectus in which case the transferee, devisee or giftee will be the selling stockholder under this prospectus.

If required at the time a particular offering of the shares of common stock is made, a prospectus supplement or, if appropriate, a post-effective amendment to the registration statements of which this prospectus is a part, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The selling stockholders will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders, if any.  In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed 8% of the proceeds from the sale of such securities.  We have agreed pursuant to the purchase agreement in the July 2011 private placement, the agreement with the placement agents and the warrants to indemnify those selling stockholders against liabilities, including certain liabilities under the Securities Act, or that the selling stockholders will be entitled to contribution.  We will be indemnified by the selling stockholders against certain liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders for use in this prospectus, in accordance with the  purchase agreement or will be entitled to contribution.  Once sold under this registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Locke Lord Bissell & Liddell llp, Los Angeles, California, will pass upon the validity of the issuance of the common stock offered by this prospectus as our counsel

EXPERTS

The financial statements included in this prospectus have been audited by Comiskey & Company, Professional Corporation, independent registered public accountants, to the extent and for the periods set forth in its report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission, or the SEC, to register the shares of our common stock being offered by this prospectus.  In addition, we file annual, quarterly and current reports with the SEC.  You may read and copy any materials that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You may also obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us.  Our SEC filings are also available to the public from commercial document retrieval services.

You may also request a copy of the reports and other information we file with the SEC at no cost by writing or telephoning us at:

Location Based Technologies, Inc.
49 Discovery, Suite 260
Irvine, California 92618
Attention:  Dr. David M. Morse
Chief Executive Officer
888-600-1044

LOCATION BASED TECHNOLOGIES, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Location Based Technologies, Inc.
Irvine, California

We have audited the accompanying consolidated balance sheets of Location Based Technologies, Inc. as of August 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years ended August 31, 2010 and 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Location Based Technologies, Inc. as of August 31, 2010 and 2009, and the results of its operations, changes in stockholders’ equity and cash flows for the year ended August 31, 2010 and 2009, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring losses since inception and has an accumulated deficit in excess of $28,800,000 and a working capital deficit in excess of $5,900,000. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Denver, Colorado
December 13, 2010

                                    /s/ Comiskey & Company

                                   PROFESSIONAL CORPORATION

Location Based Technologies, Inc.
CONSOLIDATED BALANCE SHEETS
August 31, 2010 and 2009

	August 31, 2010	August 31, 2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$267	$200,099
Accounts receivable, net of allowance for doubtful accounts	-	75,203
Costs and estimated earnings in excess of billings on uncompleted contracts	-	292,723
Prepaid expenses	-	122,078
Deferred financing costs	10,002	70,257

Total current assets	10,269	760,360

Property and equipment, net of accumulated depreciation	33,413	1,300,641

OTHER ASSETS
Patents and trademarks, net of accumulated depreciation	1,303,675	1,238,653
Deposits and other assets	16,159	-

Total other assets	1,319,834	1,238,653

TOTAL ASSETS	$1,363,516	$3,299,654

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,305,492	$932,616
Accrued officer compensation	1,013,403	510,903
Advances from officers	947,297	-
Accrued interest, advances from officers	46,535	-
Notes payable	225,000	140,000
Accrued interest, notes payable	40,487	22,041
Convertible notes payable, net of unamortized discount	1,265,833	1,210,389
Accrued interest, convertible notes payable	130,706	19,405

Total current liabilities	5,974,753	2,835,354

TOTAL LIABILITIES	5,974,753	2,835,354

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 300,000,000 shares authorized 107,322,272 and 96,823,547 shares issued and outstanding at August 31, 2010 and 2009, respectively	44,923	34,424
Common stock to be issued	100
Additional paid-in capital	24,382,165	21,224,422
Prepaid services paid in common stock	(209,500)	(1,028,560)
Accumulated deficit	(28,828,925)	(19,765,986)

Total stockholders’ equity	(4,611,237)	464,300

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,363,515	$3,299,654

See accompanying notes to financial statements.

Location Based Technologies, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended August 31, 2010 and 2009

	August 31, 2010	August 31, 2009

Net revenue
Devices	$10,090	$12,597
Services	10,126	2,542
Consulting	46,874	942,723

Total net revenue	67,090	957,862

Cost of revenue
Devices	5,924	7,700
Services	32,792	14,383
Consulting	118,994	340,282

Total cost of revenue	157,710	362,365

Gross profit (loss)	(90,620)	595,497

Operating expenses
General and administrative	907,185	864,879
Officer compensation	540,000	1,682,250
Professional fees	909,756	1,339,788
Rent	174,970	138,312
Research and development	1,647,797	1,535,403

Total operating expenses	4,179,708	5,560,632

Net Operating loss	(4,270,328)	(4,965,135)

Other income (expense)
Financing costs	(1,892,852)	(1,744,835)
Amortization of beneficial conversion feature	(370,444)	(25,004)
Amortization of deferred financing costs	(950,000)	(2,850,000)
Interest income (expense), net	(323,662)	(149,378)
Foreign currency gain (loss), net	59	(6,989)
Gain on asset disposal	107,047	-
Loss on asset impairment	(1,361,959)	-

Total other income (expense)	(4,791,811)	(4,776,206)

Net loss before income taxes	(9,062,139)	(9,741,341)

Provisions for income taxes	800	800

Net Loss	$(9,062,939)	$(9,742,141)

See accompanying notes to financial statements.

Location Based Technologies, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended August 31, 2010 and 2009

	August 31, 2010	August 31, 2009

Accumulated Deficit:

Balance, beginning of period	$(19,765,986)	$(10,023,845)

Net Loss	$(9,062,939)	$(9,742,141)

Balance, end of period	$(28,828,925)	$(19,765,986)

Basic – earnings (loss) per share	$(0.09)	$(0.11)

Basic – Weighted Average Number of Shares Outstanding	99,712,365	90,236,562

See accompanying notes to financial statements.

Location Based Technologies, Inc.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
For the years ended August 31, 2010 and 2009

							Prepaid	Deficit
	Preferred Stock		Common Stock				Services	Accumulated	Total
	Number		Number			Additional	Paid-In	During the	Stockholders
	of Shares	Amount	of Shares	Amount	To be issued	Paid-In Capital	Common Stock	Development Stage	Equity (Deficit)

Balance, August 31, 2008	-	$-	87,091,914	$24,693	$-	$11,228,750	$-	$(10,023,845)	$1,229,598

Issuance of common stock for services, October 2008	-	-	184,856	184	-	453,088	-	-	453,272

Issuance of common stock for services, November 2008	-	-	100,000	100	-	112,900	-	-	113,000

Issuance of Series G warrants for services, November 2008	-	-	-	-	-	160,939	-	-	160,939

Issuance of Series H warrants for services, November 2008	-	-	-	-	-	1,115,361	-	-	1,115,361

Issuance of common stock for services, December 2008	-	-	351,500	352	-	343,878	-	-	344,230

Issuance of common stock in connection with a note payable extension, December 2008	-	-	50,000	50	-	54,950	-	-	55,000

Issuance of common stock for services, January 2009	-	-	136,000	136	-	140,021	-	-	140,157

Issuance of common stock for services, February 2009	-	-	180,000	180	-	169,020	-	-	169,200

Issuance of common stock in connection with a note payable extension, February 2009	-	-	50,000	50	-	46,950	-	-	47,000

Issuance of common stock in connection with a debt issuance, February 2009	-	-	100,000	100	-	93,900	-	-	94,000

See accompanying notes to financial statements

Location Based Technologies, Inc.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
For the years ended August 31, 2010 and 2009

							Prepaid	Deficit
	Preferred Stock		Common Stock				Services	Accumulated	Total
	Number		Number			Additional	Paid-In	During the	Stockholders
	of Shares	Amount	of Shares	Amount	To be issued	Paid-In Capital	Common Stock	Development Stage	Equity (Deficit)

Issuance of common stock for services, April 2009	-	-	235,000	235	-	150,165	(92,480)	-	57,920

Issuance of common stock in connection with note payable extensions, April 2009	-	-	100,000	100	-	63,900	-	-	64,000

Recognition of prepaid services paid in common stock upon conversion of related advances from officers, May 2009	-	$-	-	$-	$-	$-	$(1,662,500)	$-	$(1,662,500)

Issuance of common stock for services, May 2009	-	-	281,101	281	-	303,946	-	-	304,227

Issuance of common stock for officer compensation, May 2009	-	-	900,000	900	-	1,295,100	-	-	1,296,000

Issuance of common stock for conversion of related party notes payable, advances from officers, and accrued interest, May 2009	-	-	5,950,835	5,950	-	4,210,041	-	-	4,215,991

Issuance of common stock and Series I warrants for cash proceeds, net of offering costs, May 2009	-	-	80,645	81	-	108,669	-	-	108,750

Issuance of common stock and Series J warrants for cash proceeds, net of offering costs, May 2009	-	-	91,743	92	-	86,908	-	-	87,000

Issuance of common stock for services, June 2009	-	-	184,858	185	-	241,940	-	-	242,125

Issuance of common stock and Series K warrants for cash proceeds, net of offering costs, June 2009	-	-	63,602	64	-	65,186	-	-	65,250

Issuance of common stock in connection with a debt issuance, June 2009	-	-	25,000	25	-	30,975	-	-	31,000

Issuance of common stock for services, July 2009	-	-	36,585	37	-	29,963	-	-	30,000

Issuance of common stock in connection with debt issuances, July 2009	-	-	55,000	55	-	50,345	-	-	50,400

Issuance of common stock for services, August 2009	-	-	102,234	102	-	94,813	-	-	94,915

Issuance of Series L warrants for services, August 2009	-	-	-	-	-	58,142	-	-	58,142

See accompanying notes to financial statements

Location Based Technologies, Inc.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
For the years ended August 31, 2010 and 2009

							Prepaid	Deficit
	Preferred Stock		Common Stock				Services	Accumulated	Total
	Number		Number			Additional	Paid-In	During the	Stockholders
	of Shares	Amount	of Shares	Amount	To be issued	Paid-In Capital	Common Stock	Development Stage	Equity (Deficit)

Issuance of common stock and Series M warrants for cash proceeds, net of offering costs, August 2009	-	$-	387,397	$387	$-	$269,613	$-	$-	$270,000

Issuance of common stock for conversion of accrued interest on convertible notes payable, August 2009	-	-	85,277	85	-	55,345	-	-	55,430

Amortization of prepaid services paid-in common stock	-	-	-	-	-	-	726,420	-	726,420

Beneficial conversion discount of convertible notes payable	-	-	-	-	-	189,615	-	-	189,615

Net loss	-	-	-	-	-	-	-	(9,742,141)	(9,742,141)

Balance, August 31, 2009	-	-	96,823,547	34,424	-	21,224,422	(1,028,560)	(19,765,986)	464,300

Issuance of common stock in connection with a debt issuance, September 2009	-	-	50,000	50	-	40,950	-	-	41,000

Issuance of common stock and Series N warrants for cash proceeds, September 2009	-	-	129,870	130	-	99,870	-	-	100,000

Issuance of common stock for services, September 2009	-	-	64,485	64	-	52,186	-	-	52,250

Issuance of common stock and Series O warrants for cash proceeds, net of offering costs, November 2009	-	-	110,685	111	-	67,389	-	-	67,500

Cash received for 90,909 shares and warrants to be issued, net of offering costs, November 2009	-	-	-	-	91	53,909	-	-	54,000

Common stock to be issued in connection with a debt extension, November 2009	-	-	-	-	25	16,975	-	-	17,000

See accompanying notes to financial statements

Location Based Technologies, Inc.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
For the years ended August 31, 2010 and 2009

							Prepaid	Deficit
	Preferred Stock		Common Stock				Services	Accumulated	Total
	Number		Number			Additional	Paid-In	During the	Stockholders
	of Shares	Amount	of Shares	Amount	To be issued	Paid-In Capital	Common Stock	Development Stage	Equity (Deficit)

Issuance of P warrants for services, December 2009	-	$-	-	$-	$-	$233,109	$-	$-	$233,109

Issuance of 90,909 shares of common stock and Series Q warrants, December 2009	-	-	90,909	91	(91)	-	-	-	-

Issuance of common stock in connection with a note payable extension, February 2010	-	-	25,000	25	(25)	-	-	-	-

Issuance of common stock for services, February 2010	-	-	605,000	605	-	205,995	(182,133)	-	24,467

Issuance of R warrants for services, February 2010	-	-	-	-	-	152,801	-	-	152,801

Issuance of common stock in connection with note payable default penalties, February 2010	-	-	418,000	418	-	161,522	-	-	161,940

Common stock to be issued in connection with a note payable extension, March 2010	-	-	-	-	100	31,900	-	-	32,000

Issuance of common stock in connection with a note payable default penalty, April 2010	-	-	100,000	100	-	32,900	-	-	33,000

Issuance of common stock for note payable conversion, April 2010	-	-	500,000	500	-	99,500	-	-	100,000

Issuance of common stock for services, April 2010	-	-	422,156	422	-	117,782	-	-	118,204

Issuance of O warrants for services, April 2010	-	-	-	-	-	8,414	-	-	8,414

Issuance of common stock for note payable and accrued interest conversion, May 2010	-	-	682,620	683	-	135,841	-	-	136,524

Issuance of common stock in connection with a note payable extension, June 2010	-	-	100,000	100	(100)	-	-	-	-

Issuance of common stock for services, June 2010	-	-	1,500,000	1,500	-	283,500	(144,167)	-	140,833

See accompanying notes to financial statements

Location Based Technologies, Inc.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
For the years ended August 31, 2010 and 2009

							Prepaid	Deficit
	Preferred Stock		Common Stock				Services	Accumulated	Total
	Number		Number			Additional	Paid-In	During the	Stockholders
	of Shares	Amount	of Shares	Amount	To be issued	Paid-In Capital	Common Stock	Development Stage	Equity (Deficit)

Issuance of common stock in connection with a note payable default, June 2010	-	-	5,600,000	5,600	-	1,114,400	-	-	1,120,000

Issuance of common stock in connection with a debt issuance, July 2010	-	-	100,000	100	-	19,900	-	-	20,000

Common stock to be issued in connection with a debt issuance, July 2010	-	-	-	-	100	13,900	-	-	14,000

Amortization of prepaid services paid-in common stock	-	-	-	-	-	-	1,145,360	-	1,145,360

Beneficial conversion discount of convertible notes payable	-	-	-	-	-	215,000	-	-	215,000

Net loss	-	-	-	-	-	-	-	(9,062,939)	(9,062,939)

Balance, August 31, 2010	-	$-	107,322,272	$44,923	$100	$24,382,165	$(209,500)	$(28,828,925)	$(4,611,237)

See accompanying notes to financial statements

Location Based Technologies, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended August 31, 2010 and 2009

	August 31, 2010	August 31, 2009
Cash Flows from Operating Activities
Net loss	$(9,062,939)	$(9,742,141)
Adjustment to reconcile net loss to net cash used in operating activities
Gain on asset disposal	(107,047)	-
Loss on asset impairment	1,361,959	-
Depreciation and amortization	70,621	70,938
Amortization of beneficial conversion feature	370,444	25,004
Amortization of prepaid services paid-in common stock	1,188,931	-
Common stock issued for services	335,754	1,962,966
Common stock issued for officer compensation	-	1,296,000
Common stock issued for financing costs	1,438,940	2,241,400
Common stock issued for interest expense	-	107,512
Warrants issued for services	394,324	1,334,442
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	75,203	(75,203)
(Increase) decrease in costs and estimated earnings in excess of billings on uncompleted contracts	292,723	(292,723)
(Increase) decrease in prepaid expenses	122,078	(35,462)
(Increase) decrease in debt issuance/financing costs	60,255	(70,257)
(Increase) decrease in deposits	(16,159)	20,458
Increase (decrease) in accounts payable and accrued expenses	1,372,876	297,794
Increase (decrease) in accrued officer compensation	502,500	242,500
Increase (decrease) in accrued interest	176,282	41,446
Net cash used in operating activities	(1,423,255)	(2,575,326)

Cash Flows from Investing Activities
Purchase of property and equipment	(160,355)	(308,417)
Additions to patents and trademarks	(70,019)	(137,227)
Net cash used in investing activities	(230,374)	(445,644)

Cash Flows from financing Activities
Proceeds from issuance of common stock and warrants, net of offering costs	221,500	531,000
Advances / (repayments) from officers, net	947,297	549,000
Proceeds from convertible notes payable	300,000	1,375,000
Repayment on convertible notes payable	(100,000)	-
Proceeds from notes payable	85,000	300,000
Repayment on notes payable	-	(160,000)
Proceeds from notes payable, related party	-	1,300,000
Repayment on notes payable, related party	-	(694,500)
Net cash provided by financing activities	1,453,797	3,200,500

Net increase (decrease) in cash and cash equivalents	(199,832)	179,530
Cash and cash equivalents, beginning of period	200,099	20,569
Cash and cash equivalents, end of period	$267	$200,099

See accompanying notes to financial statements.

Location Based Technologies, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended August 31, 2010 and 2009

	August 31, 2010	August 31, 2009

Supplemental disclosure of cash flow information:
Income taxes paid	$-	$-
Interest paid	$103,793	$-

Supplemental disclosure of noncash financing and investing activities:
Issuance of common stock for financing costs	$1,438,940	$3,191,400
Issuance of common stock for services	$335,754	$1,962,966
Issuance of common stock for officer compensation	$-	$1,296,000
Issuance of common stock for interest costs	$-	$107,512
Issuance of warrants for services	$394,324	$1,334,442
Disposal of patent for note payable and accrued interest	$113,085	$-
Issuance of common stock for conversion of notes payable	$232,000	$-
Issuance of common stock for conversion of related party notes payable	$-	$605,500
Issuance of common stock for conversion of advances from officers	$-	$549,000

See accompanying notes to financial statements.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Location Based Technologies, Inc. (formerly known as Springbank Resources, Inc.) (the “Company,” “our,” or “LBT”) was incorporated under the laws of the State of Nevada on April 10, 2006.

Location Based Technologies, Corp. (formerly known as PocketFinder, Inc.) was incorporated under the laws of the State of California on September 16, 2005. On July 7, 2006, it established PocketFinder, LLC (“LLC”), a California Limited Liability Company. On May 29, 2007, PocketFinder, Inc. filed amended articles with the Secretary of State to change its name to Location Based Technologies, Corp.

On September 30, 2009, the Company formed Location Based Technologies, Ltd. (“LBT, Ltd.”), an England and Wales private limited company, to establish a presence in Europe. LBT, Ltd. is a wholly owned subsidiary of the Company.

Merger

On August 24, 2007, Location Based Technologies, Corp. merged with PocketFinder, LLC. The merger was approved by the shareholders of Location Based Technologies, Corp. and PocketFinder, LLC by unanimous written consent. Location Based Technologies, Corp. was the survivor of the merger with PocketFinder, LLC.

Each Class A Membership Unit of the LLC was converted into 150,000 shares of common stock of the Company or fraction thereof and each Class C Membership Unit of the LLC was cancelled. Upon consummation of the merger, 10.9 Class A Membership Units of the LLC were converted into 1,635,000 shares of common stock of the Company.

Stock Exchange Agreement

On October 11, 2007, Location Based Technologies, Corp. effected a stock exchange agreement and plan of reorganization (the “Agreement”) with Springbank Resources, Inc. (“SRI”) whereby SRI acquired all of the issued and outstanding shares of Location Based Technologies, Corp. in exchange for shares of SRI’s common stock.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Exchange Agreement (Continued)

Subject to the terms and conditions of the Agreement, SRI issued, and the stockholders of Location Based Technologies, Corp. accepted 55,153,500 shares of SRI’s common stock in consideration for all of the issued and outstanding shares of Location Based Technologies, Corp. The shares of SRI’s common stock were allocated to the shareholders of Location Based Technologies, Corp. in accordance with the Agreement.

The former shareholders of Location Based Technologies, Corp. acquired control of SRI upon the closing of the stock exchange transaction. The exchange was accounted for as a reverse acquisition. Accordingly, for financial statement purposes, Location Based Technologies, Corp. was considered the accounting acquiror, and the related business combination was considered a recapitalization of Location Based Technologies, Corp. rather than an acquisition by SRI. The historical financial statements prior to the Agreement are those of Location Based Technologies, Corp., and the name of the company was changed to Location Based Technologies, Inc.

Consolidation Policy

The accompanying consolidated financial statements include the operations of the Company and its wholly owned subsidiary, Location Based Technologies, Ltd. Intercompany balances and transactions have been eliminated in consolidation.

Stock Split

All share and per-share amounts in the accompanying financial statements, unless otherwise indicated, have been retroactively restated to reflect a 3 for 1 stock split approved by the Board in October 2008, as if the split had been in effect since inception.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Nature of Business

The Company designs, develops, and sells personal, pet, and vehicle locator devices and services including the PocketFinder®, PetFinder®, PocketFinder® Luggage, PocketFinder® Vehicle, PocketFinder® Laptop and VehicleFleetFinder™. The PocketFinder® is a small, completely wireless, location device that enables a user to locate a device, person, or pet, at anytime from almost anywhere using Global Positioning System (“GPS”) and General Packet Radio Service (“GPRS”) technologies.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred net losses since inception, and as of August 31, 2010, had an accumulated deficit of $28,828,925. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management recognizes that the Company must generate additional resources to enable it to continue operations. Management intends to raise additional financing through debt and equity financing or through other means that it deems necessary, with a view to moving forward and sustaining prolonged growth in its strategy phases. However, no assurance can be given that the Company will be successful in raising additional capital. Further, even if the Company raises additional capital, there can be no assurance that the Company will achieve profitability or positive cash flow. If management is unable to raise additional capital and expected significant revenues do not result in positive cash flow, the Company will not be able to meet its obligations and may have to cease operations.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reclassifications

Certain reclassifications have been made to prior period amounts or balances to conform to the presentation adopted in the current period.

Cash and Cash Equivalents

For purposes of the balance sheets and statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

Cash and Cash Equivalents – The cash and cash equivalent balances at August 31, 2010 are principally held by one institution which insures our aggregated accounts with the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At times, the Company has maintained bank balances which have exceeded FDIC limits. The Company has not experienced any losses with respect to its cash balances.

Revenues – For the years ended August 31, 2010 and 2009, the Company’s largest customer accounted for 70% and 98% of total revenues, respectively. Total revenues from this customer were $46,874 and $942,723 for the years ended August 31, 2010 and 2009, respectively.

Allowance for Doubtful Accounts

The allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of August 31, 2010 and 2009, the allowance for doubtful accounts amounted to $304,597 and $0, respectively.

Fair Value of Financial Instruments

Pursuant to FASB ASC 820 – Fair Value Measurement and Disclosures, the Company is required to estimate the fair value of all financial instruments included on its balance sheet. The carrying value of cash, accounts receivable, accounts payable and notes payable approximate their fair value due to the short period to maturity of these instruments.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets – Patents and Trademarks

The Company capitalizes internally developed assets related to certain costs associated with patents and trademarks. These costs include legal and registration fees needed to apply for and secure patents. The intangible assets acquired from other enterprises or individuals in an “arms length” transaction are recorded at cost. As of August 31, 2010 and 2009, the Company capitalized $1,174,626 and $1,146,852 for patent related expenditures, respectively. As of August 31, 2010 and 2009, the Company capitalized $136,103 and $111,518 for trademark related expenditures, respectively.

Patents are subject to amortization upon issuance by the United States Patent and Trademark Office. Intangible assets are amortized in accordance with FASB ASC 350 – Intangibles – Goodwill and Other, using the straight-line method over the shorter of their estimated useful lives or remaining legal life. Amortization expense totaled $4,997 and $19,301 for the years ended August 31, 2010 and 2009, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method and with useful lives used in computing depreciation ranging from 2 to 5 years. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized.

Internal Website Development Costs

Under FASB ASC 350-50 – Intangibles – Goodwill and Other – Website Development Costs, costs and expenses incurred during the planning and operating stages of the Company’s web site development are expensed as incurred. Costs incurred in the web site application and infrastructure development stages are capitalized by the Company and amortized to expense over the web site’s estimated useful life or period of benefit. As of August 31, 2010 and 2009, the Company capitalized costs totaling $1,361,959 and $1,209,204, respectively, related to its website development.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with FASB ASC 360 – Impairment or Disposal of Long-Lived Assets, that requires long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value. As of August 31, 2010, due to uncertainties related to the recovery of its investment in the PocketFinder website as a result of generally poor economic conditions and the Company’s history of difficulties in obtaining financing for product launch, the Company recorded a full impairment of its Website Development Costs. The product has passed or is expected to pass all remaining regulatory tests and will be available for launch upon receipt of sufficient financing. There can be no guarantee that the Company will be successful in obtaining sufficient financing for its product line, or that it will achieve profitability and positive cash flow.

Beneficial Conversion Feature of Convertible Notes Payable

The Company accounts for the beneficial conversion feature of convertible notes payable when the conversion rate is below market value. Pursuant to FASB ASC 470-20 – Debt With Conversion and Other Options, the estimated fair value of the beneficial conversion feature is recorded in the financial statements as a discount from the face amount of the notes. Such discounts are amortized over the term of the notes or conversion of the notes, if sooner.

In August 2009, the Company recognized a beneficial conversion feature totaling $189,615 in connection with a $625,000 convertible note payable and a $100,000 convertible note payable (see Note 4). Amortization expense related to this beneficial conversion feature amounted to $164,611 and $25,004 for the years ended August 31, 2010 and 2009, respectively.

In March 2010, the Company recognized a beneficial conversion feature totaling $195,000 in connection with a $300,000 convertible note payable (see Note 4). Amortization expense related to this beneficial conversion feature amounted to $195,000 for the year ended August 31, 2010.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Beneficial Conversion Feature of Convertible Notes Payable (Continued)

In May 2010, the Company recognized a beneficial conversion feature totaling $10,000 in connection with a $100,000 convertible note payable (see Note 4). Amortization expense related to this beneficial conversion feature amounted to $5,833 for the year ended August 31, 2010.

In June 2010, the Company recognized a beneficial conversion feature totaling $10,000 in connection with a $100,000 convertible note payable (see Note 4). Amortization expense related to this beneficial conversion feature amounted to $5,000 for the year ended August 31, 2010.

Revenue Recognition

Revenues are recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as amended by SAB No. 104, Revenue Recognition, when (a) persuasive evidence of an arrangement exists, (b) the products or services have been provided to the customer, (c) the fee is fixed or determinable, and (d) collectability is reasonably assured. In instances where the customer, at its discretion, has the right to reject the product or services prior to final acceptance, revenue is deferred until such acceptance occurs.

Consulting Revenue – The Company’s consulting revenue consists of software customization and consulting service contracts recognized utilizing the percentage-of-completion method in accordance with FASB ASC 605-35 – Revenue Recognition Construction-Type and Production-Type Contracts. For fixed fee contracts the percentage-of-completion is measured by the percentage of software customization or consulting hours incurred to date to total estimated hours. This method is used because management believes that hours expended is the best measure of progress on these engagements. Revisions in total estimated hours are reflected in the accounting period in which the required revisions become known. Anticipated losses on contracts are charged to income in their entirety when such losses become evident.

Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts – Costs and estimated earnings in excess of billings on uncompleted contracts reflected in the consolidated balance sheets arise when revenues have been recognized but the amounts cannot be billed under the terms of the contracts. Such amounts are recoverable from customers based upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of the contract.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Research and Development

Research and development costs are clearly identified and are expensed as incurred in accordance with FASB ASC 730 – Research and Development. For the years ended August 31, 2010 and 2009, the Company incurred $1,647,797 and $1,535,403 of research and development costs, respectively.

Provision for Income Taxes

The Company accounts for income taxes under FASB ASC 740 – Income Taxes.   Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements’ carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. The Company has included its $800 franchise fee in its provision for income taxes for the years ended August 31, 2010 and 2009.

Foreign Currency Translation

The Company accounts for foreign currency translation of its wholly owned subsidiary, Location Based Technologies, Ltd., pursuant to FASB ASC 830 – Foreign Currency Matters. The functional currency of Location Based Technologies, Ltd. is the British Pound Sterling. All assets and liabilities of Location Based Technologies, Ltd. are translated into United States Dollars using the current exchange rate at the end of each period. Revenues and expenses are translated using the average exchange rates prevailing throughout the respective periods. Certain transactions of the Location Based Technologies, Ltd. are denominated in United States dollars. Translation gains or losses related to such transactions are recognized for each reporting period in the related consolidated statements of operations.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings/ Loss Per Share

The Company computes basic earnings (loss) per share using the weighted average number of common shares outstanding during the period in accordance with FASB ASC 260 – Earnings Per Share, which specifies the compilation, presentation, and disclosure requirements for income per share for entities with publicly held common stock or instruments which are potentially common stock.

Diluted earnings (loss) per share are computed using the weighted average number of common shares outstanding and the dilutive potential common shares outstanding during the period. Dilutive potential common shares primarily consist of stock options and warrants issued by the Company. These potential common shares are excluded from diluted loss per share as their effect would be anti-dilutive.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles,” (“SFAS No. 168”), (as codified in FASB ASC Topic 105, “Generally Accepted Accounting Principles”), which approved the FASB Accounting Standards Codification (“the Codification”) as the single source of authoritative nongovernmental GAAP. All existing accounting standard documents, such as FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force and other related literature, excluding guidance from the SEC, will be superseded by the Codification. All other non-grandfathered, non-SEC accounting literature not included in the Codification will become non-authoritative. The Codification does not change GAAP, but instead introduces a new structure that will combine all authoritative standards into a comprehensive, topically organized online database. The Codification impacted the Company’s financial statement disclosures as all references to authoritative accounting literature are currently referenced in accordance with the Codification, as the Codification was not intended to change or alter existing GAAP. The adoption of SFAS No. 168 did not have any impact on the Company’s results of operations or financial position.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-5, “Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value,” (“ASU 2009-5”). ASU 2009-5 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more techniques that use a quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities when traded as assets, or another valuation technique that is consistent with the principles of FASB ASC 820. This update also clarifies that when estimating fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. This update also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  No new fair value measurements are required by the standard. ASU 2009-5 is effective for annual and interim reporting periods beginning after August 27, 2009.  The adoption of ASU 2009-5 did not have a material impact on the Company’s results of operations or financial position.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In September 2009, the FASB issued ASU No. 2009-12, “Measuring Fair Value Measurements and Disclosures: Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent),” that provides additional guidance on how companies should estimate the fair value of certain alternative investments, such as hedge funds, private equity funds and venture capital funds. The fair value of such investments can now be determined using net asset value (“NAV”) as a practical expedient, unless it is probable that the investment will not be sold at a price equal to NAV. In those situations, the practical expedient cannot be used and disclosure of the remaining actions necessary to complete the sale will be required. New disclosures of the attributes of all investments within the scope of the new guidance is required, regardless of whether an entity used the practical expedient to measure the fair value of any of its investments. ASU No. 2009-12 is effective for the first annual or interim reporting period ending after December 15, 2009, with early application permitted. The adoption of ASU No. 2009-12 did not have a material impact on the Company’s results of operations or financial position.

In September 2009, the FASB Emerging Issues Task Force, or EITF, reached a consensus on ASC Update 2009-13 (Topic 605), Multiple-Deliverable Revenue Arrangements, or ASC Update 2009-13. ASC Update 2009-13 applies to multiple-deliverable revenue arrangements that are currently within the scope of ASC 605-25. ASC Update 2009-13 provides principles and application guidance on whether multiple deliverables exist and how the arrangement should be separated and the consideration allocated. ASC Update 2009-13 requires an entity to allocate revenue in an arrangement using estimated selling prices of deliverables, if a vendor does not have vendor-specific objective evidence or third-party evidence of selling price. The update eliminates the use of the residual method and requires an entity to allocate revenue using the relative selling price method and also significantly expands the disclosure requirements for multiple-deliverable revenue arrangements. ASC Update 2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. The Company does not believe the adoption of this standard will have a material effect on its financial position and results of operations.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In December 2009, the FASB issued ASU No. 2009-17, “Consolidations: Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” that amends the FASB ASC for the issuance of FASB Statement No. 167, “Amendments to FASB Interpretation No. 46(R).” The amendments in this ASU replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact such entity’s economic performance and (1) the obligation to absorb losses of such entity or (2) the right to receive benefits from such entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. The amendments in ASU No. 2009-17 also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements. ASU No. 2009-17 is effective for annual periods beginning after November 15, 2009. The Company does not believe the adoption of this standard will have a material effect on its financial position and results of operations.

In January 2010, the FASB issued ASU No. 2010-06, “Fair Value Measurements and Disclosures,” that requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements. The FASB also clarified existing fair-value measurement disclosure guidance about the level of disaggregation, inputs, and valuation techniques. The new and revised disclosures are required to be implemented in interim or annual periods beginning after December 15, 2009, except for the gross presentation of the Level 3 rollforward, which is required for annual reporting periods beginning after December 15, 2010. The Company does not believe the adoption of this standard will have a material effect on its financial position and results of operations.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In February 2010, the FASB issued ASU No. 2010-09, “Subsequent Events,” that amended its guidance on subsequent events. Securities and Exchange Commission (“SEC”) filers are not required to disclose the date through which an entity has evaluated subsequent events. The amended guidance was effective upon issuance for all entities.

In February 2010, the FASB issued ASU 2010-10, “Consolidations” to defer FAS 167, Amendments to FASB Interpretation No. 46(R), for certain investment entities that have the attributes of entities subject to ASC 946 (the “investment company guide”). In addition, the ASU (1) amends the requirements for evaluating whether a decision maker or service contract is a variable interest to clarify that a quantitative approach should not be the sole consideration in assessing the criteria and (2) clarifies that related parties should be considered in applying all of the decision maker and service contract criteria. The Company’s adoption of this standard did not have a material effect on its financial position and results of operations.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

2.	PROPERTY AND EQUIPMENT

Property and equipment at August 31, 2010 and August 31, 2009 consists of the following:

	August 31, 2010	August 31, 2009

Website development costs	$1,361,959	$1,209,204
Machinery and equipment	71,934	78,388
Computer software	41,626	$37,116
Computer and video equipment	36,962	27,418
Office furniture	13,166	13,166
Leasehold improvements	-	2,445
	1,525,647	1,367,737

Less:< accumulated depreciation and impairment adjustment	(1,492,234)	(67,096)

Total property and equipment	$33,413	$1,300,641

Depreciation expense for the years ended August 31, 2010 and 2009 amounted to $65,624 and $51,638, respectively.  In addition, the Company recorded an impairment of its Website development costs in the amount of $1,361,959 as of August 31, 2010 due to uncertainty concerning its ability to obtain sufficient financing to bring its products to market.

3.	ADVANCES FROM OFFICERS

From time to time, the Company’s officers advance funding to the Company to cover operating expenses. Beginning December 1, 2008, cash advances from officers accrued interest at the rate of 8% per annum. The advances from officers have no formal repayment terms. In January 2009, officers of the Company transferred 2,500,000 shares of their personally owned LBT common stock to certain advisors in exchange for capital raising services to be provided in 2009. The amount recorded totaled $2,850,000, which represents the fair value of the stock transferred, and of the services to be received.

On May 1, 2009, advances from officers and related accrued interest amounting to $2,180,835 and $18,254, respectively, was converted into 3,315,210 shares of the Company’s common stock on basis of $0.66 per share.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

3.	ADVANCES FROM OFFICERS (Continued)

On May 14, 2009, advances from officers amounting to $1,377,574 were converted into 1,671,814 shares of the Company’s common stock on basis of $0.82 per share.

For the year ended August 31, 2010, cash advances from officers totaling $947,297 were provided to the Company to cover operating expenses. As of August 31, 2010, accrued interest related to officer advances totaled $46,535.

4.	CONVERTIBLE NOTES PAYABLE

$625,000 Senior Secured Promissory Note

On November 18, 2008, the Company entered into a senior secured promissory note agreement for $625,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by February 18, 2009, or upon a minimum of $1,500,000 being raised by the Company. The note bears interest at 12% per annum and may be repaid at any time before the repayment date, in part or in full, without penalty, and is secured by common stock personally owned by an officer of the Company. In addition, the Company issued 50,000 shares of common stock valued at $55,000 on the date of issuance.

On January 30, 2009, the promissory note agreement was extended for an additional three months (“First Extension”) and due on May 18, 2009. As consideration for the First Extension, the Company issued an additional 50,000 shares of common stock valued at $47,000 on the date of issuance.

On May 7, 2009, the promissory note agreement was extended for an additional three months (“Second Extension”) and due on August 18, 2009. As consideration for the Second Extension, the Company issued an additional 50,000 shares of common stock valued at $32,000 on the date of issuance.

On August 20, 2009, the promissory note agreement was extended for an additional three months (“Third Extension”) and due on November 18, 2009. As consideration for the Third Extension, the Company issued an additional 25,000 shares of common stock valued at $20,500 on the award date.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

4.	CONVERTIBLE NOTES PAYABLE (Continued)

$625,000 Senior Secured Promissory Note (Continued)

In connection with the Third Extension, a conversion feature was added whereby the outstanding principal and unpaid accrued interest may be converted, at any time, in whole or in part, into shares of the Company’s common stock on the basis of $0.65 per share.  The conversion rate of $0.65 per share was below the market value of $0.82 per share resulting in a beneficial conversion feature in the amount of $163,462, recognized as a discount from the face amount of the convertible note payable and amortized over the term of the note extension.

On August 27, 2009, in accordance with the Third Extension, the Company converted $52,603 of interest accrued through July 31, 2009, into 80,927 shares of the Company’s common stock on the basis of $0.65 per share.

The Third Extension due date of November 18, 2009 was not extended further, and therefore, the Company is in default in the payment of the principal and unpaid accrued interest as of August 31, 2010.

As of August 31, 2010, the note payable balance and accrued interest totaled $625,000 and $71,738, respectively.

$100,000 Senior Secured Promissory Note

On May 7, 2009, the Company entered into a senior secured promissory note agreement for $100,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by August 18, 2009, or upon a minimum of $1,500,000 being raised by the Company. The note bears interest at 12% per annum and may be repaid at any time before the repayment date, in part or in full, without penalty, and is secured by common stock personally owned by an officer of the Company. In addition, the Company issued 50,000 shares of common stock valued at $32,000 on the date of issuance.

On August 20, 2009, the promissory note agreement was extended for an additional three months (“First Extension”) and due on November 18, 2009. As consideration for the First Extension, the Company issued an additional 25,000 shares of common stock valued at $20,500 on the award date.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

4.	CONVERTIBLE NOTES PAYABLE (Continued)

$100,000 Senior Secured Promissory Note (Continued)

In connection with the First Extension, a conversion feature was added whereby the outstanding principal and unpaid accrued interest may be converted, at any time, in whole or in part, into shares of the Company’s common stock on the basis of $0.65 per share.  The conversion rate of $0.65 per share was below the market value of $0.82 per share resulting in a beneficial conversion feature in the amount of $26,154, recognized as a discount from the face amount of the convertible note payable and amortized over the term of the note extension.

On August 27, 2009, in accordance with the First Extension, the Company converted $2,827 of interest accrued through July 31, 2009, into 4,350 shares of the Company’s common stock on the basis of $0.65 per share.

The First Extension due date of November 18, 2009 was not extended further, and therefore, the Company is in default in the payment of the principal and unpaid accrued interest as of August 31, 2010.

As of August 31, 2010, the note payable balance and accrued interest totaled $100,000 and $9,351, respectively.

$100,000 Promissory Note

On May 27, 2009, the Company entered into a promissory note agreement for $100,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by November 27, 2009, or upon a minimum of $5,000,000 being raised by the Company. The note bears interest at 12% per annum and may be repaid at any time before the repayment date, in part or in full, without penalty. At the option of the Company, the note may be converted into shares of the Company’s restricted common stock. The conversion rate is determined as the Company’s average closing stock price ten days prior to the conversion grant date. In addition, the Company issued 25,000 shares of common stock valued at $31,000 on the award date.

On November 27, 2009, the promissory note agreement was extended for an additional six months and due on May 27, 2010. As consideration for the extension, the Company issued an additional 25,000 shares of common stock valued at $17,000 on the award date.

On June 28, 2010, the Company entered into a patent sale agreement to sell one of its non-core patents in exchange for the promissory note principal balance amounting to $100,000 and accrued interest totaling $13,085.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

4.	CONVERTIBLE NOTES PAYABLE (Continued)

$100,000 Promissory Note (Continued)

As of August 31, 2010, the note payable balance and accrued interest totaled $0.

$300,000 Promissory Note

On July 6, 2009, the Company entered into a promissory note agreement for $300,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by January 6, 2010, or upon a minimum of $5,000,000 being raised by the Company. The note bears interest at 12% per annum and may be repaid at any time before the repayment date, in part or in full, without penalty. At the option of the note holder, the note may be converted into shares of the Company’s common stock on the basis of $1.00 per share. In addition, the Company issued 30,000 shares of common stock valued at $29,400 on the award date.

On March 19, 2010, the Company entered into an amended and restated convertible promissory note agreement (“Amended Note”) related to the original $300,000 promissory note agreement (“Original Note”) dated July 6, 2009.  Under the terms of the Amended Note, accrued interest on the Original Note and related attorney fees were converted into the $332,000 principal balance of the Amended Note.  In addition, the Amended Note holder was awarded 200,000 shares of the Company’s common stock valued at $90,000 on the award date.  The Amended Note matures on June 19, 2010 and contains conversion rights whereby the Amended Note holder, at any time, may convert any portion of the outstanding principal amount and accrued interest into shares of the Registrant’s common stock at the rate of $0.20 per share or 50% of the volume-weighted average price of the Registrant’s shares on the conversion date, whichever is greater.

In connection with the Amended Note, the outstanding principal and unpaid accrued interest may be converted, at any time, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.  The conversion rate of $0.20 per share was below the market value of $0.33 per share resulting in a beneficial conversion feature in the amount of $195,000, recognized as a discount from the face amount of the convertible note payable and amortized over the term of the note extension.

On March 29, 2010, the Amended Note holder exercised the conversion rights and elected to convert $100,000 of the principal balance into 500,000 shares of the Company’s common stock at the conversion rate of $0.20 per share.

On May 13, 2010, the Amended Note holder exercised the conversion rights and elected to convert $132,000 of the principal balance and $4,524 of accrued interest into 682,620 shares of the Company’s common stock on the basis of $0.20 per share.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

4.	CONVERTIBLE NOTES PAYABLE (Continued)

$300,000 Promissory Note (Continued)

On June 15, 2010, the remaining principal balance totaling $100,000 and accrued interest totaling $625 was repaid.

As of August 31, 2010, the note payable balance and accrued interest totaled $0.

$250,000 Senior Convertible Promissory Note

On July 24, 2009, the Company entered into a senior convertible promissory note agreement for $250,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by January 24, 2010, or upon a minimum of $2,500,000 being raised by the Company. The note bears interest at 12% per annum and may be repaid at any time before the repayment date, in part or in full, without penalty. At the option of the note holder, the note may be converted into shares of the Company’s common stock on the basis of $1.00 per share. In addition, the Company issued 25,000 shares of common stock valued at $21,000 on the award date.

The due date of January 24, 2010 was not extended, and therefore, the Company is in default in the payment of the principal and unpaid accrued interest as of August 31, 2010. In connection with the loan default, the interest rate was increased to 18% per annum and the Company issued 318,000 shares of common stock valued at $104,940 on the award date.

As of August 31, 2010, the note payable balance and accrued interest totaled $250,000 and $42,164, respectively.

$100,000 Promissory Note

On May 19, 2010, the Company entered into a promissory note agreement for $100,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by November 18, 2010. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

The conversion rate of $0.20 per share was below the market value of $0.22 per share resulting in a beneficial conversion feature in the amount of $10,000, recognized as a discount from the face amount of the convertible note payable and amortized over the term of the note extension.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

4.	CONVERTIBLE NOTES PAYABLE (Continued)

$100,000 Promissory Note (Continued)

As of August 31, 2010, the note payable balance, net of unamortized discount, and accrued interest totaled $95,832 and $2,849, respectively.

$100,000 Promissory Note

On June 2, 2010, the Company entered into a promissory note agreement for $100,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by December 1, 2010. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

The conversion rate of $0.20 per share was below the market value of $0.22 per share resulting in a beneficial conversion feature in the amount of $10,000, recognized as a discount from the face amount of the convertible note payable and amortized over the term of the note extension.

As of August 31, 2010, the note payable balance, net of unamortized discount, and accrued interest totaled $95,000 and $2,466, respectively.

$100,000 Promissory Note

On June 14, 2010, the Company entered into a promissory note agreement for $100,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by December 13, 2010. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

As of August 31, 2010, the note payable balance, net of unamortized discount, and accrued interest totaled $100,000 and $2,137, respectively.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

5.	NOTES PAYABLE

$300,000 Promissory Note

On December 24, 2008, the Company entered into a promissory note agreement for $300,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by March 24, 2009, or upon a minimum of $1,500,000 being raised by the Company. The note bears interest at 12% per annum and may be repaid at any time before the repayment date, in part or in full, without penalty. In addition, the Company issued 100,000 shares of common stock valued at $94,000 on the date of issuance.

 On March 24, 2009, the promissory note agreement was extended for an additional six months and due on September 24, 2009. As consideration for the promissory note extension, the Company issued an additional 50,000 shares of common stock valued at $32,000 on the date of issuance.

On September 24, 2009, the promissory note agreement was extended for an additional six months and due on March 24, 2010. As consideration for the extension, the Company agreed to pay $5,000 per month during the extension period until the note is repaid.

On March 24, 2010, the promissory note agreement was extended for an additional six months and due on September 24, 2010. As consideration for the extension, the Company issued 100,000 shares of the Company’s common stock valued at $32,000 on the award date and agreed to pay $5,000 per month during the extension period until the note is repaid.

As of August 31, 2010, the note payable balance and accrued interest totaled $140,000 and $38,841, respectively.

$50,000 Promissory Note

On July 2, 2010, the Company entered into a promissory note agreement for $50,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by August 2, 2010. The note bears interest at 15% per annum and may be repaid at any time before the repayment date, in part or in full, without penalty. In addition, the Company issued 100,000 shares of common stock valued at $20,000 on the award date.

The due date of August 2, 2010 was not extended, and therefore, the Company is in default in the payment of the principal and unpaid accrued interest as of August 31, 2010.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

5.	NOTE PAYABLE (Continued)

$50,000 Promissory Note (Continued)

As of August 31, 2010, the note payable balance and accrued interest totaled $50,000 and $1,253, respectively.

$35,000 Promissory Note

On July 21, 2010, the Company entered into a promissory note agreement for $35,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by September 21, 2010. The note bears interest at 10% per annum and may be repaid at any time before the repayment date, in part or in full, without penalty. In addition, the Company agreed to issue 100,000 shares of common stock valued at $14,000 on the award date.

As of August 31, 2010, the note payable balance and accrued interest totaled $35,000 and $393, respectively.

6.	NOTES PAYABLE – RELATED PARTY

$950,000 Promissory Note

On September 3, 2008, the Company entered into an unsecured promissory note agreement with the Company’s Co-President and stockholder for $950,000. Under the terms of the promissory note agreement, the principal and any unpaid interest shall be repaid by March 3, 2009, six months from the date of issuance. The note bears interest at 8% per annum and may be repaid at any time before the repayment date, in part or in full, without penalty.

On March 3, 2009 the promissory note agreement was extended for an additional six months and due on September 3, 2009.

On May 1, 2009, the note payable balance and accrued interest amounting to $255,500 and $26,541, respectively, was converted into 425,187 shares of the Company’s common stock on the basis of $0.66 per share.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

6.	NOTES PAYABLE – RELATED PARTY (Continued)

$350,000 Promissory Note

On January 26, 2009, the Company entered into an unsecured promissory note agreement with the Company’s Co-President and stockholder for $350,000. Under the terms of the promissory note agreement, the principal and any unpaid interest shall be repaid by April 26, 2009, three months from the date of issuance. The note bears interest at 8% per annum and may be repaid at any time before the repayment date, in part or in full, without penalty.

On April 26, 2009 the promissory note agreement was extended for an additional six months and due on October 26, 2009.

On May 1, 2009, the note payable balance and accrued interest totaling $350,000 and $7,288, respectively, was converted into 538,625 shares of the Company’s common stock on the basis of $0.66 per share.

7.	COMMITMENTS AND CONTINGENCIES

On September 26, 2008, the Company received a purchase order for approximately $3,700,000 from TagWorks LLC for PetFinderTM devices. The Company expects to begin delivery in fiscal 2011. TagWorks LLC was co-founded by a shareholder of the Company.

Operating Leases

On November 11, 2009, the Company entered into a sublease agreement to lease approximately 10,600 square feet of general office space in Irvine, California, for base rent ranging from $7,986 to $15,440 per month over the lease term.  The lease term is from December 1, 2009 through July 31, 2011.

The future minimum lease payments totaled $168,771 for the year ended August 31, 2011.

Total rental expense on operating leases for the year ended August 31, 2010 and 2009 was $174,970 and $138,312, respectively.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

7.	COMMITMENTS AND CONTINGENCIES (Continued)

Contingencies – Convertible Note Shares

In 2007, the Company sold convertible notes to accredited investors in reliance on an exemption from registration provided by Section 4(2) of the Securities Act and similar state exemptions. Management has been advised by counsel that the availability of those exemptions cannot be determined with legal certainty due to the fact that the Company or its predecessors may not have complied with all of the provisions of exemption safe-harbors for such sales offered by rules promulgated under the Securities Act by the SEC. Thus, it is possible that a right of rescission may exist for shares underlying the convertible notes for which the statute of limitations has not run. From November 2007 through December 2007, all of the convertible notes payable totaling $5,242,000 were converted into 15,726,000 shares of the Company’s common stock, and subsequently, some of the shares were sold in the open market. Management has performed an analysis under FAS 5, Accounting for Contingencies, and concluded that the likelihood of a right of rescission being successfully enforced on the remaining convertible note shares is remote, and consequently, has accounted for these shares in permanent equity in the financial statements.

8.	EQUITY

Common Stock (Reflects 3 for 1 stock split distributed October 20, 2008)

On October 13, 2008, the Board of Directors declared a 3 for 1 stock split to be effected in the nature of a 200% stock dividend, whereby the holders of each share of common stock received an additional two shares of common stock. The record date for the stock dividend was October 20, 2008 and resulted in the issuance of an additional 58,061,276 (pre-split) shares of common stock. In addition, the Company’s articles of incorporation were amended to increase its authorized shares in an amount that corresponds to the stock split, thereby increasing the authorized shares of common stock from 100,000,000 to 300,000,000. Unless otherwise indicated, all share and per-share amounts in these financial statements have been retroactively restated to reflect the 3 for 1 stock split as if the split had been in effect since inception.

In October 2008, the Company issued 1,500 shares of common stock in exchange for consulting services related to technology development. The shares were valued at $4,050, which represents the fair market value of the services provided on the date of issuance.

In October 2008, the Company issued 50,000 shares of common stock in exchange for accounting related advisory services. The shares were valued at $122,500, which represents the fair market value of the services provided on the date of issuance.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

8.	EQUITY (Continued)

Common Stock (Continued)

In October 2008, the Company issued 125,000 shares of common stock in exchange for capital raising advisory services. The shares were valued at $306,250, which represents the fair market value of the services provided on the date of issuance.

In October 2008, the Company issued 8,356 shares of common stock in exchange for legal advisory services. The shares were valued at $20,472, which represents the fair market value of the services provided on the date of issuance.

In November 2008, the Company issued 100,000 shares of common stock in exchange for consulting services related to capital raising efforts. The shares were valued at $113,000, which represents the fair market value of the services provided on the date of issuance.

In December 2008, the Company issued 200,000 shares of common stock in exchange for consulting services related to capital raising efforts. The shares were valued at $220,000, which represents the fair market value of the services provided on the date of issuance.

In December 2008, the Company issued 101,500 shares of common stock in exchange for consulting services related to technology development. The shares were valued at $83,230, which represents the fair market value of the services provided on the date of issuance.

In December 2008, the Company issued 50,000 shares of common stock in exchange for sales consulting services. The shares were valued at $41,000, which represents the fair market value of the services provided on the date of issuance.

In December 2008, the Company issued 50,000 shares of common stock in connection with a note payable extension. The shares were valued at $55,000, which represents the fair market value of the debt issuance costs on the date of issuance (see Note 4).

In January 2009, the Company issued 36,000 shares of common stock in exchange for legal advisory services. The shares were valued at $33,157, which represents the fair market value of the services provided on the date of issuance.

In January 2009, the Company issued 100,000 shares of common stock in exchange for sales and business advisory services. The shares were valued at $107,000, which represents the fair market value of the services provided on the date of issuance.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

8.	EQUITY (Continued)

Common Stock (Continued)

In February 2009, the Company issued 30,000 shares of common stock in exchange for legal advisory services. The shares were valued at $28,200, which represents the fair market value of the services provided on the date of issuance.

In February 2009, the Company issued 150,000 shares of common stock in exchange for consulting services related to capital raising efforts. The shares were valued at $141,000, which represents the fair market value of the services provided on the date of issuance.

In February 2009, the Company issued 50,000 shares of common stock in connection with a note payable extension. The shares were valued at $47,000, which represents the fair market value of the note payable extension costs on the date of issuance (see Note 4).

In February 2009, the Company issued 100,000 shares of common stock in connection with a debt issuance. The shares were valued at $94,000, which represents the fair market value of the debt issuance costs on the date of issuance (see Note 5).

In April 2009, the Company issued 75,000 shares of common stock in exchange for consulting services related to capital raising efforts. The shares were valued at $48,000, which represents the fair market value of the services provided on the date of issuance.

In April 2009, the Company issued 160,000 shares of common stock in exchange for marketing related advisory services. The shares were valued at $102,400, which represents the fair market value of the services provided on the date of issuance.

In April 2009, the Company issued 100,000 shares of common stock in connection with notes payable extensions. The shares were valued at $64,000, which represents the fair market value of the note payable extension costs on the date of issuance (see Note 4).

In May 2009, the Company issued 40,000 shares of common stock in exchange for sales and business advisory services. The shares were valued at $30,000, which represents the fair market value of the services provided.

In May 2009, the Company issued 50,305 shares of common stock in exchange for legal advisory services. The shares were valued at $70,626, which represents the fair market value of the services provided.

In May 2009, the Company issued 14,900 shares of common stock in exchange for legal advisory services. The shares were valued at $16,837, which represents the fair market value of the services provided on the award date.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

8.	EQUITY (Continued)

Common Stock (Continued)

In May 2009, the Company issued 95,310 shares of common stock in exchange for consulting services related to technology development. The shares were valued at $107,700, which represents the fair market value of the services provided on the award date.

In May 2009, the Company issued 80,586 shares of common stock in exchange for accounting related advisory services. The shares were valued at $79,064, which represents the fair market value of the services provided on the award date.

In May 2009, the Company issued 900,000 shares of common stock as officer compensation as prescribed under the executive employment agreements for the achievement of acquiring FCC approval for the PocketFinder® and PetFinder® products.  The shares were valued at $1,296,000, which represents the fair market value of the services provided on the award date.

In May 2009, the Company issued 5,950,835 shares of common stock in exchange for the conversion of $4,215,991 in related party notes payable, advances from officers and accrued interest (see Note 3 and Note 6).

In May 2009, the Company performed a private placement and issued 80,645 shares of common stock and 20,161 warrants for cash proceeds of $108,750, net of offering costs of $16,250 (see Note 9).

In May 2009, the Company performed a private placement and agreed to issue 91,743 shares of common stock and 22,936 warrants for cash proceeds of $87,000, net of offering costs of $13,000 (see Note 9).

In June 2009, the Company issued 25,000 shares of common stock in exchange for legal advisory services. The shares were valued at $25,000, which represents the fair market value of the services provided.

In June 2009, the Company issued 150,000 shares of common stock in exchange for consulting services related to technology development. The shares were valued at $202,500, which represents the fair market value of the services provided on the award date.

In June 2009, the Company issued 9,858 shares of common stock for finder’s fee commissions. The shares were valued at $14,625, which represents the fair market value of the services provided on the award date.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

8.	EQUITY (Continued)

Common Stock (Continued)

In June 2009, the Company performed a private placement and issued 63,602 shares of common stock and 15,901 warrants for cash proceeds of $65,250, net of offering costs of $9,750 (see Note 9).

In June 2009, the Company issued 25,000 shares of common stock in connection with a debt issuance. The shares were valued at $31,000, which represents the fair market value of the debt issuance costs on the award date (see Note 4).

In July 2009, the Company issued 36,585 shares of common stock in exchange for sales and business advisory services. The shares were valued at $30,000, which represents the fair market value of the services provided on the award date.

In July 2009, the Company issued 55,000 shares of common stock in connection with debt issuances. The shares were valued at $50,400, which represents the fair market value of the debt issuance costs on the award date (see Note 4).

In August 2009, the Company issued 16,000 shares of common stock in exchange for legal advisory services. The shares were valued at $15,040, which represents the fair market value of the services provided.

In August 2009, the Company issued 86,234 shares of common stock for finder’s fee commissions. The shares were valued at $79,875, which represents the fair market value of the services provided on the award date.

In August 2009, the Company performed a private placement and issued 387,397 shares of common stock and 115,385 warrants for cash proceeds of $270,000, net of offering costs of $30,000 (see Note 9).

In August 2009, the Company issued 85,277 shares of common stock in exchange for the conversion of $55,430 in accrued interest on convertible notes payable (see Note 4).

In September 2009, the Company issued 50,000 shares of common stock in connection with note payable extensions. The shares were valued at $41,000, which represents the fair market value of note payable extension costs on the award date (see Note 4).

In September 2009, the Company performed a private placement and issued 129,870 shares of common stock and 32,468 warrants for cash proceeds of $100,000 (see Note 9).

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

8.	EQUITY (Continued)

Common Stock (Continued)

In September 2009, the Company performed a private placement and issued 110,685 shares of common stock and 27,671 warrants for cash proceeds of $67,500, net of offering costs of $7,500 (see Note 9).

In September 2009, the Company issued 50,000 shares of common stock in exchange for accounting related advisory services. The shares were valued at $38,500, which represents the fair market value of the services provided on the award date.

In September 2009, the Company issued 9,615 shares of common stock in exchange for sales and business advisory services. The shares were valued at $10,000, which represents the fair market value of the services provided on the award date.

In September 2009, the Company issued 4,870 shares of its restricted common stock for finder’s fee commissions.  The shares were valued at $3,750, which represents the fair market value of the services provided on the award date.

In November 2009, the Company performed a private placement and agreed to issue 90,909 shares of common stock and 20,000 warrants for cash proceeds of $54,000, net of offering costs of $6,000 (see Note 9).

In November 2009, the Company issued 25,000 shares of common stock in connection with a note payable extension. The shares were valued at $17,000, which represents the fair market value of note payable extension costs on the award date (see Note 4).

In February 2010, the Company issued 25,000 shares of common stock in exchange for consulting services related to technology development. The shares were valued at $17,000, which represents the fair market value of the services provided on the award date.

In February 2010, the Company issued 418,000 shares of common stock in connection with defaults of certain notes payable. The shares were valued at $161,940, which represents the fair market value of the notes payable default costs on the award date (see Note 4).

In February 2010, the Company issued 280,000 shares of common stock in exchange for sales and business development advisory services. The shares were valued at $89,600, which represents the fair market value of the services to be provided on the award date.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

8.	EQUITY (Continued)

Common Stock (Continued)

In February 2010, the Company issued 300,000 shares of common stock in exchange for legal advisory services. The shares were valued at $100,000, which represents the fair market value of the services to be provided on the award date.

In April 2010, the Company issued 100,000 shares of common stock in connection with a note payable default. The shares were valued at $33,000, which represents the fair market value of the note payable default costs on the award date (see Note 4).

In April 2010, the Company issued 500,000 shares of common stock in exchange for the conversion of $100,000 in notes payable (see Note 4).

In April 2010, the Company issued 422,156 shares of common stock in exchange for accounting related advisory services and consulting services related to technology development. The shares were valued at $118,204, which represents the fair market value of the services provided on the award date.

In May 2010, the Company issued 682,620 shares of common stock in exchange for the conversion of $132,000 in notes payable and $4,524 of accrued interest (see Note 4).

In June 2010, the Company issued 100,000 shares of common stock in connection with a note payable extension. The shares were valued at $32,000, which represents the fair market value of note payable extension costs on the award date (see Note 5).

In June 2010, the Company issued 1,000,000 shares of common stock in exchange for business development and sales representative services. The shares were valued at $185,000, which represents the fair market value of the services to be provided on the award date.

In June 2010, the Company issued 500,000 shares of common stock in exchange for financial advisory services. The shares were valued at $100,000, which represents the fair market value of the services to be provided on the award date.

In June 2010, the Company issued 5,600,000 shares of common stock to an officer of the Company as reimbursement for personally owned common stock shares that were surrendered as collateral in connection with the Company’s default on a note payable. The shares were valued at $1,120,000, which represents the fair market value of the note payable default costs on the award date (see Note 4).

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

8.	EQUITY (Continued)

Common Stock (Continued)

In July 2010, the Company issued 100,000 shares of common stock in connection with a debt issuance. The shares were valued at $20,000, which represents the fair market value of the debt issuance costs on the award date (see Note 5).

Common Stock To Be Issued

On July 21, 2010, the Company agreed to issue 100,000 shares of common stock in connection with a debt issuance. The shares were valued at $14,000, which represents the fair market value of debt issuance costs on the award date (see Note 5).

Prepaid Services Paid In Common Stock

In January 2009, officers of the Company transferred 2,500,000 shares of their personally owned LBT common stock to certain advisors in exchange for capital raising services to be provided in 2009. The amount recorded as advances from officers and related deferred financing costs totaled $2,850,000 to be amortized over the performance period.  In May 2009, $2,850,000 of advances from officers was converted into shares of the Company’s common stock. At this time, the unamortized deferred financing costs were reclassified as prepaid services paid in common stock to be amortized over the remaining performance period. Unamortized prepaid services paid in common stock related to such issuance amounted to $0 at August 31, 2010.

In April 2009, the Company issued 160,000 shares of common stock to consultants for marketing related advisory services valued at $102,400 on the date of issuance, to be amortized over the performance period. Unamortized prepaid services paid in common stock related to such issuances amounted to $28,000 at August 31, 2010.

In February 2010, the Company issued 280,000 shares of common stock to a consultant for sales and business development advisory services valued at $89,600 on the award date, to be amortized over the performance period. Unamortized prepaid services paid in common stock related to such issuance amounted to $37,333 at August 31, 2010.

In February 2010, the Company issued 300,000 shares of common stock to a consultant for legal advisory services valued at $100,000 on the award date, to be amortized as legal services are utilized by the Company. Unamortized prepaid services paid in common stock related to such issuance amounted to $0 at August 31, 2010.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

8.	EQUITY (Continued)

Prepaid Services Paid In Common Stock (Continued)

In June 2010, the Company issued 750,000 shares of common stock to consultants for sales and business development advisory services valued at $120,000 on the award date, to be amortized over the performance period. Unamortized prepaid services paid in common stock related to such issuance amounted to $65,000 at August 31, 2010.

In July 2010, the Company issued 500,000 shares of common stock to a consultant for financial advisory services valued at $100,000 on the award date, to be amortized over the performance period. Unamortized prepaid services paid in common stock related to such issuance amounted to $79,167 at August 31, 2010.

Warrants

Warrants to purchase up to 5,395,858 shares of the Company’s common stock are outstanding at August 31, 2010 (see Note 9).

Stock Incentive Plan

On September 10, 2007, the directors and shareholders adopted a 2007 Stock Incentive Plan. The plan reserves 2,250,000 shares of common stock of the Company for issuance pursuant to options, grants of restricted stock or other stock-based awards. The plan is administered by the board of directors which has the power, pursuant to the plan, to delegate the administration of the plan to a committee of the board. No shares of common stock were granted under the plan during the year ended August 31, 2010.

9.	STOCK OPTIONS AND WARRANTS

Stock Options

Each of the Company’s three officers holds an option to purchase up to 2,000,000 shares of common stock at $1 per share, for a total of 6,000,000 optioned shares. Options to purchase 1,000,000 shares each are exercisable upon the achievement of 100,000 customers, and the remaining options to purchase 1,000,000 shares each are exercisable upon the achievement of 250,000 customers. None of the options are presently exercisable. All such options vest upon a change of control of the Company. The options expire ten years from the date of performance goal achieved.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

9.	STOCK OPTIONS AND WARRANTS (Continued)

Warrants

On November 3, 2008, the Company agreed to issue “Series G” warrants to certain consultants to purchase 81,724 common shares at $2.45 per share in exchange for consulting services related to capital raising efforts. The warrants expire November 3, 2011. On April 22, 2010, 20,500 of these warrants were cancelled and replaced with “Series O” warrants.  The fair value of the 61,224 outstanding warrants using the Black-Scholes option pricing model amounted to $160,939. No warrants were exercised as of August 31, 2010.

On November 24, 2008, the Company agreed to issue “Series H” warrants to certain consultants to purchase 1,528,410 common shares at $0.88 per share in exchange for consulting services related to capital raising efforts. The warrants expire November 24, 2011. The fair value of the warrants using the Black-Scholes option pricing model amounted to $1,115,361. No warrants were exercised as of August 31, 2010.

On May 15, 2009, the Company agreed to issue “Series I” warrants in connection with a private placement to purchase 20,161 common shares at $1.76 per share. The warrants expire May 15, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $23,030. No warrants were exercised as of August 31, 2010.

On May 27, 2009, the Company agreed to issue “Series J” warrants in connection with a private placement to purchase 22,936 common shares at $1.24 per share. The warrants expire May 27, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $18,649. No warrants were exercised as of August 31, 2010.

On June 5, 2009, the Company agreed to issue “Series K” warrants in connection with a private placement to purchase 15,901 common shares at $1.34 per share. The warrants expire June 5, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $13,966. No warrants were exercised as of August 31, 2010.

On May 1, 2009, the Company agreed to issue “Series L” warrants to certain consultants to purchase 115,385 common shares at $0.65 per share in exchange for consulting services related to capital raising efforts. The warrants expire on May 1, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $58,142. No warrants were exercised as of August 31, 2010.

On July 31, 2009, the Company agreed to issue “Series M” warrants in connection with a private placement to purchase 96,849 common shares at $1.04 per share. The warrants expire on August 7, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $57,186. No warrants were exercised as of August 31, 2010.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

9.	STOCK OPTIONS AND WARRANTS (Continued)

Warrants (Continued)

On September 14, 2009, the Company agreed to issue “Series N” warrants in connection with a private placement to purchase 32,468 common shares at $0.88 per share. The warrants expire on September 14, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $19,309. No warrants were exercised as of August 31, 2010.

On September 15, 2009, the Company agreed to issue “Series O” warrants in connection with a private placement to purchase 27,671 common shares at $0.77 per share. The warrants expire on September 15, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $14,434. No warrants were exercised as of August 31, 2010.

On November 24, 2009, the Company agreed to issue “Series P” warrants to certain consultants to purchase 410,448 common shares at $0.67 per share in exchange for consulting services related to capital raising efforts. The warrants expire on November 24, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $233,109.  No warrants were exercised as of August 31, 2010.

On November 2, 2009, the Company agreed to issue “Series Q” warrants in connection with a private placement to purchase 20,000 common shares at $0.75 per share. The warrants expire on November 2, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $12,620. No warrants were exercised as of August 31, 2010.

On December 16, 2009, the Company agreed to issue “Series R” warrants to certain consultants to purchase 240,000 common shares at $0.68 per share in exchange for consulting services related to technology and product development and legal advisory services. The warrants expire on December 16, 2014. The fair value of the warrants using the Black-Scholes option pricing model amounted to $152,801. No warrants were exercised as of August 31, 2010.

On April 20, 2010, the Company agreed to issue “Series O” warrants to a consultant to purchase 41,000 common shares at $0.77 per share in exchange for consulting services related to capital raising efforts. The warrants expire on September 15, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $8,414. No warrants were exercised as of August 31, 2010.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

10.	PROVISION FOR INCOME TAXES

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences arise from the difference between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and tax rates on the date of enactment.

The Company did not provide any current or deferred U.S. federal income taxes or benefits for any of the periods presented because the Company has experienced operating losses since inception. The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn sufficient income to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset as of August 31, 2010, are as follows:

Net operating loss carry forward and deductible
Temporary differences	$9,958,000
Valuation allowance	(9,958,000)
Net deferred tax asset	$-

A reconciliation of the combined federal and state statutory income taxes rate and the effective rate is as follows:

Federal tax at statutory rate	34.00%
State income tax net of federal benefit	5.83%
Valuation allowance	-

The Company’s valuation allowance increased by $2,390,000 for the year ended August 31, 2010.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

10.	PROVISION FOR INCOME TAXES (Continued)

As of August 31, 2010, the Company had federal and state net operating loss carryforwards of approximately $25,000,000 which can be used to offset future federal income tax. The federal and state net operating loss carryforwards expire at various dates through 2030. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured. These carryforwards may be limited upon a change in ownership or consummation of a business combination under IRC Sections 381 and 382.

11.	SUBSESUBSEQUENT EVENTS

On August 27, 2010, the Company entered into a promissory note agreement for $100,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by August 27, 2011. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share. The loan was funded on September 10, 2010.

On September 2, 2010, the Company entered into an extension agreement to extend the August 2, 2010 due date of the $50,000 promissory note entered into on July 2010. The promissory note due date was extended an additional four months and due on January 2, 2011. As consideration for the extension, the Company agreed to issue 25,000 shares of common stock valued at $3,500 on the award date.

On September 27, 2010, the Company issued 250,000 shares of common stock in connection with a debt issuance. The shares were valued at $25,000, which represents the fair market value of the debt issuance costs on the award date.

On September 27, 2010, the Company issued 500,000 shares of common stock in exchange for business development advisory services. The shares were valued at $130,000, which represents the fair market value of the services provided on the award date.

On Oct 21, 2010, the Company issued 100,000 shares of common stock in connection with a debt issuance. The shares were valued at $14,000, which represents the fair market value of the debt issuance costs on the award date (see Note 5 and 8).

On Oct 21, 2010, the Company issued 200,000 shares of common stock in connection with a debt issuance. The shares were valued at $22,000, which represents the fair market value of the debt issuance costs on the award date.

LOCATION BASED TECHNOLOGIES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

11.	SUBSEQUENT EVENTS (Continued)

On Oct 28, 2010, the Company issued 400,000 shares of common stock in connection with debt issuances. The shares were valued at $48,000, which represents the fair market value of the debt issuance costs on the award date.

On November 2, 2010, the Company entered into a promissory note agreement for $100,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by November 1, 2011. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

On November 5, 2010, the Company entered into a promissory note agreement for $25,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by February 5, 2011. The note bears no interest. In addition, the Company agreed to issue 150,000 shares of common stock valued at $39,000 on the award date.

On November 8, 2010, the Company entered into a promissory note agreement for $30,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by November 9, 2011. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

On November 11 2010, the Company entered into a promissory note agreement for $300,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by November 11, 2011. The note bears interest at 10% per annum, compounded monthly. At the option of the Company, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.25 per share.

On November 16 2010, the Company entered into a promissory note agreement for $400,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by the earlier of December 15, 2011 or upon the Company receiving $2,000,000 from the sale of securities or a debt issuance. The note bears interest at 10% per annum, compounded monthly. At the option of the Company, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.25 per share.

Location Based Technologies, Inc.
CONSOLIDATED BALANCE SHEETS
May 31, 2011 and August 31, 2010

	May 31,	August 31,
	2011	2010
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$354,526	$267
Prepaid expenses and other assets	39,118	-
Deferred financing costs	12,167	10,002

Total current assets	405,811	10,269

Property and equipment, net of accumulated depreciation	13,522	33,413

OTHER ASSETS
Patents and trademarks, net of accumulated amortization	1,289,662	1,303,675
Deposits and other assets	64,000	16,159

Total other assets	1,353,662	1,319,834

TOTAL ASSETS	$1,772,995	$1,363,516

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,712,220	$2,305,492
Accrued officer compensation	1,259,515	1,013,403
Advances from officers	811,073	947,297
Accrued interest, advances from officers	98,866	46,535
Line of credit	1,000,000	-
Accrued interest, line of credit	5,597	-
Notes payable	185,298	225,000
Accrued interest, notes payable	51,406	40,487
Convertible notes payable, net of unamortized discount	2,385,000	1,265,833
Accrued interest, convertible notes payable	194,521	130,706

Total current liabilities	7,703,496	5,974,753

TOTAL LIABILITIES	7,703,496	5,974,753

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.001 par value, 10,000,000 shares
authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 300,000,000 shares authorized;
120,738,690 and 107,322,272 shares issued and outstanding
at May 31, 2011 and August 31, 2010, respectively	58,338	44,923
Common stock to be issued	-	100
Additional paid-in capital	28,187,844	24,382,165
Prepaid services paid in common stock	(81,092)	(209,500)
Accumulated deficit	(34,095,591)	(28,828,925)

Total stockholders’ deficit	(5,930,501)	(4,611,237)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,772,995	$1,363,516

See accompanying notes to unaudited financial statements.

Location Based Technologies, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended May 31, 2011 and 2010
(Unaudited)

	For the three months ended		For the nine months ended
	May 31,	May 31,	May 31,	May 31,
	2011	2010	2011	2010

Net revenue
Devices	$2,830	$2,897	$5,889	$6,386
Services	1,745	1,715	3,553	8,478
Consulting	-	-	-	46,874

Total net revenue	4,575	4,612	9,442	61,738

Cost of revenue
Devices	3,235	2,215	4,580	4,558
Services	1,520	6,121	9,222	27,436
Consulting	2,021	325	6,450	114,061
Other	-	-	825	-

Total cost of revenue	6,776	8,661	21,077	146,055

Gross loss	(2,201)	(4,049)	(11,635)	(84,317)

Operating expenses
General and administrative	227,192	125,856	529,332	815,157
Officer compensation	135,000	135,000	405,000	405,000
Professional fees	336,844	206,964	1,004,005	647,570
Rent	41,694	42,805	127,302	132,166
Research and development	119,400	357,356	124,663	1,253,601

Total operating expenses	860,130	867,981	2,190,302	3,253,494

Net operating loss	(862,331)	(872,030)	(2,201,937)	(3,337,811)

Other income (expense)
Financing costs	(137,000)	(71,414)	(2,361,405)	(1,312,150)
Amortization of beneficial conversion feature	-	(155,883)	(236,167)	(320,494)
Amortization of deferred financing costs	(47,333)	(19,167)	(111,335)	(259,864)
Interest income (expense), net	(139,437)	(91,609)	(354,885)	(221,690)
Foreign currency gain (loss), net	(100)	87	(137)	11

Total other income (expense)	(323,870)	(337,986)	(3,063,929)	(2,114,187)

Net loss before income taxes	(1,186,201)	(1,210,016)	(5,265,866)	(5,451,998)

Provision for income taxes	-	-	800	800

Net Loss	$(1,186,201)	$(1,210,016)	$(5,266,666)	$(5,452,798)

Accumulated Deficit:

Balance, beginning of period	$(32,909,390)	$(24,008,768)	$(28,828,925)	$(19,765,986)

Net Loss	$(1,186,201)	$(1,210,016)	$(5,266,666)	$(5,452,798)

Balance, end of period	$(34,095,591)	$(25,218,784)	$(34,095,591)	$(25,218,784)

Basic – Earnings (loss) per share	$(0.01)	$(0.01)	$(0.05)	$(0.06)

Basic – Weighted Average Number
of Shares Outstanding	119,397,514	98,924,544	113,746,522	97,847,854

See accompanying notes to unaudited financial statements.

Location Based Technologies, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three and nine months ended May 31, 2011 and 2010
(Unaudited)

	For the nine months ended
	May 31,	May 31,
	2011	2010

Cash Flows from Operating Activities
Net loss	$(5,266,666)	$(5,452,798)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	47,339	56,098
Amortization of beneficial conversion feature	236,167	320,494
Amortization of prepaid services paid-in common stock	271,274	1,010,960
Common stock issued for services	1,070,977	194,921
Common stock issued for financing costs	292,515	284,940
Warrants issued for services	1,055,636	394,324
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	-	75,203
(Increase) decrease in costs and estimated earnings in
excess of billings on uncompleted contracts	-	292,723
(Increase) decrease in prepaid expenses and other assets	(39,118)	92,928
(Increase) decrease in debt issuance/financing costs	(2,165)	48,924
(Increase) decrease in deposits	(47,841)	(15,439)
Increase (decrease) in accounts payable and accrued expenses	(593,272)	915,482
Increase (decrease) in accrued officer compensation	246,112	367,500
Increase (decrease) in accrued interest	132,662	155,037

Net cash used in operating activities	(2,596,380)	(1,258,703)

Cash Flows from Investing Activities
Purchase of property and equipment	(2,600)	(146,737)
Additions to patents and trademarks	(10,835)	(75,434)

Net cash used in investing activities	(13,435)	(222,171)

Cash Flows from Financing Activities
Proceeds from issuance of common stock and warrants, net of offering costs	-	221,500
Advances / (repayments) from officers, net	(136,224)	959,342
Proceeds from convertible notes payable	2,380,000	100,000
Repayment on convertible notes payable	(275,000)	-
Proceeds from notes payable	58,298	-
Repayment on notes payable	(63,000)	-
Proceeds from line of credit	1,000,000	-

Net cash provided by financing activities	2,964,074	1,280,842

Net increase (decrease) in cash and cash equivalents	354,259	(200,032)

Cash and cash equivalents, beginning of period	267	200,099

Cash and cash equivalents, end of period	$354,526	$67

Supplemental disclosure of cash flow information:
Income taxes paid	$3,200	$-
Interest paid	$161,609	$73,300

Supplemental disclosure of noncash financing and investing activities:

Issuance of common stock for financing costs	$292,515	$284,940
Issuance of common stock for services	$1,070,977	$194,921
Issuance of warrants for services	$1,055,636	$394,324
Issuance of common stock for conversion of notes payable and accrued interest	$1,055,944	$236,524

See accompanying notes to unaudited financial statements.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Company designs, develops, and sells personal, pet, and vehicle locator devices and services including the PocketFinder® Vehicle, PocketFinder® Mobile, PocketFinder® People, PocketFinder® Pets, PocketFinder® Luggage and Vehicle Fleet Finder™. The PocketFinder® is a small, completely wireless, location device that enables a user to locate a vehicle, person, pet, or valuable item at any time from almost anywhere using Global Positioning System (“GPS”) and General Packet Radio Service (“GPRS”) technologies.

Organization

Location Based Technologies, Inc. (formerly known as Springbank Resources, Inc.) (the “Company,” “our,” or “LBT”) was incorporated under the laws of the State of Nevada on April 10, 2006.

Location Based Technologies, Corp. (formerly known as PocketFinder, Inc.) was incorporated under the laws of the State of California on September 16, 2005. On July 7, 2006, it established PocketFinder, LLC (“LLC”), a California Limited Liability Company. On May 29, 2007, PocketFinder, Inc. filed amended articles with the Secretary of State to change its name to Location Based Technologies, Corp.

On September 30, 2009, the Company formed Location Based Technologies, Ltd. (“LBT, Ltd.”), an England and Wales private limited company, to establish a presence in Europe. LBT, Ltd. is a wholly owned subsidiary of the Company.

Merger

On August 24, 2007, Location Based Technologies, Corp. merged with PocketFinder, LLC. The merger was approved by the shareholders of Location Based Technologies, Corp. and PocketFinder, LLC by unanimous written consent. Location Based Technologies, Corp. was the survivor of the merger with PocketFinder, LLC.

Each Class A Membership Unit of the LLC was converted into 150,000 shares of common stock of the Company or fraction thereof and each Class C Membership Unit of the LLC was cancelled. Upon consummation of the merger, 10.9 Class A Membership Units of the LLC were converted into 1,635,000 shares of common stock of the Company.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Exchange Agreement

On October 11, 2007, Location Based Technologies, Corp. effected a stock exchange agreement and plan of reorganization (the “Agreement”) with Springbank Resources, Inc. (“SRI”) whereby SRI acquired all of the issued and outstanding shares of Location Based Technologies, Corp. in exchange for shares of SRI’s common stock.

Subject to the terms and conditions of the Agreement, SRI issued, and the stockholders of Location Based Technologies, Corp. accepted 55,153,500 shares of SRI’s common stock in consideration for all of the issued and outstanding shares of Location Based Technologies, Corp. The shares of SRI’s common stock were allocated to the shareholders of Location Based Technologies, Corp. in accordance with the Agreement.

The former shareholders of Location Based Technologies, Corp. acquired control of SRI upon the closing of the stock exchange transaction. The exchange was accounted for as a reverse acquisition. Accordingly, for financial statement purposes, Location Based Technologies, Corp. was considered the accounting acquiror, and the related business combination was considered a recapitalization of Location Based Technologies, Corp. rather than an acquisition by SRI. The historical financial statements prior to the Agreement are those of Location Based Technologies, Corp., and the name of the company was changed to Location Based Technologies, Inc.

Consolidation Policy

The accompanying consolidated financial statements include the operations of the Company and its wholly owned subsidiary, Location Based Technologies, Ltd. Intercompany balances and transactions have been eliminated in consolidation.

Stock Split

All share and per-share amounts in the accompanying financial statements, unless otherwise indicated, have been retroactively restated to reflect a 3 for 1 stock split approved by the Board in October 2008, as if the split had been in effect since inception.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basis of Presentation

The unaudited consolidated financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. They do not include all information and notes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to financial statements included in the annual report on Form 10-K of Location Based Technologies, Inc. for the year ended August 31, 2010. In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended May 31, 2011, are not necessarily indicative of the results that may be expected for any other interim period or the entire year. For further information, these unaudited consolidated financial statements and the related notes should be read in conjunction with the Company’s audited financial statements for the year ended August 31, 2010, included in the Company’s report on Form 10-K.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred net losses since inception, and as of May 31, 2011, had an accumulated deficit of $34,095,591. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management recognizes that the Company must generate additional resources to enable it to continue operations. Management intends to raise additional financing through debt and equity financing or through other means that it deems necessary, with a view to moving forward and sustaining prolonged growth in its strategy phases. However, no assurance can be given that the Company will be successful in raising additional capital. Further, even if the Company raises additional capital, there can be no assurance that the Company will achieve profitability or positive cash flow. If management is unable to raise additional capital and expected significant revenues do not result in positive cash flow, the Company will not be able to meet its obligations and may have to cease operations.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

Reclassifications

Certain reclassifications have been made to prior period amounts or balances to conform to the presentation adopted in the current period.

Cash and Cash Equivalents

For purposes of the balance sheets and statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

Cash and Cash Equivalents – The cash and cash equivalent balances at May 31, 2011, are principally held by two institutions which insures our aggregated accounts with the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per insured banking institution. At times, the Company has maintained bank balances which have exceeded FDIC limits. The Company has not experienced any losses with respect to its cash balances.

Allowance for Doubtful Accounts

The allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of May 31, 2011 and August 31, 2010, the allowance for doubtful accounts amounted to $304,597.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

Pursuant to FASB ASC 820 – Fair Value Measurement and Disclosures, the Company is required to estimate the fair value of all financial instruments included on its balance sheet. The carrying value of cash, accounts receivable, accounts payable and notes payable approximate their fair value due to the short period to maturity of these instruments.

Intangible Assets – Patents and Trademarks

The Company capitalizes internally developed assets related to certain costs associated with patents and trademarks. These costs include legal and registration fees needed to apply for and secure patents. The intangible assets acquired from other enterprises or individuals in an “arms length” transaction are recorded at cost. As of May 31, 2011 and August 31, 2010, the Company capitalized $1,184,136 and $1,174,626, respectively, for patent related expenditures. As of May 31, 2011 and August 31, 2010, the Company capitalized $116,828 and $136,103, respectively, for trademark related expenditures.

Patents are subject to amortization upon issuance by the United States Patent and Trademark Office. Intangible assets are amortized in accordance with FASB ASC 350 – Intangibles – Goodwill and Other, using the straight-line method over the shorter of their estimated useful lives or remaining legal life. Amortization expense totaled $24,848 and $3,581 for the nine months ended May 31, 2011 and 2010, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method and with useful lives used in computing depreciation ranging from 2 to 5 years. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Internal Website Development Costs

Under FASB ASC 350-50 – Intangibles – Goodwill and Other – Website Development Costs, costs and expenses incurred during the planning and operating stages of the Company’s web site development are expensed as incurred. Costs incurred in the web site application and infrastructure development stages are capitalized by the Company and amortized to expense over the web site’s estimated useful life or period of benefit. As of May 31, 2011 and August 31, 2010, the Company capitalized costs totaling $1,361,959 related to its website development.

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with FASB ASC 360 – Impairment or Disposal of Long-Lived Assets that requires long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value. During the year ended August 31, 2010, due to uncertainties related to the recovery of its investment in the PocketFinder® website as a result of generally poor economic conditions and the Company’s history of difficulties in obtaining financing for product launch, the Company recorded a full impairment of its Website Development Costs totaling $1,361,959. The product has passed or is expected to pass all remaining regulatory tests and will be available for launch upon receipt of sufficient financing. There can be no guarantee that the Company will be successful in obtaining sufficient financing for its product line, or that it will achieve profitability and positive cash flow.

Beneficial Conversion Feature of Convertible Notes Payable

The Company accounts for the beneficial conversion feature of convertible notes payable when the conversion rate is below market value. Pursuant to FASB ASC 470-20 – Debt With Conversion and Other Options, the estimated fair value of the beneficial conversion feature is recorded in the financial statements as a discount from the face amount of the notes. Such discounts are amortized over the term of the notes or conversion of the notes, if sooner.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Beneficial Conversion Feature of Convertible Notes Payable (Continued)

In May 2010, the Company recognized a beneficial conversion feature totaling $10,000 in connection with a $100,000 convertible note payable (see Note 4). Amortization expense related to this beneficial conversion feature amounted to $4,167 for the nine months ended May 31, 2011.

In June 2010, the Company recognized a beneficial conversion feature totaling $10,000 in connection with a $100,000 convertible note payable (see Note 4). Amortization expense related to this beneficial conversion feature amounted to $5,000 for the nine months ended May 31, 2011.

In November 2010, the Company recognized a beneficial conversion feature totaling $12,000 in connection with a $30,000 convertible note payable (see Note 4). Amortization expense related to this beneficial conversion feature amounted to $12,000 for the nine months ended May 31, 2011.

In November 2010, the Company recognized a beneficial conversion feature totaling $135,000 in connection with a $300,000 convertible note payable (see Note 4). Amortization expense related to this beneficial conversion feature amounted to $135,000 for the nine months ended May 31, 2011.

In November 2010, the Company recognized a beneficial conversion feature totaling $80,000 in connection with a $400,000 convertible note payable (see Note 4). Amortization expense related to this beneficial conversion feature amounted to $80,000 for the nine months ended May 31, 2011.

Revenue Recognition

Revenues are recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as amended by SAB No. 104, Revenue Recognition, when (a) persuasive evidence of an arrangement exists, (b) the products or services have been provided to the customer, (c) the fee is fixed or determinable, and (d) collectability is reasonably assured. In instances where the customer, at its discretion, has the right to reject the product or services prior to final acceptance, revenue is deferred until such acceptance occurs.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Consulting Revenue – The Company’s consulting revenue consists of software customization and consulting service contracts recognized utilizing the percentage-of-completion method in accordance with FASB ASC 605-35 – Revenue Recognition Construction-Type and Production-Type Contracts. For fixed fee contracts the percentage-of-completion is measured by the percentage of software customization or consulting hours incurred to date to total estimated hours. This method is used because management believes that hours expended is the best measure of progress on these engagements. Revisions in total estimated hours are reflected in the accounting period in which the required revisions become known. Anticipated losses on contracts are charged to income in their entirety when such losses become evident.

Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts – Costs and estimated earnings in excess of billings on uncompleted contracts reflected in the consolidated balance sheets arise when revenues have been recognized but the amounts cannot be billed under the terms of the contracts. Such amounts are recoverable from customers based upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of the contract.

Research and Development

Research and development costs are clearly identified and are expensed as incurred in accordance with FASB ASC 730 – Research and Development. For the nine months ended May 31, 2011 and 2010, the Company incurred $124,663 and $1,253,601 of research and development costs, respectively.

Provision for Income Taxes

The Company accounts for income taxes under FASB ASC 740 – Income Taxes.   Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements’ carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. The Company has included its $800 minimum franchise fee in its provision for income taxes for the nine months ended May 31, 2011 and 2010.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The Company accounts for foreign currency translation of its wholly owned subsidiary, Location Based Technologies, Ltd., pursuant to FASB ASC 830 – Foreign Currency Matters. The functional currency of Location Based Technologies, Ltd. is the British Pound Sterling. All assets and liabilities of Location Based Technologies, Ltd. are translated into United States Dollars using the current exchange rate at the end of each period. Revenues and expenses are translated using the average exchange rates prevailing throughout the respective periods. Certain transactions of the Location Based Technologies, Ltd. are denominated in United States dollars. Translation gains or losses related to such transactions are recognized for each reporting period in the related consolidated statements of operations.

Earnings/ Loss Per Share

The Company computes basic earnings (loss) per share using the weighted average number of common shares outstanding during the period in accordance with FASB ASC 260 – Earnings Per Share, which specifies the compilation, presentation, and disclosure requirements for income per share for entities with publicly held common stock or instruments which are potentially common stock.

Diluted earnings (loss) per share are computed using the weighted average number of common shares outstanding and the dilutive potential common shares outstanding during the period. Dilutive potential common shares primarily consist of stock options and warrants issued by the Company. These potential common shares are excluded from diluted loss per share as their effect would be anti-dilutive.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06, “Fair Value Measurements and Disclosures,” that requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements. The FASB also clarified existing fair-value measurement disclosure guidance about the level of disaggregation, inputs, and valuation techniques. The new and revised disclosures are required to be implemented in interim or annual periods beginning after December 15, 2009, except for the gross presentation of the Level 3 rollforward, which is required for annual reporting periods beginning after December 15, 2010. The Company does not believe the adoption of this standard will have a material effect on its financial position and results of operations.

In February 2010, the FASB issued ASU No. 2010-09, “Subsequent Events,” that amended its guidance on subsequent events. Securities and Exchange Commission (“SEC”) filers are not required to disclose the date through which an entity has evaluated subsequent events. The amended guidance was effective upon issuance for all entities.

In December 2010, the FASB issued ASU 2010-28 regarding ASC Topic 350 “Intangibles – Goodwill and Other.” This ASU updates accounting guidance related to the calculation of the carrying amount of a reporting unit when performing the first step of a goodwill impairment test. More specifically, this update will require an entity to use an equity premise when performing the first step of a goodwill impairment test and if a reporting unit has a zero or negative carrying amount, the entity must assess and consider qualitative factors and whether it is more likely than not that a goodwill impairment exists. The new accounting guidance is effective for public entities, for impairment tests performed during entities’ fiscal years (and interim periods within those years) that begin after December 15, 2010. The Company does not believe the adoption of this standard will have a material effect on its financial position and results of operations.

In May 2011, the FASB issued Accounting Standards Update 2011-04, Fair Value Measurement, Topic 820, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in US GAAP and IFRS, which amends current fair value measurement and disclosure guidance to include increased transparency around valuation inputs and investment categorization. The guidance will be effective for fiscal 2013, and is not expected to have a material impact on the financial statements.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

2.                      PROPERTY AND EQUIPMENT

Property and equipment at May 31, 2011 and August 31, 2010 consists of the following:

	May 31,	August 31,
	2011	2010
Website development costs	$1,361,959	$1,361,959
Machinery and equipment	68,238	71,934
Computer software	41,626	41,626
Computer and video equipment	36,962	36,962
Office furniture	13,166	13,166
Leasehold improvements	-	-

	1,521,951	1,525,647
Less: accumulated depreciation and impairment adjustment	(1,508,429)	(1,492,234)
Total property and equipment	$13,522	$33,413

Depreciation expense for the nine months ended May 31, 2011 and 2010 amounted to $20,131 and $52,517, respectively.  In addition, the Company recorded an impairment of its Website development costs in the amount of $1,361,959 during the year ended August 31, 2010, due to uncertainty concerning its ability to obtain sufficient financing to bring its products to market.

3.                      RELATED PARTY TRANSACTIONS

Advances from Officers

From time to time, the Company’s officers advance funding to the Company to cover operating expenses. Cash advances from officers accrue interest at the rate of 8% per annum and have no formal repayment terms.

During the nine months ended May 31, 2011, new advances from officers totaled $1,000, repayments totaled $137,224 and increase in accrued interest totaled $52,331, resulting in advances from officers and related accrued interest amounting to $811,073 and $98,866, respectively.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

3.                      RELATED PARTY TRANSACTIONS (Continued)

Services Provided

A relative of the Chief Operating Officer provides bookkeeping and accounting services to the Company for $2,500 per month.  During the nine months ended May 31, 2011, bookkeeping and accounting fees for this related party amounted to $22,500.

On March 30, 2011, the Company entered into an Employment Letter of Intent (“LOI”) with a relative of the Company’s CEO and President, to act as Vice President of Customer Service. Under the terms of the LOI, the related party is paid compensation of $10,000 per month and 250,000 shares of the Company’s common stock as a signing bonus. The common stock was valued at $42,500 on the award date. During the nine months ended May 31, 2011, compensation under this related party agreement totaled $20,000.

4.                      CONVERTIBLE NOTES PAYABLE

$625,000 Senior Secured Promissory Note

On November 18, 2008, the Company entered into a senior secured promissory note agreement for $625,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by February 18, 2009, or upon a minimum of $1,500,000 being raised by the Company. The note bears interest at 12% per annum and may be repaid at any time before the repayment date, in part or in full, without penalty, and is secured by common stock personally owned by an officer of the Company. In addition, the Company issued 50,000 shares of common stock valued at $55,000 on the date of issuance.

On January 30, 2009, the promissory note agreement was extended for an additional three months (“First Extension”) and due on May 18, 2009. As consideration for the First Extension, the Company issued an additional 50,000 shares of common stock valued at $47,000 on the date of issuance.

On May 7, 2009, the promissory note agreement was extended for an additional three months (“Second Extension”) and due on August 18, 2009. As consideration for the Second Extension, the Company issued an additional 50,000 shares of common stock valued at $32,000 on the date of issuance.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

4.                      CONVERTIBLE NOTES PAYABLE (Continued)

$625,000 Senior Secured Promissory Note (Continued)

On August 20, 2009, the promissory note agreement was extended for an additional three months (“Third Extension”) and due on November 18, 2009. As consideration for the Third Extension, the Company issued an additional 25,000 shares of common stock valued at $20,500 on the award date.

In connection with the Third Extension, a conversion feature was added whereby the outstanding principal and unpaid accrued interest may be converted, at any time, in whole or in part, into shares of the Company’s common stock on the basis of $0.65 per share.  The conversion rate of $0.65 per share was below the market value of $0.82 per share resulting in a beneficial conversion feature in the amount of $163,462, recognized as a discount from the face amount of the convertible note payable and amortized over the term of the note extension.

On August 27, 2009, in accordance with the Third Extension, the Company converted $52,603 of interest accrued through July 31, 2009, into 80,927 shares of the Company’s common stock on the basis of $0.65 per share.

The Third Extension due date of November 18, 2009 was not extended further, and therefore, the Company is in default in the payment of the principal and unpaid accrued interest as of May 31, 2011.

In June 2010, common shares personally owned by a Company officer which had been pledged as collateral for this note were surrendered to the creditor.

As of May 31, 2011, the note payable balance and accrued interest totaled $625,000 and $127,833, respectively.

$100,000 Senior Secured Promissory Note

On May 7, 2009, the Company entered into a senior secured promissory note agreement for $100,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by August 18, 2009, or upon a minimum of $1,500,000 being raised by the Company. The note bears interest at 12% per annum and may be repaid at any time before the repayment date, in part or in full, without penalty, and is secured by common stock personally owned by an officer of the Company. In addition, the Company issued 50,000 shares of common stock valued at $32,000 on the date of issuance.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

4.                      CONVERTIBLE NOTES PAYABLE (Continued)

$100,000 Senior Secured Promissory Note (Continued)

On August 20, 2009, the promissory note agreement was extended for an additional three months (“First Extension”) and due on November 18, 2009. As consideration for the First Extension, the Company issued an additional 25,000 shares of common stock valued at $20,500 on the award date.

In connection with the First Extension, a conversion feature was added whereby the outstanding principal and unpaid accrued interest may be converted, at any time, in whole or in part, into shares of the Company’s common stock on the basis of $0.65 per share.  The conversion rate of $0.65 per share was below the market value of $0.82 per share resulting in a beneficial conversion feature in the amount of $26,154, recognized as a discount from the face amount of the convertible note payable and amortized over the term of the note extension.

On August 27, 2009, in accordance with the First Extension, the Company converted $2,827 of interest accrued through July 31, 2009, into 4,350 shares of the Company’s common stock on the basis of $0.65 per share.

The First Extension due date of November 18, 2009 was not extended further, and therefore, the Company is in default in the payment of the principal and unpaid accrued interest as of May 31, 2011.

As of May 31, 2011, the note payable balance and accrued interest totaled $100,000 and $18,327, respectively.

$100,000 Promissory Note

On June 2, 2010, the Company entered into a promissory note agreement for $100,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by December 1, 2010. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

The conversion rate of $0.20 per share was below the market value of $0.22 per share resulting in a beneficial conversion feature in the amount of $10,000, recognized as a discount from the face amount of the convertible note payable and amortized over the term of the note.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

4.                      CONVERTIBLE NOTES PAYABLE (Continued)

$100,000 Promissory Note (Continued)

On May 11, 2011, the Company entered into a Settlement Agreement and Mutual Release whereby the Company agreed to pay the note holder a payment of $25,000 in May 2011, a payment of $25,000 in June 2011 and a final payment of $60,708 in July 2011.

As of May 31, 2011, the note payable balance and accrued interest totaled $75,000 and $9,815, respectively.

$35,000 Promissory Note

On July 21, 2010, the Company entered into a promissory note agreement for $35,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by September 21, 2010. The note bears interest at 10% per annum and may be repaid at any time before the repayment date, in part or in full, without penalty. In addition, the Company agreed to issue 100,000 shares of common stock valued at $14,000 on the award date.

On September 22, 2010, the promissory note agreement was extended for an additional six months (“First Extension”) and due on March 19, 2011. As consideration for the promissory note extension, the Company issued an additional 100,000 shares of common stock valued at $8,000 on the award date.

On March 19, 2011, the promissory note agreement was extended and due on March 31, 2011 (“Second Extension”). In connection with the Second Extension, a conversion feature was added whereby the outstanding principal and unpaid accrued interest may be converted, at any time, in whole or in part, into shares of the Company’s common stock at the option of the note holder on the basis of $0.20 per share.

The Second Extension due date of March 31, 2011 was not extended further, and therefore, the Company is in default in the payment of the principal and unpaid accrued interest as of May 31, 2011.

As of May 31, 2011, the note payable balance and accrued interest totaled $35,000 and $3,011, respectively.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

4.                      CONVERTIBLE NOTES PAYABLE (Continued)

$100,000 Promissory Note

On November 2, 2010, the Company entered into a promissory note agreement for $100,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by November 1, 2011. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

As of May 31, 2011, the note payable balance and accrued interest totaled $100,000 and $5,781, respectively.

$150,000 Promissory Note

On December 1, 2010, the Company entered into a promissory note agreement for $150,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by the earlier of May 31, 2011 or upon the Company raising $2,000,000 from the sale of equity securities or through a debt issuance. The note bears interest at 10% per annum and may be repaid at any time before the repayment date, in part or in full, without penalty.

On February 17, 2011, the promissory note agreement was extended for an additional six months (“First Extension”) and due on December 1, 2011. In connection with the First Extension, a conversion feature was added whereby the outstanding principal and unpaid accrued interest may be converted, at any time, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

As of May 31, 2011, the note payable balance and accrued interest totaled $150,000 and $7,479, respectively.

$50,000 Promissory Note

On February 10, 2011, the Company entered into a promissory note agreement for $50,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by February 10, 2012. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

As of May 31, 2011, the note payable balance and accrued interest totaled $50,000 and $1,521, respectively.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

4.                      CONVERTIBLE NOTES PAYABLE (Continued)

$50,000 Promissory Note

On February 18, 2011, the Company entered into a promissory note agreement for $50,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by February 17, 2012. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

As of May 31, 2011, the note payable balance and accrued interest totaled $50,000 and $1,411, respectively.

$100,000 Promissory Note

On February 28, 2011, the Company entered into a promissory note agreement for $100,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by February 28, 2012. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

As of May 31, 2011, the note payable balance and accrued interest totaled $100,000 and $2,548, respectively.

$50,000 Promissory Note

On March 2, 2011, the Company entered into a promissory note agreement for $50,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by March 1, 2012. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

As of May 31, 2011, the note payable balance and accrued interest totaled $50,000 and $1,247, respectively.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

4.                      CONVERTIBLE NOTES PAYABLE (Continued)

$50,000 Promissory Note

On March 4, 2011, the Company entered into a promissory note agreement for $50,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by March 3, 2012. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

As of May 31, 2011, the note payable balance and accrued interest totaled $50,000 and $1,219, respectively.

$200,000 Promissory Note

On March 24, 2011, the Company entered into a promissory note agreement for $200,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by March 23, 2012. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

As of May 31, 2011, the note payable balance and accrued interest totaled $200,000 and $3,781, respectively.

$300,000 Promissory Note

On March 24, 2011, the Company entered into a promissory note agreement for $300,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by March 23, 2012. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

As of May 31, 2011, the note payable balance and accrued interest totaled $300,000 and $5,671, respectively.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

4.                      CONVERTIBLE NOTES PAYABLE (Continued)

$400,000 Promissory Note

On April 18, 2011, the Company entered into a promissory note agreement for $400,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by April 17, 2012. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

As of May 31, 2011, the note payable balance and accrued interest totaled $400,000 and $4,712, respectively.

$100,000 Promissory Note

On May 26, 2011, the Company entered into a promissory note agreement for $100,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by the earlier of May 25, 2012 or upon the Company raising $2,000,000 from the sale of equity securities or through a debt issuance. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

As of May 31, 2011, the note payable balance and accrued interest totaled $100,000 and $164, respectively.

5.                      NOTES PAYABLE

$300,000 Promissory Note

On December 24, 2008, the Company entered into a promissory note agreement for $300,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by March 24, 2009, or upon a minimum of $1,500,000 being raised by the Company. The note bears interest at 12% per annum and may be repaid at any time before the repayment date, in part or in full, without penalty. In addition, the Company issued 100,000 shares of common stock valued at $94,000 on the date of issuance.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

5.                      NOTES PAYABLE (Continued)

$300,000 Promissory Note (Continued)

On March 24, 2009, the promissory note agreement was extended for an additional six months and due on September 24, 2009. As consideration for the promissory note extension, the Company issued an additional 50,000 shares of common stock valued at $32,000 on the date of issuance.

On September 24, 2009, the promissory note agreement was extended for an additional six months and due on March 24, 2010. As consideration for the extension, the Company agreed to pay $5,000 per month during the extension period until the note is repaid.

On March 24, 2010, the promissory note agreement was extended for an additional six months and due on September 24, 2010. As consideration for the extension, the Company issued 100,000 shares of the Company’s common stock valued at $32,000 on the award date and agreed to pay $5,000 per month during the extension period until the note is repaid.

The Third Extension due date of November 24, 2010 was not extended further, and therefore, the Company is in default in the payment of the principal and unpaid accrued interest as of May 31, 2011.

As of May 31, 2011, the note payable balance and accrued interest totaled $140,000 and $51,406, respectively.

$25,000 Promissory Note

On November 5, 2010, the Company entered into a promissory note agreement for $25,000. Under the terms of the promissory note agreement, the principal shall be repaid by February 5, 2011. The note bears no interest. In addition, the Company agreed to issue 150,000 shares of common stock valued at $39,000 on the award date.

On February 5, 2011, the promissory note agreement was extended for an additional six months and due on August 5, 2011. As consideration for the promissory note extension, the Company issued an additional 100,000 shares of common stock valued at $19,000 on the award date.

As of May 31, 2011, the note payable balance totaled $25,000.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

6.                      LINE OF CREDIT

On January 5, 2011, the Company entered into a Loan and Security Agreement (“Loan Agreement”) with Silicon Valley Bank for a $1,000,000 non-formula line of credit. The principal amount outstanding under the credit line accrues interest at a floating per annum rate equal to the greater of (i) the Prime Rate, plus 2.5% or (ii) 6.5% and is to be paid monthly. The principal is due at maturity on January 5, 2012. The personal guarantor for the credit line is a convertible note holder of the Company.

In accordance with the Loan Agreement, Silicon Valley Bank is entitled to a success fee equal to 6% warrant coverage of the credit line or $60,000 divided by the current share price (based on the 5 day average) upon the Company successfully raising new capital or equity in excess of $2,000,000. The warrant shall be valid for seven years from the time of issuance.

The Company must maintain certain financial covenants under the Loan Agreement. As of May 31, 2011, the Company was not in compliance with the financial covenants and, therefore, is in covenant default.

As of May 31, 2011, the outstanding balance on the line of credit and accrued interest totaled $1,000,000 and $5,597, respectively.

7.                      COMMITMENTS AND CONTINGENCIES

Operating Leases

On November 11, 2009, the Company entered into a sublease agreement to lease approximately 10,600 square feet of general office space in Irvine, California, for base rent ranging from $7,986 to $15,440 per month over the lease term.  The lease term is from December 1, 2009 through June 30, 2011.

On May 11, 2011, the Company entered into a lease agreement to lease approximately 4,700 square feet of general office space in Irvine, California, for base rent ranging from $6,199 to $7,193 per month over the 48 month lease term.  The lease term is from July 1, 2011 through June 30, 2015.

Total rental expense on operating leases for the nine months ended May 31, 2011 and 2010 was $127,302 and $132,166, respectively.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

7.                      COMMITMENTS AND CONTINGENCIES (Continued)

Operating Leases (Continued)

As of May 31, 2011, the future minimum lease payments are as follows:

For the Years Ending May 31,
2012	$71,231
2013	78,029
2014	81,484
2015	85,937
2016	7,193
Total	$323,874

Contingencies

In 2007, the Company sold convertible notes to accredited investors in reliance on an exemption from registration provided by Section 4(2) of the Securities Act and similar state exemptions. Management has been advised by counsel that the availability of those exemptions cannot be determined with legal certainty due to the fact that the Company or its predecessors may not have complied with all of the provisions of exemption safe-harbors for such sales offered by rules promulgated under the Securities Act by the SEC. Thus, it is possible that a right of rescission may exist for shares underlying the convertible notes for which the statute of limitations has not run. From November 2007 through December 2007, all of the convertible notes payable totaling $5,242,000 were converted into 15,726,000 shares of the Company’s common stock, and subsequently, some of the shares were sold in the open market. Management has performed an analysis under FAS 5, Accounting for Contingencies, and concluded that the likelihood of a right of rescission being successfully enforced on the remaining convertible note shares is remote, and consequently, has accounted for these shares in permanent equity in the financial statements.

On April 5, 2011, Gemini Master Fund, Ltd., filed a complaint for breach of contract against Location Based Technologies for non-payment of outstanding loans. The complaint specifies damages totaling $858,292, plus pre-judgment interest, costs of suit and other relief. The entire amount of the loans plus accrued interest, which together approximate the specified damages, are included in the accompanying financial statements. On June 8, 2011, the Location Based Technologies filed a Cross-Complaint against Gemini Master Fund, Ltd. for monetary damages related to the creditor’s disposition of common shares of Location Based Technologies which had been pledged as collateral for the notes.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

8.                      EQUITY

Common Stock (Reflects 3 for 1 stock split distributed October 20, 2008)

On October 13, 2008, the Board of Directors declared a 3 for 1 stock split to be effected in the nature of a 200% stock dividend, whereby the holders of each share of common stock received an additional two shares of common stock. The record date for the stock dividend was October 20, 2008 and resulted in the issuance of an additional 58,061,276 (pre-split) shares of common stock. In addition, the Company’s articles of incorporation were amended to increase its authorized shares in an amount that corresponds to the stock split, thereby increasing the authorized shares of common stock from 100,000,000 to 300,000,000. Unless otherwise indicated, all share and per-share amounts in these financial statements have been retroactively restated to reflect the 3 for 1 stock split as if the split had been in effect since inception.

In September 2009, the Company issued 50,000 shares of common stock in connection with note payable extensions. The shares were valued at $41,000, which represents the fair market value of note payable extension costs on the award date (see Note 4).

In September 2009, the Company performed a private placement and issued 129,870 shares of common stock and 32,468 warrants for cash proceeds of $100,000 (see Note 9).

In September 2009, the Company performed a private placement and issued 110,685 shares of common stock and 27,671 warrants for cash proceeds of $67,500, net of offering costs of $7,500 (see Note 9).

In September 2009, the Company issued 50,000 shares of common stock in exchange for accounting related advisory services. The shares were valued at $38,500, which represents the fair market value of the services provided on the award date.

In September 2009, the Company issued 9,615 shares of common stock in exchange for sales and business advisory services. The shares were valued at $10,000, which represents the fair market value of the services provided on the award date.

In September 2009, the Company issued 4,870 shares of its restricted common stock for finder’s fee commissions.  The shares were valued at $3,750, which represents the fair market value of the services provided on the award date.

In November 2009, the Company performed a private placement and agreed to issue 90,909 shares of common stock and 20,000 warrants for cash proceeds of $54,000, net of offering costs of $6,000 (see Note 9).

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

8.                      EQUITY (Continued)

Common Stock (Continued)

In November 2009, the Company issued 25,000 shares of common stock in connection with a note payable extension. The shares were valued at $17,000, which represents the fair market value of note payable extension costs on the award date.

In February 2010, the Company issued 25,000 shares of common stock in exchange for consulting services related to technology development. The shares were valued at $17,000, which represents the fair market value of the services provided on the award date.

In February 2010, the Company issued 418,000 shares of common stock in connection with defaults of certain notes payable. The shares were valued at $161,940, which represents the fair market value of the notes payable default costs on the award date.

In February 2010, the Company issued 280,000 shares of common stock in exchange for sales and business development advisory services. The shares were valued at $89,600, which represents the fair market value of the services to be provided on the award date.

In February 2010, the Company issued 300,000 shares of common stock in exchange for legal advisory services. The shares were valued at $100,000, which represents the fair market value of the services to be provided on the award date.

In April 2010, the Company issued 100,000 shares of common stock in connection with a note payable default. The shares were valued at $33,000, which represents the fair market value of the note payable default costs on the award date.

In April 2010, the Company issued 500,000 shares of common stock in exchange for the conversion of a $100,000 promissory note. The promissory note was converted on the basis of $0.20 per share.

In April 2010, the Company issued 422,156 shares of common stock in exchange for accounting related advisory services and consulting services related to technology development. The shares were valued at $118,204, which represents the fair market value of the services provided on the award date.

In May 2010, the Company issued 682,620 shares of common stock in exchange for the conversion of $132,000 in notes payable and $4,524 of accrued interest.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

8.                      EQUITY (Continued)

Common Stock (Continued)

In June 2010, the Company issued 100,000 shares of common stock in connection with a note payable extension. The shares were valued at $32,000, which represents the fair market value of note payable extension costs on the award date (see Note 5).

In June 2010, the Company issued 1,000,000 shares of common stock in exchange for business development and sales representative services. The shares were valued at $185,000, which represents the fair market value of the services to be provided on the award date.

In June 2010, the Company issued 500,000 shares of common stock in exchange for financial advisory services. The shares were valued at $100,000, which represents the fair market value of the services to be provided on the award date.

In June 2010, the Company issued 5,600,000 shares of common stock to an officer of the Company as reimbursement for personally owned common stock shares that were surrendered as collateral in connection with the Company’s default on a note payable. The shares were valued at $1,120,000, which represents the fair market value of the note payable default costs on the award date (see Note 4).

In July 2010, the Company issued 100,000 shares of common stock in connection with a debt issuance. The shares were valued at $20,000, which represents the fair market value of the debt issuance costs on the award date.

In September 2010, the Company issued 250,000 shares of common stock in connection with a debt issuance. The shares were valued at $25,000, which represents the fair market value of the debt issuance costs on the award date.

In September 2010, the Company issued 500,000 shares of common stock in exchange for business development and capital raising advisory services. The shares were valued at $130,000, which represents the fair market value of the services provided on the award date.

In October 2010, the Company issued 200,000 shares of common stock in connection with a debt issuance and a note payable extension. The shares were valued at $22,000, which represents the fair market value of the debt issuance costs on the award date (see Note 4).

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

8.                      EQUITY (Continued)

Common Stock (Continued)

In October 2010, the Company issued 200,000 shares of common stock in connection with a debt issuance. The shares were valued at $22,000, which represents the fair market value of the debt issuance costs on the award date.

In October 2010, the Company issued 400,000 shares of common stock in connection with debt issuances. The shares were valued at $48,000, which represents the fair market value of the debt issuance costs on the award date.

In December 2010, the Company issued 25,000 shares of common stock in connection with a note payable extension. The shares were valued at $3,500, which represents the fair market value of note payable extension costs on the award date.

In December 2010, the Company issued 150,000 shares of common stock in connection with a debt issuance. The shares were valued at $39,000, which represents the fair market value of the debt issuance costs on the award date (see Note 5).

In December 2010, the Company issued 54,480 shares of common stock in exchange for the cancellation of 54,480 “Series D” and “Series E” warrants.

In December 2010, the Company issued 3,500,000 shares of common stock for the conversion of two promissory notes totaling $700,000. The promissory notes were converted on the basis of $0.20 per share. In addition, 500,000 shares of common stock were issued in connection with the conversion in accordance with the promissory note agreement and were valued at $100,000, which represents the fair market value of the debt conversion costs on the award date.

In December 2010, the Company issued 60,000 shares of common stock in exchange for consulting services related to sales and business development services. The shares were valued at $10,200, which represents the fair market value of the services provided on the award date.

In December 2010, the Company issued 100,000 shares of common stock in exchange for accounting related advisory services. The shares were valued at $17,000, which represents the fair market value of the services provided on the award date.

In December 2010, the Company issued 500,000 shares of common stock in exchange for business development and capital raising advisory services. The shares were valued at $130,000, which represents the fair market value of the services provided on the award date.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

8.                      EQUITY (Continued)

Common Stock (Continued)

In December 2010, the Company issued 285,714 shares of common stock in exchange for business development and sales representative services. The shares were valued at $40,000, which represents the fair market value of the services to be provided on the award date.

In February 2011, the Company issued 3,000,000 shares of common stock in exchange for public relations advisory services. The shares were valued at $600,000, which represents the fair market value of the services to be provided on the award date.

In February 2011, the Company issued 669,932 shares of common stock for the conversion of two promissory notes and accrued interest totaling $130,000 and $3,986, respectively.  The promissory notes and accrued interest were converted on the basis of $0.20 per share.

In March 2011, the Company issued 200,000 shares of common stock in connection with note payable extensions. The shares were valued at $34,000, which represents the fair market value of note payable extension costs on the award date.

In March 2011, the Company issued 1,079,863 shares of common stock for the conversion of two promissory notes and accrued interest totaling $200,000 and $14,893, respectively.  The promissory notes and accrued interest were converted on the basis of $0.20 per share.

In April 2011, the Company issued 500,000 shares of common stock in exchange for business development and capital raising advisory services. The shares were valued at $80,000, which represents the fair market value of the services provided on the award date.

In April 2011, the Company issued 321,429 shares of common stock in exchange for business development and sales representative services. The shares were valued at $45,000, which represents the fair market value of the services to be provided on the award date.

In April 2011, the Company issued 500,000 shares of common stock in connection with two Letter of Intent for Employment Agreements. The shares were valued at $85,000, which represents the fair market value of note payable extension costs on the award date.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

8.                      EQUITY (Continued)

Common Stock (Continued)

In May 2011, the Company issued 50,000 shares of common stock in exchange for accounting related advisory services. The shares were valued at $7,500, which represents the fair market value of the services provided on the award date.

In May 2011, the Company issued 20,000 shares of common stock in exchange for sales advisory services. The shares were valued at $3,200, which represents the fair market value of the services to be provided on the award date.

In May 2011, the Company issued 250,000 shares of common stock in exchange for business development and capital raising advisory services. The shares were valued at $40,000, which represents the fair market value of the services provided on the award date.

In May 2011, the Company issued 100,000 shares of common stock in connection with a note payable extension. The shares were valued at $19,000, which represents the fair market value of note payable extension costs on the award date (see Note 5).

Prepaid Services Paid In Common Stock

In June 2010, the Company issued 500,000 shares of common stock to a consultant for financial advisory services valued at $100,000 on the award date, to be amortized over the performance period. Unamortized prepaid services paid in common stock related to such issuance amounted to $4,169 at May 31, 2011.

In April 2011, the Company issued 321,429 shares of common stock to a consultant for business development and sales representative services valued at $45,000 on the award date to be amortized over from February 1, 2011 to June 13, 2011. Unamortized prepaid services paid in common stock related to such issuance amounted to $5,000 at May 31, 2011.

In April and May 2011, the Company issued 750,000 shares of common stock to a consultant for business development and capital raising advisory services valued at $120,000 on the award date to be amortized over from April 3, 2011 to August 28, 2011. Unamortized prepaid services paid in common stock related to such issuance amounted to $71,923 at May 31, 2011.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

8.                      EQUITY (Continued)

Warrants

Warrants to purchase up to 9,432,453 shares of the Company’s common stock are outstanding at May 31, 2011 (see Note 9).

Stock Incentive Plan

On September 10, 2007, the directors and shareholders adopted a 2007 Stock Incentive Plan. The plan reserves 2,250,000 shares of common stock of the Company for issuance pursuant to options, grants of restricted stock or other stock-based awards. The plan is administered by the board of directors which has the power, pursuant to the plan, to delegate the administration of the plan to a committee of the board. No shares of common stock were granted under the plan during the nine months ended May 31, 2011.

9.                      STOCK OPTIONS AND WARRANTS

Stock Options

Each of the Company’s three officers holds an option to purchase up to 2,000,000 shares of common stock at $1 per share, for a total of 6,000,000 optioned shares. Options to purchase 1,000,000 shares each are exercisable upon the achievement of 100,000 customers, and the remaining options to purchase 1,000,000 shares each are exercisable upon the achievement of 250,000 customers. None of the options are presently exercisable. All such options vest upon a change of control of the Company. The options expire ten years from the date of performance goal achieved.

Warrants

On September 14, 2009, the Company agreed to issue “Series N” warrants in connection with a private placement to purchase 32,468 common shares at $0.88 per share. The warrants expire on September 14, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $19,309. No warrants were exercised as of May 31, 2011.

On September 15, 2009, the Company agreed to issue “Series O” warrants in connection with a private placement to purchase 27,671 common shares at $0.77 per share. The warrants expire on September 15, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $14,434. No warrants were exercised as of May 31, 2011.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

9.                      STOCK OPTIONS AND WARRANTS (Continued)

Warrants (Continued)

On November 24, 2009, the Company agreed to issue “Series P” warrants to certain consultants to purchase 410,448 common shares at $0.67 per share in exchange for consulting services related to capital raising efforts. The warrants expire on November 24, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $233,109.  No warrants were exercised as of May 31, 2011.

On November 2, 2009, the Company agreed to issue “Series Q” warrants in connection with a private placement to purchase 20,000 common shares at $0.75 per share. The warrants expire on November 2, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $12,620. No warrants were exercised as of May 31, 2011.

On December 16, 2009, the Company agreed to issue “Series R” warrants to certain consultants to purchase 240,000 common shares at $0.68 per share in exchange for consulting services related to technology and product development and legal advisory services. The warrants expire on December 16, 2014. The fair value of the warrants using the Black-Scholes option pricing model amounted to $152,801. No warrants were exercised as of May 31, 2011.

On April 20, 2010, the Company agreed to issue “Series O” warrants to a consultant to purchase 41,000 common shares at $0.77 per share in exchange for consulting services related to capital raising efforts. The warrants expire on September 15, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $8,414. No warrants were exercised as of May 31, 2011.

On December 17, 2010, the Company issued “Series S” warrants to the Silicon Valley Bank loan personal guarantor to purchase 3,600,000 common shares at $0.20 per share in connection with the Financing Agreement dated December 1, 2010. The warrants expire on December 15, 2015. The fair value of the warrants using the Black-Scholes option pricing model amounted to $926,900. No warrants were exercised as of May 31, 2011.

On December 17, 2010, the Company issued “Series S” warrants to a consultant to purchase 500,000 common shares at $0.20 per share for finder’s fees in connection with a debt issuance. The warrants expire on December 15, 2015. The fair value of the warrants using the Black-Scholes option pricing model amounted to $128,736. No warrants were exercised as of May 31, 2011.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

10.                    PROVISION FOR INCOME TAXES

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences arise from the difference between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and tax rates on the date of enactment.

The Company did not provide any current or deferred U.S. federal income taxes or benefits for any of the periods presented because the Company has experienced operating losses since inception. The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn sufficient income to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset as of May 31, 2011, are as follows:

Net operating loss carry forward and deductible
temporary differences	$10,891,000
Valuation allowance	(10,891,000)

Net deferred tax asset	$-

A reconciliation of the combined federal and state statutory income taxes rate and the effective rate is as follows:

Federal tax at statutory rate	$34.00%
State income tax net of federal benefit	5.83%
Valuation allowance	(39.83%)

$-

The Company’s valuation allowance increased by $933,000 for the nine months ended May 31, 2011.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

10.                    PROVISION FOR INCOME TAXES  (Continued)

As of May 31, 2011, the Company had federal and state net operating loss carryforwards of approximately $26,000,000 which can be used to offset future federal income tax. The federal and state net operating loss carryforwards expire at various dates through 2030. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured. These carryforwards may be limited upon a change in ownership or consummation of a business combination under IRC Sections 381 and 382.

11.                    SUBSEQUENT EVENTS

On June 2, 2011, the Company entered into a promissory note agreement for $100,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by June 1, 2012. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

On June 6, 2011, the Company entered into a promissory note agreement for $100,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by June 5, 2012. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

On June 28, 2011, the Company entered into two promissory note agreements for $50,000. Under the terms of the promissory note agreements, principal and any unpaid interest shall be repaid by June 27, 2012. The notes bear interest at 10% per annum. At the option of the note holders, the notes may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.25 per share.

On July 6, 2011, the Company issued 4,318,750 shares of common stock in exchange for the conversion of $500,000 in related party advances from an officer and $363,750 of accrued officer compensation.

 On July 6, 2011, the Company issued 2,000,000 shares of common stock to two consultants in exchange for business development and sales representative services. The shares were valued at $440,000, which represents the fair market value of the services to be provided on the award date.

On July 12, 2011, the Company entered into a promissory note agreement for $50,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by July 11, 2012. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.25 per share.

On July 12, 2011, the Company entered into three promissory note agreements for $150,000. Under the terms of the promissory note agreements, principal and any unpaid interest shall be repaid by July 11, 2012. The notes bear interest at 10% per annum. At the option of the note holders, the note may be converted, in whole or in part, into shares of the Company’s common stock on the basis of $0.20 per share.

On July 20, 2011, the Company issued 40,000 shares of common stock in exchange for accounting related advisory services.  The shares were valued at $7,600, which represented the fair market value of the services provided on the award date.

On July 20, 2011, the Company issued 25,000 shares of common stock in exchange for web development services.  The shares were valued at $4,750, which represented the fair market value of the services provided on the award date.

LOCATION BASED TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010

11.                    SUBSEQUENT EVENTS (Continued)

On July 20, 2011, the Company issued 35,000 shares of common stock in exchange for the cancellation of certain warrants.  There was no value associated with the issuance of common stock in exchange for the cancellation of warrants.

On July 20, 2011, the Company issued 192,069 shares of common stock in satisfaction of a convertible note and accrued interest.  The shares were valued at $38,414, which represented the fair market value on the award date.

On July 20, 2011, the Company issued 212,490 shares of common stock in satisfaction of a convertible note.  The shares were valued at $42,498, which represented the fair market value on the issue date.

On July 20 and July 26, 2011, the Company issued 150,000 shares of common stock in satisfaction of certain accounts payable.  The shares were valued at $30,000, which represented the fair market value on the award date.

On July 26, 2011, the Company issued 75,000 shares of common stock in satisfaction of certain accounts payable.  The shares were valued at $15,000, which represented the fair market value on the award date.

On July 26, 2011, the Company issued 825,000 shares of common stock in satisfaction of three convertible notes and accrued interest.  The shares were valued at $165,000, which represented the fair market value on the award date.

On July 26, 2011, the Company issued 400,000 shares of common stock in exchange for business development advisory services and the cancellation of certain warrants.  The shares were valued at $120,000, which represented the fair market value of the services provided on the award date.

On August 22, 2011, the Company issued 50,000 shares of common stock in exchange for business advisory services and cancellation of warrants.  The shares were valued at $35,000, which represented the fair market value of the services provided on the award date.

On July 21, 2011, the Company entered into a purchase agreement with certain investors for the sale of up to 50,000,000 shares of common stock at a purchase price of $0.20 per share.  Closings for the sale of such shares took place on July 22, July 25 and July 27, 2011, at which a total of 50,000,000 shares were issued.  The estimated net proceeds from the sale of these shares, after deducting the placement agent fees and estimated expenses, were approximately $8,900,000.  The placement agents received as compensation for their services an aggregate of $800,000 in cash and five-year warrants to purchase an aggregate of 1,000,000 shares of common stock of the Company at an exercise price of $0.20 per share.

Following the private placement, approximately $2,157,178 of outstanding debt of the Company, including accrued interest, was converted into 10,785,891 shares of our common stock at a conversion rate of $0.20 per share.

On January 5, 2011, the Company had entered into a Loan and Security Agreement with Silicon Valley Bank for a $1,000,000 line of credit expiring January 5, 2012.  The Loan and Security Agreement was amended by a First Amendment to Loan and Security Agreement dated August 24, 2011.  Prior to its amendment, the Loan and Security Agreement contained certain financial covenants including minimum levels of accounts receivable and a specific amount of outside financing to be attained by certain dates.  The Company did not meet the financial covenants as they came due, but under the First Amendment to Loan and Security Agreement the defaults were waived and the financial covenants were adjusted.

In connection with the Loan and Security Agreement, Silicon Valley Bank was issued a warrant to purchase shares of our common stock, which was subsequently transferred by Silicon Valley Bank to SVB Financial Group.  The warrant was amended by a First Amendment to Warrant to Purchase Stock dated August 24, 2011.  As amended, the warrant covers 300,000 shares of our common stock (subject to adjustment under certain circumstances), is exercisable at a price of $0.20 per share and expires July 22, 2016.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.           Other Expenses of Issuance and Distribution.

Except as set forth below, the following fees and expenses will be paid by us in connection with the sale of the shares being registered.  All such expenses, except for the SEC registration fee, are estimated.

SEC registration fees	$6,172
Legal fees and expenses	150,000
Accounting fees and expenses	20,000
Miscellaneous	20,000

Total	$196,172

Item 14.           Indemnification of Directors and Officers.

Under the private corporations law of the State of Nevada, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).  Our articles of incorporation provides that, pursuant to Nevada law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders.  This provision in the articles of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for other acts that are unlawful under Nevada law.  The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Nevada law.  We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer.  We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our by-laws or otherwise.

We have been advised that, in the opinion of the Securities and Exchange Commission, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

Item 15.           Recent Sales of Unregistered Securities.

We sold the following securities within the past three years without registering them under the Securities Act.

Common Stock Issuances for Services Provided

Date of Issue	Number of Shares	Value of Services/Shares	Price Per Share	Nature of Services
October 2008	1,500	$4,050	$2.70	Accounting related advisory services
October 2008	50,000	$122,500	$2.45	Accounting related advisory services
October 2008	125,000	$306,250	$2.45	Capital raising advisory services
October 2008	8,356	$20,472	$2.45	Legal advisory services
November 2008	100,000	$113,000	$1.13	Consulting services related to capital raising efforts
December 2008	200,000	$220,000	$1.10	Consulting services related to capital raising efforts
December 2008	101,500	$83,230	$0.82	Consulting services related to technology development
December 2008	50,000	$41,000	$0.82	Sales consulting services
January 2009	36,000	$33,157	$0.92	Legal advisory services
January 2009	100,000	$107,000	$1.07	Sales and business advisory services
February 2009	30,000	$28,200	$0.94	Legal advisory services
February 2009	150,000	$141,000	$0.94	Consulting services related to capital raising efforts
April 2009	75,000	$48,000	$0.64	Consulting services related to capital raising efforts
April 2009	160,000	$102,400	$0.64	Marketing related advisory services
May 2009	40,000	$30,000	$0.75	Sales and business advisory services
May 2009	50,305	$70,626	$1.40	Legal advisory services
May 2009	14,900	$16,837	$1.13	Legal advisory services
May 2009	80,586	$79,064	$0.98	Accounting related advisory services
May 2009	95,310	$107,700	$1.13	Consulting services related to technology development
June 11, 2009	150,000	$202,500	$1.35	Consulting services related to technology development
June 16, 2009	25,000	$25,000	$1.00	Legal advisory services
June 16, 2009	9,858	$14,625	$1.48	Finder’s fee commissions
July 25, 2009	36,585	$30,000	$0.82	Sales and business advisory services
August 2009	16,000	$15,040	$0.94	Legal advisory services
August 24, 2009	86,234	$79,875	$0.93	Finder’s fee commissions
September 16, 2009	50,000	$38,500	$0.77	Accounting related advisory services
September 16, 2009	9,615	$10,000	$1.04	Sales and business advisory services
September 16, 2009	4,870	$3,750	$0.77	Finder’s fee commission
February 3, 2010	25,000	$17,000	$0.68	Consulting services related to technology development
February 9, 2010	280,000	$89,600	$0.32	Business development consulting services
February 9, 2010	300,000	$100,000	$0.33	Legal advisory services
April 19, 2010	422,156	$118,204	$0.28	Accounting related advisory services and consulting services related to technology development

Date of Issue	Number of Shares	Value of Services/Shares	Price Per Share	Nature of Services
June 10, 2010	250,000	$65,000	$0.26	Business development and capital raising advisory services
June 16, 2010	750,000	$120,000	$0.16	Business development and sales representative services
June 24, 2010	500,000	$100,000	$0.20	Consulting services related to capital raising efforts
September 27, 2010	500,000	$130,000	$0.26	Business development and capital raising advisory services
December 20, 2010	60,000	$10,200	$0.17	Consulting services related to sales and business development
December 20, 2010	100,000	$17,000	$0.17	Accounting related advisory services
December 27, 2010	285,714	$40,000	$0.14	Business development and sales representative services
December 27, 2010	500,000	$130,000	$0.26	Business development and capital raising advisory services
February 15, 2011	3,000,000	$600,000	$0.20	Public relations advisory services
April 21, 2011	500,000	$80,000	$0.16	Business development and capital raising advisory services
April 21, 2011	321,429	$45,000	$0.14	Business development and sales representative services
April 21, 2011	500,000	$85,000	$0.17	Two letters of intent for employment agreements
April 21, 2011	50,000	$7,500	$0.15	Accounting related advisory services
May 16, 2011	20,000	$3,200	$0.16	Sales advisory services
May 16, 2011	250,000	$40,000	$0.16	Business development and capital raising advisory services
July 6, 2011	2,000,000	$440,000	$0.22	Business development and sales representative services
July 12, 2011	40,000	$7,600	$0.19	Accounting related advisory services
July 12, 2011	25,000	$4,750	$0.19	Web development services
July 12, 2011	35,000	$6,650	$0.19	Business development services
July 20, 2011	40,000	$7,600	$0.19	Accounting advisory services
July 20, 2011	25,000	$4,750	$0.19	Web development services
July 26, 2011	400,000	$120,000	$0.30	Business development advisory services and warrant cancellation
August 22, 2011	50,000	$35,000	$0.70	Business advisory services and warrant cancellation

On May 14, 2009, we issued 900,000 shares of common stock to our officers as officer compensation as prescribed under the executive employment agreements for the achievement of acquiring FCC approval for the PocketFinder and PocketFinder Pet products.  The shares were valued at $1,296,000, which represents the fair market value of the services provided on the award date.

Warrant Issuances for Services Provided

In August 2008, we issued a “Series D” warrant to purchase 18,405 shares of common stock at $1.63 per share and a “Series E” warrant to purchase 15,000 shares of common stock at $2.00 per share in exchange for advisory services related to product sales.  The warrants expire March 3, 2013 and June 2, 2013, respectively.  The fair value of the warrants using the Black-Scholes option pricing model amounted to $18,088 and $36,392, respectively.

On November 3, 2008, we agreed to issue “Series G” warrants to certain consultants to purchase 81,724 common shares at $2.45 per share in exchange for consulting services related to capital raising efforts. The warrants expire November 3, 2011. On April 22, 2010, 20,500 of these warrants were cancelled and replaced with “Series O” warrants.  The fair value of the 61,224 outstanding warrants using the Black-Scholes option pricing model amounted to $160,939.

On November 24, 2008, we agreed to issue “Series H” warrants to certain consultants to purchase 1,528,410 common shares at $0.88 per share in exchange for consulting services related to capital raising efforts. The warrants expire November 24, 2011. The fair value of the warrants using the Black-Scholes option pricing model amounted to $1,115,361.

On May 1, 2009, issued “Series L” warrants to certain consultants to purchase 115,385 common shares at $0.65 per share in exchange for consulting services related to capital raising efforts. The warrants expire on May 1, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $58,142.

On November 24, 2009, we agreed to issue “Series P” warrants to certain consultants to purchase 410,448 common shares at $0.67 per share in exchange for consulting services related to capital raising efforts. The warrants expire on November 24, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $233,109.

On December 16, 2009, we agreed to issue “Series R” warrants to certain consultants to purchase 240,000 common shares at $0.68 per share in exchange for consulting services related to technology and product development and legal advisory services. The warrants expire on December 16, 2014. The fair value of the warrants using the Black-Scholes option pricing model amounted to $152,801.

On April 20, 2010, we agreed to issue “Series O” warrants to a consultant to purchase 41,000 shares of common stock at $0.77 per share in exchange for consulting services related to capital raising efforts.  The warrants expire on November 15, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $8,414.

On December 17, 2010, we issued to the guarantor of the Silicon Valley Bank loan  “Series S” warrants to purchase 3,600,000 shares of common stock at $0.20 per share in connection with the Financing Agreement dated December 1, 2010.  The fair value of the warrants using the Black-Scholes option pricing model amounted to $604,963.

On December 17, 2010, we issued “Series S” warrants to a consultant to purchase 500,000 shares of common stock at $0.20 per share for finder’s fees in connection with a debt issuance.  The fair value of the warrants using the Black-Scholes option pricing model amounted to $84,023.

Common Stock Issuances in Connection with Conversions of Debt, Promissory Notes, Promissory Note Extensions, Promissory Note Defaults and Accounts Payable

Information relating to our issuances of promissory notes is incorporated by reference from Notes 4, 5, 6 and 11 to our Consolidated Financial Statements for the Years Ended August 31, 2010 and 2009; Notes 4, 5, 6 and 8 to our Consolidated Financial Statements for the Years Ended August 31, 2009 and 2008; and from Notes 4,5 and 11 of our Consolidated Financial Statements for the Three and Nine Months Ended May 31, 2011 and 2010.  See also “Related Party Transactions” with respect to the issuance of common stock for officer loans, advances and accrued officer compensation.

On November 18, 2008, we issued we issued 50,000 shares of common stock valued at $55,000 on the date of issuance in connection with entering into a senior secured promissory note agreement for $625,000.

On December 24, 2008, we issued 100,000 shares of common stock valued at $94,000 on the date of issuance in connection with entering into a promissory note agreement for $300,000.

In December 2008, we issued 50,000 shares of common stock in connection with a note payable extension. The shares were valued at $55,000, which represents the fair market value of the debt issuance costs on the date of issuance.

On January 30, 2009, in connection with a promissory note extension, we issued 50,000 shares of common stock valued at $47,000 on the date of issuance.

In February 2009, we issued 50,000 shares of common stock in connection with a note payable extension. The shares were valued at $47,000, which represents the fair market value of the note payable extension costs on the date of issuance).

In February 2009, we issued 100,000 shares of common stock in connection with a debt issuance. The shares were valued at $94,000, which represents the fair market value of the debt issuance costs on the date of issuance.

On March 24, 2009, a promissory note agreement was extended, in consideration for which we issued 50,000 shares of common stock valued at $32,000 on the date of issuance.

In April 2009, we issued 100,000 shares of common stock in connection with notes payable extensions.  The shares were valued at $64,000, which represents the fair market value of the note payable extension costs on the date of issuance.

On May 1, 2009, a note payable balance and accrued interest amounting to $255,500 and $26,541, respectively, were converted into 425,187 shares of  common stock on the basis of $0.66 per share.

On May 1, 2009, a note payable balance and accrued interest amounting to $350,000 and $7,288, respectively, were converted into 538,625 shares of common stock on the basis of $0.66 per share.

On May 7, 2009, in connection with a promissory note extension, we issued 50,000 shares of common stock valued at $32,000 on the date of issuance.

On May 7, 2009, we issued we issued 50,000 shares of common stock valued at $32,000 on the date of issuance in connection with entering into a senior secured promissory note agreement for $100,000.

On May 27, 2009, we issued 25,000 shares of common stock valued at $31,000 on the award date in connection with entering into a promissory note agreement for $100,000.

In June 2009, we issued 25,000 shares of common stock in connection with a debt issuance. The shares were valued at $31,000, which represents the fair market value of the debt issuance costs on the award date.

In July 2009, we issued 55,000 shares of common stock in connection with debt issuances.  The shares were valued at $54,400, which represents the fair market value of the debt issuance costs on the award date.

In August 2009, we issued 85,277 shares of common stock in exchange for the conversion of $55,430 in accrued interest on convertible notes payable.

On August 20, 2009, in connection with a promissory note extension, we issued 25,000 shares of common stock valued at $20,500 on the award date.

On August 27, 2009, in connection with a promissory note extension, we converted $52,603 of interest accrued through July 31, 2009, into 80,927 shares of common stock on the basis of $0.65 per share.

On August 27, 2009, in connection with a promissory note extension, we converted $2,827 of interest accrued through July 31, 2009, into 4,350 shares of common stock on the basis of $0.65 per share.

In September 2009, we issued 50,000 shares of common stock in connection with note payable extensions. The shares were valued at $41,000, which represents the fair market value of note payable extension costs on the award date.

On November 27, 2009, in connection with the extension of a promissory note agreement, we issued an additional 25,000 shares of common stock valued at $17,000 on the award date.

On February 5, 2010, we issued 318,000 shares of common stock in connection with a note payable due date extension.  The shares were valued at $104,940, which represents the fair market value of the note payable extension costs on the issue date.

On February 8, 2010, we issued 100,000 shares of common stock in connection with a note payable due date extension.  The shares were valued at $57,000, which represents the fair market value of the note payable extension costs on the issue date.

On March 19, 2010, in connection with entering into an amended and restated convertible promissory note agreement we issued 200,000 shares of common stock valued at $90,000 on the award date.

On March 24, 2010, a promissory note agreement was extended, in consideration for which we issued 100,000 shares of common stock valued at $32,000 on the award date.

On March 29, 2010, we issued 500,000 shares of common stock on conversion $100,000 of the principal balance of a promissory note at the conversion rate of $0.20 per share.

On April 6, 2010, we issued 500,000 shares of common stock in exchange for the conversion of $100,000 in notes payable.

On April 6, 2010, we issued 100,000 shares of common stock in connection with a note payable default.  The shares were valued at $33,000, which represents the fair market value of the note payable default costs on the issue date.

On May 26, 2010, we issued 682,620 shares of common stock in exchange for the conversion of $132,000 in notes payable and $4,524 of accrued interest.

On June 2, 2010, we issued 100,000 shares of common stock in connection with a note payable extension.  The shares were valued at $32,000, which represents the fair market value of the note payable extension costs on the issue date.

On June 30, 2010, we issued 5,600,000 shares of common stock to one of our officers as reimbursement for personally owned common stock shares that were surrendered as collateral in connection with our default on a note payable.

On July 2, 2010, we entered into a promissory note agreement for $50,000.  Under the terms of the promissory note agreement, principal and any unpaid interest were to be repaid by August 2, 2010.  The note bears interest at 15% per annum. In addition, we issued 100,000 shares of common stock valued at $20,000 on the issue date.

On July 21, 2010, we agreed to issue 100,000 shares of common stock valued at $14,000 on the award date in connection with entering into a promissory note agreement for $35,000.

In connection with the loan default at August 31, 2010, we issued 318,000 shares of common stock valued at $104,940 on the award date.

On September 27, 2010, we issued 250,000 shares of common stock in connection with a debt issuance.  The shares were valued at $25,000, which represents the fair market value of the debt issuance costs on the issue date.

On October 21, 2010, we issued 100,000 shares of common stock in connection with a debt issuance.  The shares were valued at $14,000, which represents the fair market value of the debt issuance costs on the issue date.

On October 21, 2010, we issued 200,000 shares of common stock in connection with a debt issuance.  The shares were valued at $22,000, which represents the fair market value of the debt issuance costs on the issue date.

On October 28, 2010, we issued 400,000 shares of common stock in connection with a debt issuance.  The shares were valued at $48,000, which represents the fair market value of the debt issuance costs on the issue date.

On December 20, 2010, we issued 25,000 shares of common stock in connection with a note payable extension.  The shares were valued at $3,500, which represents the fair market value of note payable extension costs on the issue date.

On December 20, 2010, we issued 150,000 shares of common stock in connection with a debt issuance.  The shares were valued at $39,000, which represents the fair market value of the debt issuance costs on the issue date.

On December 20, 2010, we issued 3,500,000 shares of common stock on conversion of $700,000 of promissory notes.  The promissory notes were converted on the basis of $0.20 per share.  In addition, 500,000 shares of common stock were issued in connection with the conversion in accordance with the promissory note agreement.

On February 16, 2011, we issued 669,932 shares of common stock on conversion of two promissory notes totaling $130,000 and $3,986 of accrued interest.  The promissory notes and accrued interest were converted on the basis of $0.20 per share.

On March 18, 2011, we issued 100,000 shares of common stock in connection with a note payable extension.  The shares were valued at $17,000, which represents the fair market value of note payable extension costs on the issue  date.

On March 18, 2011, we issued 537,945 shares of common stock on conversion of a $100,000 promissory note and $7,589 of accrued interest.  The promissory note and accrued interest was converted on the basis of $0.20 per share.

On March 22, 2011, we issued 100,000 shares of common stock in connection with a note payable extension.  The shares were valued at $17,000, which represents the fair market value of note payable extension costs on the issue  date.

On March 22, 2011, we issued 541,918 shares of common stock on conversion of a $100,000 promissory note and $8,384 of accrued interest.  The promissory note and accrued interest was converted on the basis of $0.20 per share.

On May 26, 2011, we issued 100,000 shares of common stock in connection with a note payable extension. The shares were valued at $19,000, which represents the fair market value of note payable extension costs on the issue  date.

On July 6, 2011, we issued 4,318,750 shares of common stock in satisfaction of $500,000 in related party advances from an officer and $363,750 of accrued officer compensation.

On July 20, 2011, we issued 192,069 shares of common stock upon conversion of a convertible note.  The shares were valued at $38,414, which represented the fair market value on the issue date.

On July 20, 2011, we issued 212,490  shares of common stock upon conversion of a convertible note.  The shares were valued at $42,498, which represented the fair market value on the issue date.

On July 15, 2011, we issued 75,000  shares of common stock upon conversion of a convertible note.  The shares were valued at $15,000, which represented the fair market value on the issue date.

On July 21, 2011, we issued 536,028 shares of common stock in satisfaction of a convertible note. The shares were valued at $107,205 which represented the fair market value on the issue date.

On July 20 and 26, 2011, we issued 150,000 shares of common stock in satisfaction of accounts payable.  The shares were valued at $30,000, which represented the fair market value on the award date.

On July 26, 2011, we issued 75,000 shares of common stock in satisfaction of accounts payable.  The shares were valued at $15,000, which represented the fair market value on the award date.

On July 26, 2011, we issued 825,000 shares of common stock in satisfaction of three convertible notes and accrued interest.  The shares were valued at $165,000, which represented the fair market value on the award date.

Between August 17 and 24, 2011, we issued 10,785,891 shares of common stock in satisfaction of $2,157,178 of outstanding debt, including accrued interest, at a rate of $0.20 per share.

Other Common Stock and Warrant Issuances

On May 15, 2009, we issued 80,645 shares of common stock and “Series I” warrants to purchase 20,161 shares at $1.76 per share in a private placement for cash proceeds of $108,750, net of offering costs of $16,250.  The warrants expire May 15, 2012.

On May 27, 2009, we issued 91,743 shares of common stock and “Series J” warrants to purchase 22,936 shares at $1.24 per share in a private placement for cash proceeds of $87,000, net of offering costs of $13,000.  The warrants expire May 27, 2012.

On June 5, 2009, we issued 63,602 shares of common stock and  “Series K” warrants to purchase 15,901 shares at $1.34 per share in a private placement for cash proceeds of $65,250, net of offering costs of $9,750.  The warrants expire June 5, 2010.

On July 31, 2009, we agreed to issue 387,397 shares of common stock and “Series M” warrants to purchase 96,849 shares at $1.04 per share in a private placement.  The warrants expire August 7, 2012.

In August 2009, we issued 387,397 shares of common stock and warrants  to purchase 115,385 shares `in a private placement for cash proceeds of $270,000, net of offering costs of $30,000.

In September 14, 2009, we issued 129,870 shares of common stock and “Series N” warrants to purchase 32,468 shares at $0.88 per share in a private placement for cash proceeds of $100,000.  The warrants expire September 14, 2012.

In September 15, 2009, we issued 110,685 shares of common stock and “Series O” warrants to purchase 27,671 shares at $0.77 per share in a private placement for cash proceeds of $67,500, net of offering costs of $7,500.  The warrants expire September 15, 2012.

On November 2, 2009, we entered into a stock purchase agreement for the sale of 90,909 shares of our common stock at a price of  $0.66 per share for an aggregate of $60,000.  In connection with the sale, the buyer received “Series Q” warrants to purchase 20,000 shares at $0.75 per share expiring November 2, 2012.

On December 20, 2010, we issued 54,480 shares of our common stock in exchange for the cancellation of 54,480 “Series D” and “Series E” warrants.

On Juanary 5, 2011, we entered into a Loan and Security Agreement with Silicon Valley Bank, pursuant to which Silicon Valley Bank was entitled to a success fee equal to 6% warrant coverage of the credit line or $60,000 divided by the current share price upon us sucessfully raising new capital or equity in excess of $2,000,000.

On July 20, 2011, we issued 35,000 shares of common stock in exchange for the cancellation of warrants.

On July 21, 2011, we entered into a purchase agreement with certain investors for the sale of up to 50,000,000 shares of common stock.  Closings for the sale of the shares took place on July 22, July 25 and July 27, 2011, at which a total of 50,000,000 shares were issued.  In connection with the financing, we issued to the placement agents warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.20 per share expiring July 22, 2016, and paid them $800,000 as compensation for their services.

Exemption From Registration

The securities referenced above were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering and/or Regulation D promulgated by the Securities and Exchange Commission under the Securities Act, based upon the following: (a) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b), (b) each of the other persons to whom securities were issued confirmed to us that it, he or she is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and, whether or not an “accredited investor,” each investor has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (c) there was no general solicitation or general advertising with respect to the offering of such securities, (d) each investor was provided with certain disclosure materials and all other information requested with respect to us, (e) each investor acknowledged that all securities being purchased were being purchased for investment and not for resale in connection with any distribution or public offering, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (f) the transfer of the securities was restricted by us in accordance with Rule 502(d).

Certain of the issuances of common stock and warrants described above to consultants and advisors for services rendered were also made in reliance upon the exemption from registration afforded by Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act, based upon (a) we were no longer required to file reports under the Securities Exchange Act, but volunteered to do so, (b) each of the persons to whom the securities were issued were natural persons, (c) the issuances were pursuant to written compensatory contracts established by us, (d) such persons provided bona fide services to us and (e) the services were not in connection with the offer or sale of securities in a capital raising transaction or to promote or maintain a market for our securities.

Item 16.           Exhibits and Financial Statement Schedules

(a)	The exhibits listed below are filed as part of this registration statement.

EXHIBIT NO.*	DOCUMENT DESCRIPTION
3.1	Articles of Incorporation of Springbank Resources, Inc. (now known as Location Based Technologies, Inc.). (1)
3.1A	Amended Articles of Incorporation, dated October 20, 2008. (15)
3.2	Amended and Restated By-Laws of Location Based Technologies, Inc.
4.1	Form of Warrant issued to placement agents. (2)
5.1	Legal opinion of Locke Lord Bissell & Liddell LLP.
10.1	Executive Employment Agreement between the Company and David Morse, dated October 11, 2007. (3) **
10.2	Executive Employment Agreement between the Company and Joseph Scalisi, dated October 11, 2007. (3) **
10.3	Executive Employment Agreement between the Company and Desiree Mejia, dated October 11, 2007. (3) **
10.4	Stock Option Award Agreement between Location Based Technologies, Corp. and David Morse, dated August 30, 2007 (obligation assumed by the Company). (3) **
10.5	Stock Option Award Agreement between Location Based Technologies, Corp. and Joseph Scalisi, dated August 30, 2007 (obligation assumed by the Company). (3) **
10.6	Stock Option Award Agreement between Location Based Technologies, Corp. and Desiree Mejia, dated August 30, 2007 (obligation assumed by the Company). (3) **
10.7	Series A Warrant Agreement between the Company and Northstar Investments, Inc., dated August 15, 2007. (3)
10.8	Series B Warrant Agreement between the Company and Northstar Investments, Inc., dated August 15, 2007. (3)
10.9	Finder’s Fee Agreement between PocketFinder, LLC and Northstar Investments, Inc., dated March 9, 2007 (obligation assumed by the Company). (3)
10.10	Consulting Agreement between PocketFinder, LLC and Northstar Investments, Inc., dated July 16, 2007 (obligation assumed by the Company). (3)
10.11	2007 Stock Incentive Plan of Location Based Technologies, Corp., adopted September 10, 2007 (obligation assumed by the Company). (3) **
10.12	Product Design Agreement between Location Based Technologies, Corp. and Aero Technology UK, Ltd., dated May 1, 2007 (obligation assumed by the Company). (3)

EXHIBIT NO.*	DOCUMENT DESCRIPTION
10.13	PocketFinder Branding and Website – Control Agreement between PocketFinder, LLC and Coregenic LLC, dated September 20, 2006 (obligation assumed by the Company). (3)
10.14	Coregenic Professional Services Contract between PocketFinder, LLC and Coregenic LLC, dated September 27, 2006 (obligation assumed by the Company). (3)
10.15	Consulting Agreement between Location Based Technologies, Corp. and Michael Beydler, dated October 3, 2006 (obligation assumed by the Company). (3)
10.16	Consulting Agreement between Location Based Technologies, Corp. and Roger Anderson, dated July 10, 2006 (obligation assumed by the Company). (3)
10.17	Loan Promissory Note in the amount of $900,000 with PocketFinder, Inc. as maker and David Morse as payee, dated November 28, 2005 (obligation assumed by the Company). (3)
10.18	M2M Telecommunications Services Agreement (portions of Attachment D to this agreement have been omitted pursuant to a request for confidential treatment which has been approved by the Commission). (4)
10.19	Consulting Agreement between the Company and Brooks Secrest, dated December 10, 2007. (13)
10.20	Consulting and Sales Representative Agreement between the Company and WhizBiz, LLC, dated January 2, 2008. (13)
10.21	Reserved.
10.22	Framework Agreement between the Company and NXP Software, B.V. (“NXP”), dated February 27, 2008. (6)
10.23	Technology License and Distribution Agreement between the Company and NXP, dated February 27, 2008. (7)
10.24	Platform Development Agreement between the Company and NXP, dated February 27, 2008. (8)
10.25	Assistance Services Agreement between the Company and NXP, dated February 27, 2008. (9)
10.26	Call Center Services Contract between the Company and 24/7 INtouch, dated September 25, 2007. (14)
10.27	Manufacturing Services Agreement between Company and Jabil Circuit, Inc., dated May 30, 2008. (14)
10.28	Business Development Consulting Agreement between the Company and The Scigliano Group, dated March 1, 2008. (14)
10.29	Consulting Services Agreement between the Company and Richard Mejia, Jr., dated August 15, 2008. (15)
10.30	Reserved.
10.31	Consulting Services Agreement between the Company and Michael Dautermann, dated October 16, 2008. (15)
10.32	Reserved.
10.33	Loan Promissory Note Agreement for $625,000 between the Company and Gemini Master Fund, Ltd., dated November 18, 2008. (16)
10.34	Loan Promissory Note Agreement for $300,000 between the Company and Steve Finley, dated December 24, 2008. (16)
10.35	Reserved.
10.36	Professional Services Agreement between the Company and LoadRack, LLC, dated January 28, 2009. (16)
10.37	Loan Extension Agreement between the Company and Gemini Master Fund, Ltd. dated January 30, 2009. (16)
10.38	Endorsement Agreement between the Company and John Riegger, dated February 12, 2009. (16)
10.39	Senior Secured Promissory Note Agreement for $100,000 between the Company and Gemini Master Fund, Ltd., dated May 7, 2009. (17)
10.40	Loan Extension Agreement between the Company and Gemini Master Fund, Ltd., dated May 7, 2009. (17)
10.41	Stock Purchase Agreement between the Company and Aaron Taylor, dated May 15, 2009. (18)
10.42	Stock Purchase Agreement between the Company and ORI Services Corp., dated May 27, 2009. (19)
10.43	Promissory Note Agreement for $100,000 between the Company and Netgain Financial, Inc., dated May 27, 2009. (19)

EXHIBIT NO.*	DOCUMENT DESCRIPTION
10.44	Stock Purchase Agreement between the Company and Michael Flanagan, dated June 5, 2009. (20)
10.45	Settlement Agreement and Release between the Company and the Redwood Parties. (20)
10.46	Senior Convertible Promissory Note Agreement for $250,000 between the Company and David Nagelberg, dated July 24, 2009. (21)
10.47	Stock Purchase Agreement between the Company and Affinitas Corporation, dated July 31, 2009. (21)
10.48	Extension Agreement between the Company and Gemini Master Fund, Ltd., dated August 20, 2009. (22)
10.49	Stock Purchase Agreement between the Company and David M. Morse, Jr., dated September 14, 2009. (23)
10.50	Stock Purchase Agreement between the Company and Robin Babcock, dated September 15, 2009. (23)
10.51	Consulting Agreement between the Company and Tina Florance, CPA, dated May 1, 2009. (24)
10.52	Promissory Note Agreement for $300,000 between the Company and Alder Capital Partners I, L.P., dated July 6, 2009. (25)
10.53	Executive Employment Agreement between the Company and Rod Egdorf, dated July 3, 2009. (26) **
10.54	Assistance Services Agreement between the Company and u-blox America, Inc., dated July 7, 2009. (26)
10.55	Reserved.
10.56	Stock Purchase Agreement between the Company and Allen Simon, dated November 2, 2009. (26)
10.57	Master Services Agreement between the Company and Affinitas Corporation, dated November 30, 2009. (29)
10.58	Support Services Agreement between the Company and Spectrum Design Solutions, Inc., dated December 15, 2009. (29)
10.59	Statement of Work and Terms and Conditions for Time and Materials Project between the Company and Spectrum Design Solutions, Inc., dated January 15, 2010. (29)
10.60	Consulting Agreement between the Company and Vistal Capital Corp., dated February 1, 2010. (29)
10.61	Amended and Restated Convertible Promissory Note Agreement between the Company and Alder Capital Partners I, L.P., dated March 19, 2010. (27)
10.62	Extension Agreement between the Company and Steve Finley, dated March 24, 2010. (30)
10.63	Consulting Services Agreement between the Company and Netgain Financial, Inc., dated April 29, 2010. (30)
10.64	Promissory Note Agreement between the Company and Rotary Partners LLC, dated May 19, 2010. (30)
10.65	Promissory Note Agreement between the Company and Joseph Gallagi, dated June 2, 2010. (30)
10.66	Consulting and Representative Services Agreement between the Company and SimCar Holdings, Inc., dated June 4, 2010. (30)
10.67	Consulting and Representative Services Agreement between the Company and Kay Strategies, Inc., dated June 14, 2010. (30)
10.68	Promissory Note Agreement between the Company and Jeffrey Motske, dated June 14, 2010. (30)
10.69	Financial Advisory Agreement between the Company and ALTA Investments, LLC, dated June 15, 2010. (30)
10.70	Patent Sale Agreement between the Company and Netgain Financial, Inc., dated June 28, 2010. (30)
10.71	Promissory Note Agreement between the Company and Robert Freedman, dated July 2, 2010. (30)
10.72	Promissory Note Agreement between the Company and Michael Glazer, dated July 21, 2010. (31)
10.73	Promissory Note Agreement between the Company and David Caspers, dated August 27, 2010. (31)
10.74	Promissory Note Agreement between the Company and Jorge Pavez, dated November 2, 2010. (31).
10.75	Promissory Note Agreement between the Company and Robert Wheat, dated November 5, 2010. (31)

EXHIBIT NO.*	DOCUMENT DESCRIPTION
10.76	Promissory Note Agreement between the Company and David Caspers, dated November 8, 2010. (31)
10.77	Promissory Note Agreement between the Company and Greggory Haugen, dated November 11, 2010. (32)
10.78	Promissory Note Agreement between the Company and Greggory Haugen, dated November 16, 2010. (32)
10.79	Promissory Note Agreement between the Company and Greggory Haugen dated December 1, 2010. (32)
10.80	Financing Agreement between the Company and Greggory Haugen, dated December 1, 2010. (32)
10.81	Loan and Security Agreement between the Company and Silicon Valley Bank, dated January 5, 2011. (32)
10.82	Consulting Agreement between the Company and Vision Advisors, dated February 1, 2011. (33)
10.83	Extension Agreement between the Company and Robert Wheat, dated February 5, 2011. (33)
10.84	Promissory Note Agreement between the Company and Adam Marcotte, dated February 10, 2011. (33)
10.85	Extension Agreement between the Company and Greggory Haugen, dated February 17, 2011. (33)
10.86	Promissory Note Agreement between the Company and Rolf Haugen, dated February 18, 2011. (33)
10.87	Promissory Note Agreement between the Company and Richard Chenitz, dated February 28, 2011. (33)
10.88	Extension Agreement between the Company and Jeffrey Motske, dated March 1, 2011. (33)
10.89	Promissory Note Agreement between the Company and Darrel Hanna, dated March 2, 2011. (33)
10.90	Extension Agreement between the Company and Rotary Partners LLC, dated March 1, 2011. (33)
10.91	Promissory Note Agreement between the Company and Wes Schiffler, dated March 4, 2011. (33)
10.92	Extension Agreement between the Company and Michael Glazer, dated March 19, 2011. (33)
10.93	Promissory Note Agreement between the Company and Greggory Haugen, dated March 24, 2011. (33)
10.94	Promissory Note Agreement between the Company and Jeff Leu, dated March 24, 2011. (33)
10.95	Promissory Note Agreement between the Company and Jeff Leu, dated April 18, 2011. (36)
10.96	Lease Agreement between the Company and The Irvine Company, dated May 11, 2011. (34)
10.97	Promissory Note Agreement between the Company and Greggory Haugen, dated May 26, 2011. (36)
10.98	Promissory Note Agreement between the Company and Jeff Leu, dated June 2, 2011. (36)
10.99	Promissory Note Agreement between the Company and Greggory Haugen, dated June 6, 2011. (36)
10.99a	Promissory Note Agreement between the Company and Ronny Rusli, dated June 28, 2011. (37)
10.99b	Commercial Agreement between the Company and Radiomovil DIPSA, S.A. de C.V. Telcel, dated June 28, 2011 (Spanish). (35)
10.99c	Commercial Agreement between the Company and Radiomovil DIPSA, S.A. de C.V. Telcel, dated June 28, 2011 (English Translation). (38)
10.99d	Consulting & Representative Services Agreement between the Company and I S Consulting, Inc., dated July 1, 2011. (39)
10.99e	Consulting & Representative Service Agreement between the Company and IntroSell Network LLC, dated July 1, 2011. (40)
10.99f	Promissory Note Agreement between the Company and Jeff Parker, dated July 12, 2011. (41)
10.99g	Common Stock Purchase Agreement, dated as of July 21, 2011, by and between the Company and the investors signatory thereto. (11)
10.99h	Form of Warrant Agreement.
10.99i	Form of Warrant Agreement between the Company and Silicon Valley Bank.
10.99j	First Amendment to Loan and Security Agreement dated August 24, 2011 between the Company and Silicon Valley Bank.
10.99k	First Amendment to Warrant to Purchase Stock dated August 24, 2011 by the Company in favor of SVB Financial Group.
21.1	Subsidiary of the Registrant

EXHIBIT NO.*	DOCUMENT DESCRIPTION
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

(1)	Filed as Exhibit 3.(I) to registrant’s registration statement on Form SB-2 filed with the SEC December 15, 2006 (Commission File No. 333-139395) and incorporated herein by this reference.
(2)	Filed as like-numbered exhibit to the registrant’s Current Report on Form 8-K filed with the SEC on July 28, 2011 and incorporated herein by this reference.
(3)	Filed as like-numbered exhibits to the registrant’s Current Report on Form 8-K filed with the SEC on October 12, 2007 (the “October 12, 2007 8-K”) and incorporated herein by this reference.
(4)	Filed as Exhibit 99.1 to registrant’s Current Report on Form 8-K file with the SEC on December 5, 2007 and incorporated herein by this reference.
(5)	Filed as Exhibit 99.4 to the October 12, 2007 8-K and incorporated herein by this reference.
(6)	Filed as Exhibit 10.1 to registrant’s Current Report on Form 8-K filed with the SEC on February 29, 2008 (“February 29, 2008 8-K”) and incorporated herein by this reference.
(7)	Filed as Exhibit 10.2 to registrant’s February 29, 2008 8-K and incorporated herein by this reference.
(8)	Filed as Exhibit 10.3 to registrant’s February 29, 2008 8-K and incorporated herein by this reference.
(9)	Filed as Exhibit 10.4 to registrant’s February 29, 2008 8-K and incorporated herein by this reference.
(10)	Filed as Exhibit 99.1 to registrant’s Current Report on Form 8-K filed with the SEC on June 4, 2008 and incorporated herein by this reference.
(11)	Filed as Exhibit 10.1 to registrant’s Current Report on Form 8-K filed with the SEC on July 28, 2011 and incorporated herein by this reference.
(12)	Filed as Exhibit 3.01 to registrant’s Current Report on Form 8-K filed with the SEC on October 22, 2008 and incorporated herein by this reference.
(13)	Filed as like-numbered exhibits to registrant’s Form 10-QSB filed with the SEC on April 10, 2008 and incorporated herein by this reference.
(14)	Filed as like-numbered exhibits to registrant’s Form 10-QSB filed with the SEC on July 14, 2008 and incorporated herein by this reference.
(15)	Filed as like-numbered exhibits to registrant’s Form 10-KSB file with the SEC on December 12, 2008 and incorporated herein by this reference.
(16)	Filed as like-numbered exhibits to registrant’s Form 10-Q filed with the SEC on April 14, 2009 and incorporated herein by this reference.
(17)	Filed as like-numbered exhibits to registrant’s Current Report on Form 8-K filed with the SEC on May 13, 2009 and incorporated herein by this reference.
(18)	Filed as like-numbered exhibit to registrant’s Current Report on Form 8-K filed with the SEC on May 22, 2009 and incorporated herein by this reference.
(19)	Filed as like-numbered exhibits to registrant’s Current Report on Form 8-K filed with the SEC on June 1, 2009 and incorporated herein by this reference.
(20)	Filed as like-numbered exhibits to registrant’s Current Report on form 8-K filed with the SEC on June 16, 2009 and incorporated herein by this reference.
(21)	Filed as like-numbered exhibit to registrant’s Current Report on Form 8-K filed with the SEC on August 13, 2009 and incorporated herein by this reference.
(22)	Filed as like-numbered exhibits to registrant’s Current Report on Form 8-K filed with the SEC on August 28, 2009 and incorporated herein by this reference.
(23)	Filed as like-numbered exhibits to registrant’s Current Report on Form 8-K filed with the SEC on September 17, 2009 and incorporated herein by this reference.
(24)	Filed as Exhibit 10.44 to registrant’s Form 10-Q filed with the SEC on July 14, 2009 and incorporated herein by this reference.

(25)	Filed as Exhibit 10.45 to registrant’s Current Report on Form 8-K filed with the SEC on July 13, 2009 and incorporated herein by this reference.
(26)	Filed as like-numbered exhibits to registrant’s Form 10-K filed with the SEC on November 30, 2009 and incorporated herein by this reference.
(27)	Filed as like-numbered exhibits to registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2010 and incorporated herein by this reference.
(28)	Filed as Exhibit 3.01 to registrant’s Current Report on form 8-K filed with the SEC on July 2, 2010 and incorporated herein by this reference.
(29)	Filed as like-numbered exhibits to registrant’s Form 10-Q filed with the SEC on April 19, 2010 and incorporated herein by this reference.
(30)	Filed as like-numbered exhibits to registrant’s Form 10-Q filed with the SEC on July 20, 2010 and incorporated herein by this reference.
(31)	Filed as like-numbered exhibits to registrant’s Form 10-K filed with the SEC on December 14, 2010 and incorporated herein by this reference.
(32)	Filed as like-numbered exhibits to registrant’s Form 10-Q filed with the SEC on January 14, 2011 and incorporated herein by this reference.
(33)	Filed as like-numbered exhibits to registrant’s Form 10-Q filed with the SEC on April 14, 2011 and incorporated herein by this reference.
(34)	Filed as like-numbered exhibits to registrant’s Current Report on Form 8-K filed with the SEC on June 27, 2011 and incorporated herein by this reference.
(35)	Filed as Exhibit 11.01 to registrant’s Current Report on Form 8-K filed with the SEC on July 6, 2011 and incorporated herein by this reference.
(36)	Filed as like-numbered exhibits to registrant’s Form 10-Q filed with the SEC on July 13, 2011 and incorporated herein by this reference.
(37)	Filed as Exhibit 11.00 to registrant’s Current Report on Form 8-K filed with the SEC on July 6, 2011 and incorporated herein by this reference.
(38)	Filed as Exhibit 11.02 to registrant’s Current Report on Form 8-K filed with the SEC on July 6, 2011 and incorporated herein by this reference.
(39)	Filed as Exhibit 11.03 to registrant’s Form 10-Q filed with the SEC on July 13, 2011 and incorporated herein by this reference.
(40)	Filed as Exhibit 11.04 to registrant’s Form 10-Q filed with the SEC on July 13, 2011 and incorporated herein by this reference.
(41)	Filed as Exhibit 11.05 to registrant’s Form 10-Q filed with the SEC on July 13, 2011 and incorporated herein by this reference.
*	Exhibit numbers follow the numbering pattern for exhibits set forth in Item 601 of Regulation S-K.
**	Indicates a management contract or compensatory arrangement.

(b)	The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17.         Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California, on August 26, 2011.

LOCATION BASED TECHNOLOGIES, INC.
By	/s/ David M. Morse
David M. Morse Co-President and Chief Executive Officer (principal executive officer)

By	/s/ Desiree Mejia
Desiree Mejia Chief Operating Officer (principal financial and accounting officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Location Based Technologies, Inc., hereby severally constitute and appoint David M. Morse and Desiree Mejia, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David M. Morse	Co-President and Chief Executive Officer	August 26, 2011
David M. Morse	and Director (principal executive officer)

/s/ Joseph F. Scalisi	Co-President and Director	August 26, 2011
Joseph F. Scalisi

/s/ Desiree Mejia	Chief Operating Officer and Director
Desiree Mejia	(principal financial and accounting officer)	August 26, 2011

EXHIBIT INDEX

EXHIBIT NO.*	DOCUMENT DESCRIPTION
3.1	Articles of Incorporation of Springbank Resources, Inc. (now known as Location Based Technologies, Inc.). (1)
3.1A	Amended Articles of Incorporation, dated October 20, 2008. (15)
3.2	Amended and Restated By-Laws of Location Based Technologies, Inc.
4.1	Form of Warrant issued to placement agents. (2)
5.1	Legal opinion of Locke Lord Bissell & Liddell LLP.
10.1	Executive Employment Agreement between the Company and David Morse, dated October 11, 2007. (3) **
10.2	Executive Employment Agreement between the Company and Joseph Scalisi, dated October 11, 2007. (3) **
10.3	Executive Employment Agreement between the Company and Desiree Mejia, dated October 11, 2007. (3) **
10.4	Stock Option Award Agreement between Location Based Technologies, Corp. and David Morse, dated August 30, 2007 (obligation assumed by the Company). (3) **
10.5	Stock Option Award Agreement between Location Based Technologies, Corp. and Joseph Scalisi, dated August 30, 2007 (obligation assumed by the Company). (3) **
10.6	Stock Option Award Agreement between Location Based Technologies, Corp. and Desiree Mejia, dated August 30, 2007 (obligation assumed by the Company). (3) **
10.7	Series A Warrant Agreement between the Company and Northstar Investments, Inc., dated August 15, 2007. (3)
10.8	Series B Warrant Agreement between the Company and Northstar Investments, Inc., dated August 15, 2007. (3)
10.9	Finder’s Fee Agreement between PocketFinder, LLC and Northstar Investments, Inc., dated March 9, 2007 (obligation assumed by the Company). (3)
10.10	Consulting Agreement between PocketFinder, LLC and Northstar Investments, Inc., dated July 16, 2007 (obligation assumed by the Company). (3)
10.11	2007 Stock Incentive Plan of Location Based Technologies, Corp., adopted September 10, 2007 (obligation assumed by the Company). (3) **
10.12	Product Design Agreement between Location Based Technologies, Corp. and Aero Technology UK, Ltd., dated May 1, 2007 (obligation assumed by the Company). (3)
10.13	PocketFinder Branding and Website – Control Agreement between PocketFinder, LLC and Coregenic LLC, dated September 20, 2006 (obligation assumed by the Company). (3)
10.14	Coregenic Professional Services Contract between PocketFinder, LLC and Coregenic LLC, dated September 27, 2006 (obligation assumed by the Company). (3)
10.15	Consulting Agreement between Location Based Technologies, Corp. and Michael Beydler, dated October 3, 2006 (obligation assumed by the Company). (3)
10.16	Consulting Agreement between Location Based Technologies, Corp. and Roger Anderson, dated July 10, 2006 (obligation assumed by the Company). (3)
10.17	Loan Promissory Note in the amount of $900,000 with PocketFinder, Inc. as maker and David Morse as payee, dated November 28, 2005 (obligation assumed by the Company). (3)
10.18	M2M Telecommunications Services Agreement (portions of Attachment D to this agreement have been omitted pursuant to a request for confidential treatment which has been approved by the Commission). (4)
10.19	Consulting Agreement between the Company and Brooks Secrest, dated December 10, 2007. (13)
10.20	Consulting and Sales Representative Agreement between the Company and WhizBiz, LLC, dated January 2, 2008. (13)
10.21	Reserved.
10.22	Framework Agreement between the Company and NXP Software, B.V. (“NXP”), dated February 27, 2008. (6)
10.23	Technology License and Distribution Agreement between the Company and NXP, dated February 27, 2008. (7)
10.24	Platform Development Agreement between the Company and NXP, dated February 27, 2008. (8)

EXHIBIT NO.*	DOCUMENT DESCRIPTION
10.25	Assistance Services Agreement between the Company and NXP, dated February 27, 2008. (9)
10.26	Call Center Services Contract between the Company and 24/7 INtouch, dated September 25, 2007. (14)
10.27	Manufacturing Services Agreement between Company and Jabil Circuit, Inc., dated May 30, 2008. (14)
10.28	Business Development Consulting Agreement between the Company and The Scigliano Group, dated March 1, 2008. (14)
10.29	Consulting Services Agreement between the Company and Richard Mejia, Jr., dated August 15, 2008. (15)
10.30	Reserved.
10.31	Consulting Services Agreement between the Company and Michael Dautermann, dated October 16, 2008. (15)
10.32	Reserved.
10.33	Loan Promissory Note Agreement for $625,000 between the Company and Gemini Master Fund, Ltd., dated November 18, 2008. (16)
10.34	Loan Promissory Note Agreement for $300,000 between the Company and Steve Finley, dated December 24, 2008. (16)
10.35	Reserved.
10.36	Professional Services Agreement between the Company and LoadRack, LLC, dated January 28, 2009. (16)
10.37	Loan Extension Agreement between the Company and Gemini Master Fund, Ltd. dated January 30, 2009. (16)
10.38	Endorsement Agreement between the Company and John Riegger, dated February 12, 2009. (16)
10.39	Senior Secured Promissory Note Agreement for $100,000 between the Company and Gemini Master Fund, Ltd., dated May 7, 2009. (17)
10.40	Loan Extension Agreement between the Company and Gemini Master Fund, Ltd., dated May 7, 2009. (17)
10.41	Stock Purchase Agreement between the Company and Aaron Taylor, dated May 15, 2009. (18)
10.42	Stock Purchase Agreement between the Company and ORI Services Corp., dated May 27, 2009. (19)
10.43	Promissory Note Agreement for $100,000 between the Company and Netgain Financial, Inc., dated May 27, 2009. (19)
10.44	Stock Purchase Agreement between the Company and Michael Flanagan, dated June 5, 2009. (20)
10.45	Settlement Agreement and Release between the Company and the Redwood Parties. (20)
10.46	Senior Convertible Promissory Note Agreement for $250,000 between the Company and David Nagelberg, dated July 24, 2009. (21)
10.47	Stock Purchase Agreement between the Company and Affinitas Corporation, dated July 31, 2009. (21)
10.48	Extension Agreement between the Company and Gemini Master Fund, Ltd., dated August 20, 2009. (22)
10.49	Stock Purchase Agreement between the Company and David M. Morse, Jr., dated September 14, 2009. (23)
10.50	Stock Purchase Agreement between the Company and Robin Babcock, dated September 15, 2009. (23)
10.51	Consulting Agreement between the Company and Tina Florance, CPA, dated May 1, 2009. (24)
10.52	Promissory Note Agreement for $300,000 between the Company and Alder Capital Partners I, L.P., dated July 6, 2009. (25)
10.53	Executive Employment Agreement between the Company and Rod Egdorf, dated July 3, 2009. (26) **
10.54	Assistance Services Agreement between the Company and u-blox America, Inc., dated July 7, 2009. (26)
10.55	Reserved.
10.56	Stock Purchase Agreement between the Company and Allen Simon, dated November 2, 2009. (26)
10.57	Master Services Agreement between the Company and Affinitas Corporation, dated November 30, 2009. (29)

EXHIBIT NO.*	DOCUMENT DESCRIPTION
10.58	Support Services Agreement between the Company and Spectrum Design Solutions, Inc., dated December 15, 2009. (29)
10.59	Statement of Work and Terms and Conditions for Time and Materials Project between the Company and Spectrum Design Solutions, Inc., dated January 15, 2010. (29)
10.60	Consulting Agreement between the Company and Vistal Capital Corp., dated February 1, 2010. (29)
10.61	Amended and Restated Convertible Promissory Note Agreement between the Company and Alder Capital Partners I, L.P., dated March 19, 2010. (27)
10.62	Extension Agreement between the Company and Steve Finley, dated March 24, 2010. (30)
10.63	Consulting Services Agreement between the Company and Netgain Financial, Inc., dated April 29, 2010. (30)
10.64	Promissory Note Agreement between the Company and Rotary Partners LLC, dated May 19, 2010. (30)
10.65	Promissory Note Agreement between the Company and Joseph Gallagi, dated June 2, 2010. (30)
10.66	Consulting and Representative Services Agreement between the Company and SimCar Holdings, Inc., dated June 4, 2010. (30)
10.67	Consulting and Representative Services Agreement between the Company and Kay Strategies, Inc., dated June 14, 2010. (30)
10.68	Promissory Note Agreement between the Company and Jeffrey Motske, dated June 14, 2010. (30)
10.69	Financial Advisory Agreement between the Company and ALTA Investments, LLC, dated June 15, 2010. (30)
10.70	Patent Sale Agreement between the Company and Netgain Financial, Inc., dated June 28, 2010. (30)
10.71	Promissory Note Agreement between the Company and Robert Freedman, dated July 2, 2010. (30)
10.72	Promissory Note Agreement between the Company and Michael Glazer, dated July 21, 2010. (31)
10.73	Promissory Note Agreement between the Company and David Caspers, dated August 27, 2010. (31)
10.74	Promissory Note Agreement between the Company and Jorge Pavez, dated November 2, 2010. (31).
10.75	Promissory Note Agreement between the Company and Robert Wheat, dated November 5, 2010. (31)
10.76	Promissory Note Agreement between the Company and David Caspers, dated November 8, 2010. (31)
10.77	Promissory Note Agreement between the Company and Greggory Haugen, dated November 11, 2010. (32)
10.78	Promissory Note Agreement between the Company and Greggory Haugen, dated November 16, 2010. (32)
10.79	Promissory Note Agreement between the Company and Greggory Haugen dated December 1, 2010. (32)
10.80	Financing Agreement between the Company and Greggory Haugen, dated December 1, 2010. (32)
10.81	Loan and Security Agreement between the Company and Silicon Valley Bank, dated January 5, 2011. (32)
10.82	Consulting Agreement between the Company and Vision Advisors, dated February 1, 2011. (33)
10.83	Extension Agreement between the Company and Robert Wheat, dated February 5, 2011. (33)
10.84	Promissory Note Agreement between the Company and Adam Marcotte, dated February 10, 2011. (33)
10.85	Extension Agreement between the Company and Greggory Haugen, dated February 17, 2011. (33)
10.86	Promissory Note Agreement between the Company and Rolf Haugen, dated February 18, 2011. (33)
10.87	Promissory Note Agreement between the Company and Richard Chenitz, dated February 28, 2011. (33)
10.88	Extension Agreement between the Company and Jeffrey Motske, dated March 1, 2011. (33)
10.89	Promissory Note Agreement between the Company and Darrel Hanna, dated March 2, 2011. (33)

EXHIBIT NO.*	DOCUMENT DESCRIPTION
10.90	Extension Agreement between the Company and Rotary Partners LLC, dated March 1, 2011. (33)
10.91	Promissory Note Agreement between the Company and Wes Schiffler, dated March 4, 2011. (33)
10.92	Extension Agreement between the Company and Michael Glazer, dated March 19, 2011. (33)
10.93	Promissory Note Agreement between the Company and Greggory Haugen, dated March 24, 2011. (33)
10.94	Promissory Note Agreement between the Company and Jeff Leu, dated March 24, 2011. (33)
10.95	Promissory Note Agreement between the Company and Jeff Leu, dated April 18, 2011. (36)
10.96	Lease Agreement between the Company and The Irvine Company, dated May 11, 2011. (34)
10.97	Promissory Note Agreement between the Company and Greggory Haugen, dated May 26, 2011. (36)
10.98	Promissory Note Agreement between the Company and Jeff Leu, dated June 2, 2011. (36)
10.99	Promissory Note Agreement between the Company and Greggory Haugen, dated June 6, 2011. (36)
10.99a	Promissory Note Agreement between the Company and Ronny Rusli, dated June 28, 2011. (37)
10.99b	Commercial Agreement between the Company and Radiomovil DIPSA, S.A. de C.V. Telcel, dated June 28, 2011 (Spanish). (35)
10.99c	Commercial Agreement between the Company and Radiomovil DIPSA, S.A. de C.V. Telcel, dated June 28, 2011 (English Translation). (38)
10.99d	Consulting & Representative Services Agreement between the Company and I S Consulting, Inc., dated July 1, 2011. (39)
10.99e	Consulting & Representative Service Agreement between the Company and IntroSell Network LLC, dated July 1, 2011. (40)
10.99f	Promissory Note Agreement between the Company and Jeff Parker, dated July 12, 2011. (41)
10.99g	Common Stock Purchase Agreement, dated as of July 21, 2011, by and between the Company and the investors signatory thereto. (11)
10.99h	Form of Warrant Agreement.
10.99i	Form of Warrant Agreement between the Company and Silicon Valley Bank.
10.99j	First Amendment to Loan and Security Agreement dated August 24, 2011 between the Company and Silicon Valley Bank.
10.99k	First Amendment to Warrant to Purchase Stock dated August 24, 2011 by the Company in favor of SVB Financial Group.
21.1	Subsidiary of the Registrant
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

(1)	Filed as Exhibit 3.(I) to registrant’s registration statement on Form SB-2 filed with the SEC December 15, 2006 (Commission File No. 333-139395) and incorporated herein by this reference.
(2)	Filed as like-numbered exhibit to the registrant’s Current Report on Form 8-K filed with the SEC on July 28, 2011 and incorporated herein by this reference.
(3)	Filed as like-numbered exhibits to the registrant’s Current Report on Form 8-K filed with the SEC on October 12, 2007 (the “October 12, 2007 8-K”) and incorporated herein by this reference.
(4)	Filed as Exhibit 99.1 to registrant’s Current Report on Form 8-K file with the SEC on December 5, 2007 and incorporated herein by this reference.
(5)	Filed as Exhibit 99.4 to the October 12, 2007 8-K and incorporated herein by this reference.
(6)	Filed as Exhibit 10.1 to registrant’s Current Report on Form 8-K filed with the SEC on February 29, 2008 (“February 29, 2008 8-K”) and incorporated herein by this reference.
(7)	Filed as Exhibit 10.2 to registrant’s February 29, 2008 8-K and incorporated herein by this reference.
(8)	Filed as Exhibit 10.3 to registrant’s February 29, 2008 8-K and incorporated herein by this reference.
(9)	Filed as Exhibit 10.4 to registrant’s February 29, 2008 8-K and incorporated herein by this reference.

(10)	Filed as Exhibit 99.1 to registrant’s Current Report on Form 8-K filed with the SEC on June 4, 2008 and incorporated herein by this reference.
(11)	Filed as Exhibit 10.1 to registrant’s Current Report on Form 8-K filed with the SEC on July 28, 2011 and incorporated herein by this reference.
(12)	Filed as Exhibit 3.01 to registrant’s Current Report on Form 8-K filed with the SEC on October 22, 2008 and incorporated herein by this reference.
(13)	Filed as like-numbered exhibits to registrant’s Form 10-QSB filed with the SEC on April 10, 2008 and incorporated herein by this reference.
(14)	Filed as like-numbered exhibits to registrant’s Form 10-QSB filed with the SEC on July 14, 2008 and incorporated herein by this reference.
(15)	Filed as like-numbered exhibits to registrant’s Form 10-KSB file with the SEC on December 12, 2008 and incorporated herein by this reference.
(16)	Filed as like-numbered exhibits to registrant’s Form 10-Q filed with the SEC on April 14, 2009 and incorporated herein by this reference.
(17)	Filed as like-numbered exhibits to registrant’s Current Report on Form 8-K filed with the SEC on May 13, 2009 and incorporated herein by this reference.
(18)	Filed as like-numbered exhibit to registrant’s Current Report on Form 8-K filed with the SEC on May 22, 2009 and incorporated herein by this reference.
(19)	Filed as like-numbered exhibits to registrant’s Current Report on Form 8-K filed with the SEC on June 1, 2009 and incorporated herein by this reference.
(20)	Filed as like-numbered exhibits to registrant’s Current Report on form 8-K filed with the SEC on June 16, 2009 and incorporated herein by this reference.
(21)	Filed as like-numbered exhibit to registrant’s Current Report on Form 8-K filed with the SEC on August 13, 2009 and incorporated herein by this reference.
(22)	Filed as like-numbered exhibits to registrant’s Current Report on Form 8-K filed with the SEC on August 28, 2009 and incorporated herein by this reference.
(23)	Filed as like-numbered exhibits to registrant’s Current Report on Form 8-K filed with the SEC on September 17, 2009 and incorporated herein by this reference.
(24)	Filed as Exhibit 10.44 to registrant’s Form 10-Q filed with the SEC on July 14, 2009 and incorporated herein by this reference.
(25)	Filed as Exhibit 10.45 to registrant’s Current Report on Form 8-K filed with the SEC on July 13, 2009 and incorporated herein by this reference.
(26)	Filed as like-numbered exhibits to registrant’s Form 10-K filed with the SEC on November 30, 2009 and incorporated herein by this reference.
(27)	Filed as like-numbered exhibits to registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2010 and incorporated herein by this reference.
(28)	Filed as Exhibit 3.01 to registrant’s Current Report on form 8-K filed with the SEC on July 2, 2010 and incorporated herein by this reference.
(29)	Filed as like-numbered exhibits to registrant’s Form 10-Q filed with the SEC on April 19, 2010 and incorporated herein by this reference.
(30)	Filed as like-numbered exhibits to registrant’s Form 10-Q filed with the SEC on July 20, 2010 and incorporated herein by this reference.
(31)	Filed as like-numbered exhibits to registrant’s Form 10-K filed with the SEC on December 14, 2010 and incorporated herein by this reference.
(32)	Filed as like-numbered exhibits to registrant’s Form 10-Q filed with the SEC on January 14, 2011 and incorporated herein by this reference.
(33)	Filed as like-numbered exhibits to registrant’s Form 10-Q filed with the SEC on April 14, 2011 and incorporated herein by this reference.
(34)	Filed as like-numbered exhibits to registrant’s Current Report on Form 8-K filed with the SEC on June 27, 2011 and incorporated herein by this reference.
(35)	Filed as Exhibit 11.01 to registrant’s Current Report on Form 8-K filed with the SEC on July 6, 2011 and incorporated herein by this reference.
(36)	Filed as like-numbered exhibits to registrant’s Form 10-Q filed with the SEC on July 13, 2011 and incorporated herein by this reference.
(37)	Filed as Exhibit 11.00 to registrant’s Current Report on Form 8-K filed with the SEC on July 6, 2011 and incorporated herein by this reference.

(38)	Filed as Exhibit 11.02 to registrant’s Current Report on Form 8-K filed with the SEC on July 6, 2011 and incorporated herein by this reference.
(39)	Filed as Exhibit 11.03 to registrant’s Form 10-Q filed with the SEC on July 13, 2011 and incorporated herein by this reference.
(40)	Filed as Exhibit 11.04 to registrant’s Form 10-Q filed with the SEC on July 13, 2011 and incorporated herein by this reference.
(41)	Filed as Exhibit 11.05 to registrant’s Form 10-Q filed with the SEC on July 13, 2011 and incorporated herein by this reference.
*	Exhibit numbers follow the numbering pattern for exhibits set forth in Item 601 of Regulation S-K.
**	Indicates a management contract or compensatory arrangement.